UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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The Goodyear Tire & Rubber Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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Notice of
2008 Annual Meeting of Shareholders
and
Proxy Statement

The Goodyear Tire & Rubber Company

1144 East Market Street
Akron, Ohio 44316-0001

DATE:	April 8, 2008

TIME:	9:00 a.m., Akron Time
PLACE:	Offices of the Company Goodyear Theater 1201 East Market Street Akron, Ohio

YOUR VOTE IS IMPORTANT

Please vote. Most shareholders may vote by Internet or telephone as well as by mail.
Please refer to your proxy card or page 56 of the Proxy Statement for information on how to vote by
Internet or telephone. If you choose to vote by mail, please complete, date and sign your proxy card and promptly return it in the enclosed envelope.

ROBERT J. KEEGAN
CHAIRMAN OF THE BOARD,
CHIEF EXECUTIVE OFFICER
AND PRESIDENT

March 6, 2008

Dear Shareholders:

You are cordially invited to attend Goodyear’s 2008 Annual Meeting of Shareholders, which will be held at the Goodyear Theater, 1201 East Market Street, Akron, Ohio, at 9:00 a.m., Akron Time, on Tuesday, April 8, 2008. During the meeting, we will discuss each item of business described in the Notice of Annual Meeting of Shareholders and Proxy Statement, and give a report on matters of current interest to our shareholders.

This booklet includes the Notice of Annual Meeting as well as the Proxy Statement, which provides information about Goodyear and describes the business we will conduct at the meeting.

We hope you will be able to attend the meeting.  Whether or not you plan to attend, it is important that you vote via the Internet, by telephone or by completing, dating, signing and promptly returning your proxy card. This will ensure that your shares will be represented at the meeting. If you attend and decide to vote in person, you may revoke your proxy. Remember, your vote is important!

Sincerely,

Robert J. Keegan
Chairman of the Board,
Chief Executive Officer
and President

THE GOODYEAR TIRE & RUBBER COMPANY

NOTICE OF THE

2008 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 8, 2008

To the Shareholders:

The 2008 Annual Meeting of Shareholders of The Goodyear Tire & Rubber Company, an Ohio corporation, will be held at the Goodyear Theater (in Goodyear’s Principal Office Complex), 1201 East Market Street, Akron, Ohio, on Tuesday, April 8, 2008 at 9:00 a.m., Akron Time, for the following purposes:

1.	To elect eleven members of the Board of Directors to serve one-year terms expiring at the 2009 Annual Meeting of Shareholders (Proxy Item 1);

2.	To consider and vote upon a proposal to approve the adoption of the Goodyear 2008 Performance Plan (Proxy Item 2);

3.	To consider and vote upon a proposal to approve the adoption of the Goodyear Management Incentive Plan (Proxy Item 3);

4.	To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Goodyear for 2008 (Proxy Item 4); and

5.	To act upon such other matters and to transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors fixed the close of business on February 15, 2008 as the record date for determining shareholders entitled to notice of, and to vote at, the 2008 Annual Meeting. Only holders of record of Goodyear Common Stock at the close of business on February 15, 2008 will be entitled to vote at the 2008 Annual Meeting and adjournments, if any, thereof.

March 6, 2008
By order of the Board of Directors:

C. Thomas Harvie, Secretary

Please complete, date and sign your Proxy and return it promptly in the enclosed envelope, or vote via the Internet or by telephone.

I

PROXY STATEMENT

The Goodyear Tire & Rubber Company

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Goodyear Tire & Rubber Company, an Ohio corporation (“Goodyear,” “Company,” “we,” “our” or “us”), to be voted at the annual meeting of shareholders to be held April 8, 2008 (the “Annual Meeting”), and at any adjournments thereof, for the purposes set forth in the accompanying notice.

Goodyear’s executive offices are located at 1144 East Market Street, Akron, Ohio 44316-0001. Our telephone number is 330-796-2121.

Our Annual Report to Shareholders for the year ended December 31, 2007 is enclosed with this Proxy Statement. The Annual Report is not considered part of the proxy solicitation materials. The approximate date on which this Proxy Statement and the related materials are first being sent to shareholders is March 7, 2008.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on April 8, 2008:

The Proxy Statement, Proxy Card and Annual Report to Shareholders for the year ended December 31, 2007 are available at www.proxyvote.com.

Shares Voting.  Holders of shares of the Common Stock, without par value, of Goodyear (the “Common Stock”) at the close of business on February 15, 2008 (the “record date”) are entitled to notice of, and to vote the shares of Common Stock they hold on the record date at, the Annual Meeting. As of the close of business on the record date, there were 240,218,355 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

Quorum.  In order for any business to be conducted, holders of at least a majority of shares entitled to vote must be represented at the meeting, either in person or by proxy.

Adjourned Meeting.  The holders of a majority of shares represented at the meeting, whether or not a quorum is present, may adjourn the meeting. If the time and place of the adjourned meeting is announced at the time adjournment is taken, no other notice need be given.

Vote Required.  The affirmative vote of at least a majority of the shares of Common Stock outstanding on the record date is required for any management or shareholder proposal to be adopted at the Annual Meeting. In the election of directors, the eleven candidates receiving the most votes will be elected, subject to Goodyear’s Majority Election of Directors Policy. For a description of that policy, see “Majority Election of Directors Policy” below.

Abstentions and “broker non-votes,” which occur when your broker does not have discretionary voting authority on a matter and you do not provide voting instructions, have the same effect as votes against any proposal voted upon by shareholders and have no effect on the election of directors.

Cumulative Voting for Directors.  In the voting for directors, you have the right to vote cumulatively for the candidates nominated. In voting cumulatively for directors, you may (a) give one candidate the number of votes equal to eleven times the number of shares of Common Stock you are entitled to vote, or (b) distribute your votes among the eleven candidates as desired.

Majority Election of Directors Policy.  In accordance with Goodyear’s Corporate Governance Guidelines, if a director nominee receives, in any uncontested election of directors for which cumulative voting is not in effect, a greater number of votes “withheld” from his or her election than votes “for” such election, he or she will promptly offer his or her resignation as a director to the Board of Directors. Within 90 days, the Board will decide, after taking into account the recommendation of the Governance Committee (in each case excluding the nominee(s) in question), whether to accept the resignation. The Governance Committee and the Board may consider any relevant factors in deciding whether to accept a director’s resignation. The Board’s explanation of its decision shall be promptly disclosed in a filing with the Securities and Exchange Commission.

Voting of Proxy.  Messrs. W. Mark Schmitz, C. Thomas Harvie and Bertram Bell, have been designated as proxies to vote (or withhold from voting) shares of Common Stock in accordance with your instructions. You may give your instructions using the accompanying proxy card, via the Internet or by telephone.

Your shares will be voted for the eleven nominees identified at pages 6 through 8, unless your instructions are to withhold your vote from any one or more of the nominees or to vote cumulatively for one or more of the nominees for election. The proxies may cumulatively vote your shares if they consider it appropriate, except to the extent you expressly withhold authority to cumulate votes as to a nominee.

Your Board of Directors anticipates that all of the nominees named will be available for election. In the event an unexpected vacancy occurs, your proxy may be voted for the election of a new nominee designated by the Board of Directors.

Proxies received and not revoked prior to the Annual Meeting will be voted in favor of the proposals of the Board of Directors to approve the adoption of the Goodyear 2008 Performance Plan (Proxy Item 2) and the Goodyear Management Incentive Plan (Proxy Item 3), and to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Goodyear for 2008 (Proxy Item 4), unless your instructions are otherwise.

Voting Shares Held in Street Name.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares. If you do not return the voting instruction card, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as the election of directors (Proxy Item 1) and the ratification of the selection of accounting firm (Proxy Item 4), but do not have discretion to vote on non-routine matters, such as the approval of the 2008 Performance Plan (Proxy Item 2) and the Management Incentive Plan (Proxy Item 3). If you do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority (resulting in a broker non-vote). Broker non-votes will have no effect on the election of directors, but will have the same effect as a vote against the other proposals.

Confidentiality.  Your vote will be confidential except (a) as may be required by law, (b) as may be necessary for Goodyear to assert or defend claims, (c) in the case of a contested election of director(s), or (d) at your express request.

Revocability of Proxy.  You may revoke or revise your proxy (whether given by mail, via the Internet or by telephone) by the delivery of a later proxy or by giving notice to Goodyear in writing or in open meeting. Your proxy revocation or revision will not affect any vote previously taken. If you hold your shares in “street name” please refer to the information forwarded by your broker, bank or nominee who is considered the shareholder of record for procedures on revoking or changing your proxy.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Goodyear is committed to having sound corporate governance principles. Having such principles is essential to running Goodyear’s business efficiently and to maintaining Goodyear’s integrity in the marketplace. Goodyear’s Corporate Governance Guidelines, Business Conduct Manual, Board of Directors and Executive Officers Conflict of Interest Policy and charters for each of the Audit, Compensation, Corporate Responsibility and Compliance, Finance, and Governance Committees are available at http://www.goodyear.com/investor/investor_governance.html. Please note, however, that information contained on the website is not incorporated by reference in this Proxy Statement or considered to be a part of this document. A copy of the committee charters and corporate governance policies may also be obtained upon request to the Goodyear Investor Relations Department.

Board Independence

The Board has determined that eleven of the current directors (and nine of the nominees) are independent within the meaning of Goodyear’s independence standards, which are based on the criteria established by the New York Stock Exchange and are included as Annex I to Goodyear’s Corporate Governance Guidelines. Mr. Keegan, the Chairman of the Board and Chief Executive Officer, is not considered independent. In addition, in light of his ongoing relationship with the United Steelworkers (the “USW”), Mr. Wessel is not considered independent. Further, the Board expects that Mr. Wessel will recuse himself from discussions and deliberations regarding Goodyear’s relationship with the USW. The Board also determined that the nature and size of the ordinary course commercial relationships between Goodyear and Delphi Corporation and Xerox Corporation did not implicate the independence of Messrs. O’Neal and Firestone, respectively.

Board Structure and Committee Composition

As of the date of this Proxy Statement, Goodyear’s Board has 13 directors, each elected annually, and the following five committees: (1) Audit, (2) Compensation, (3) Corporate Responsibility and Compliance, (4) Finance, and (5) Governance. The current membership and the function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. During 2007, the Board held eight meetings. Each director attended at least 75% of all Board and applicable Committee meetings. Directors are expected to attend annual meetings of Goodyear’s shareholders. All of the directors attended the last annual meeting of shareholders. As described on Goodyear’s website at http://www.goodyear.com/investor/investor_contact_brd.html, shareholders may communicate with the Board or any of the directors (including the Lead Director or the Non-Management Directors as a group) by sending correspondence to the Office of the Secretary, The Goodyear Tire & Rubber Company, 1144 East Market Street, Akron, Ohio 44316-0001. All communications will be compiled by the Secretary and submitted to the Board or the individual directors on a periodic basis.

Corporate
Responsibility
and
Name of Director	Audit		Compensation		Compliance		Finance		Governance

Non-Management Directors
James C. Boland	X	*					X
John G. Breen	X		X
James A. Firestone(1)	X						X
William J. Hudson, Jr.			X				X
W. Alan McCollough(2)	X								X
Steven A. Minter					X	*			X
Denise M. Morrison			X						X
Rodney O’Neal							X		X	*
Shirley D. Peterson	X								X
G. Craig Sullivan			X	*	X
Thomas H. Weidemeyer					X		X	*
Michael R. Wessel					X
Management Director
Robert J. Keegan(3)
Number of Meetings in Fiscal 2007	5		6		3		5		7

X = Committee member; * = Chair (1) Mr. Firestone has been a director since December 3, 2007. (2) Mr. McCollough has been a director since April 10, 2007. (3) Mr. Keegan does not serve on any Board committees, although he participates in many committee meetings as Chairman of the Board.

Audit Committee

The Audit Committee assists the Board in fulfilling its responsibilities for oversight of the integrity of Goodyear’s financial statements, Goodyear’s compliance with legal and regulatory requirements related to financial reporting, the independent accountants’ qualifications and independence, and the performance of Goodyear’s internal auditors and independent accountants. Among other things, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews the Audit Committee charter and the Committee’s performance; appoints, evaluates and determines the compensation of Goodyear’s independent accountants; reviews and approves the scope of the annual audit plan; reviews and pre-approves all auditing services and permitted non-audit services (and related fees) to be performed by the independent accountants; oversees investigations into complaints concerning financial matters; and reviews policies and guidelines with respect to risk assessment and risk management, including Goodyear’s major financial risk exposures. The Audit Committee works closely with management as well as Goodyear’s independent accountants. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from Goodyear for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. The Board has determined that each member of the Audit Committee is independent within the meaning of Goodyear’s independence standards and applicable Securities and Exchange Commission rules and regulations, and each of Messrs. Boland, Breen and McCollough is an audit committee financial expert. The report of the Audit Committee is on page 55 of this Proxy Statement.

Compensation Committee

The Board of Directors has delegated to the Compensation Committee primary responsibility for establishing and administering Goodyear’s compensation programs for executive officers and other key personnel. The Compensation Committee is composed entirely of independent directors. The Compensation Committee oversees Goodyear’s compensation and benefit plans and policies, administers its stock plans (including reviewing and recommending equity grants to executive officers and other key personnel), and reviews and approves annually all compensation decisions relating to executive officers, including the CEO. The Compensation Committee also prepares a report on executive compensation for inclusion in the annual proxy statement and reviews and discusses the Compensation Discussion and Analysis with management and recommends its inclusion in the annual proxy statement. The report of the Compensation Committee is on page 33 of this Proxy Statement.

In performing its duties, the Compensation Committee meets periodically with the CEO to review compensation policies and specific levels of compensation paid to executive officers and other key personnel, and reports and makes recommendations to the Board regarding executive compensation policies and programs. The Compensation Committee informs the non-management directors of the Board of its decisions regarding compensation for the CEO and other elected officers. Under its charter, the Compensation Committee may delegate its authority to one or more of its members as appropriate.

The Compensation Committee has the authority to retain and terminate outside advisors, including compensation consultants, to assist it in evaluating actual and proposed compensation for executive officers. The Compensation Committee also has the authority to approve any such consultant’s fees and the other terms of such retention. From time to time, the Compensation Committee solicits advice from outside compensation consultants on executive compensation matters relating to the CEO and other executive officers. This advice has consisted primarily of assistance with benchmarking compensation for senior executives and directors, and advice on current and evolving market practices for specific components of compensation, such as severance and change in control protection policies, incentive awards, perquisites and supplemental pension programs.

Committee on Corporate Responsibility and Compliance

The Committee on Corporate Responsibility and Compliance reviews Goodyear’s legal compliance programs as well as its business conduct policies and practices and its policies and practices regarding its relationships with shareholders, employees, customers, governmental agencies and the general public. The Committee may also recommend appropriate new policies to the Board of Directors.

Finance Committee

The Finance Committee consults with management and makes recommendations to the Board of Directors regarding Goodyear’s capital structure, dividend policy, tax strategies, compliance with terms in financing arrangements, risk management strategies, banking arrangements and lines of credit, and pension plan funding. The Finance Committee also reviews and consults with management regarding policies with respect to interest rate and foreign exchange risk, liquidity management, counterparty risk, derivative usage, credit ratings, and investor relations activities.

Governance Committee

The Governance Committee identifies, evaluates and recommends to the Board of Directors candidates for election to the Board of Directors. The Committee also develops and recommends appropriate corporate governance guidelines, recommends policies and standards for evaluating the overall effectiveness of the Board of Directors in the governance of Goodyear and undertakes such other activities as may be delegated to it from time to time by the Board of Directors. The Board has determined that each member of the Governance Committee is independent.

Consideration of Director Nominees

The policy of the Governance Committee is to consider properly submitted shareholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Director.” In evaluating such nominations, the Governance Committee seeks to address the criteria described below under “Director Selection Guidelines” as well as any needs for particular expertise on the Board.

Any shareholder desiring to submit a proposed candidate for consideration by the Governance Committee should send the name of such proposed candidate, together with biographical data and background information concerning the candidate, to: The Secretary, The Goodyear Tire & Rubber Company, 1144 East Market Street, Akron, Ohio 44316-0001.

Director Selection Guidelines

The Board of Directors has approved Director Selection Guidelines that apply to prospective Board members. Under these criteria, members of the Board should have a reputation for high moral character, integrity and sound judgment, substantial business expertise, financial literacy, achievement in his or her chosen field, adequate time to devote to Goodyear, and the ability to effectively serve several years prior to retirement at age 70. A person’s particular expertise and ability to satisfy Goodyear’s independence standards and those of the New York Stock Exchange may also be evaluated. Each Director must have the ability to fully represent Goodyear’s diverse constituencies.

Identifying and Evaluating Nominees for Director

The Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. The Committee also retains third-party executive search firms to identify candidates. In addition, under our prior master labor agreement with the USW, the USW had the right to nominate a candidate for consideration for membership on the Board. Mr. Wessel, who became a Director in December 2005, was identified and recommended by the USW. Messrs. McCollough and Firestone were identified initially as candidates for membership to the Board by a third-party search firm.

Once a prospective nominee has been identified, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members and the likelihood that the prospective nominee can satisfy the Director Selection Guidelines described above. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Committee. The Committee then evaluates the prospective nominee against the standards and qualifications set out in Goodyear’s Director Selection Guidelines.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be elected to the Board, and the Board makes its decision after considering the recommendation and report of the Committee.

Executive Sessions

Non-management Directors meet regularly in executive sessions without management. An executive session is generally held in conjunction with each regularly scheduled Board meeting. Executive sessions are led by a “Lead Director,” who is elected by the Board. Mr. Boland currently serves as the Lead Director.

ELECTION OF DIRECTORS
(Item 1 on your Proxy)

The Board of Directors has selected the following eleven nominees recommended by the Governance Committee for election to the Board of Directors. Although the number of directors is currently set at thirteen, on December 3, 2007, the Board determined that as of the date of the Annual Meeting the number of directors would be eleven. The directors will hold office from their election until the next Annual Meeting of Shareholders, or until their successors are elected and qualified. If any of these nominees for director becomes unavailable, the persons named in the proxy intend to vote for any alternate designated by the current Board of Directors.

JAMES C. BOLAND

Retired.  Formerly Vice Chairman of Cavaliers Operating Company, LLC

Mr. Boland was the President and Chief Executive Officer of Cavs/Gund Arena Company (the Cleveland Cavaliers professional basketball team and Gund Arena) from 1998 to December 31, 2002. He was Vice Chairman of that organization from January 1, 2003 to June 30, 2007, which, following a change in ownership, was renamed the Cavaliers Operating Company, LLC. Prior to his retirement from Ernst & Young in 1998, Mr. Boland served for 22 years as a partner of Ernst & Young in various roles including Vice Chairman and Regional Managing Partner, as well as a member of the firm’s Management Committee. Mr. Boland is a director of Invacare Corporation and The Sherwin-Williams Company.

Age: 68

Director since: December 18, 2002

JAMES A. FIRESTONE

President, Xerox North America

Mr. Firestone is an Executive Vice President of Xerox Corporation and has been President of Xerox North America since 2004. He has also served as head of Xerox’s channels group and as chief strategy officer. Before joining Xerox in 1998, Mr. Firestone worked for IBM Corporation as general manager of the Consumer Division and for Ameritech Corporation as president of Consumer Services. He began his business career in 1978 with American Express, where during his 15-year tenure he ultimately rose to President, Travelers Cheques. Mr. Firestone is a director of The Japan Fund, Inc.

Age: 53

Director since: December 3, 2007

ROBERT J. KEEGAN

Chairman of the Board, Chief Executive Officer and President of Goodyear

Mr. Keegan joined Goodyear on October 1, 2000, and he was elected President and Chief Operating Officer and a Director of Goodyear on October 3, 2000 and President and Chief Executive Officer effective January 1, 2003. Mr. Keegan became Chairman of the Board effective July 1, 2003. Prior to joining Goodyear, Mr. Keegan was an Executive Vice President of Eastman Kodak Company. He held various marketing, financial and managerial posts at Eastman Kodak Company from 1972 through September 2000, except for a two year period beginning in 1995 when he was an Executive Vice President of Avery Dennison Corporation.

Age: 60

Director since: October 3, 2000

W. ALAN McCOLLOUGH

Retired.  Formerly Chairman and Chief Executive Officer of Circuit City Stores Inc.

Mr. McCollough was elected Chairman, President and Chief Executive Officer of Circuit City Stores Inc., a consumer electronic retailer, in 2002 and served in that capacity until 2005. He remained Chairman and Chief Executive Officer until his retirement in 2006. He served as President and Chief Executive Officer from 2000 to 2002 and as President and Chief Operating Officer from 1997 to 2000. Mr. McCollough joined Circuit City in 1987 as general manager of corporate operations, and was named assistant vice president in 1989, president of central operations in 1991, and senior vice president of merchandising in 1994. Mr. McCollough is a director of VF Corporation and La-Z-Boy Inc.

Age: 58

Director since: April 10, 2007

STEVEN A. MINTER

Retired.  Formerly President and Executive Director of The Cleveland Foundation, a community trust devoted to health, education, social services and civic and cultural affairs.

Mr. Minter was the President and Executive Director of The Cleveland Foundation, Cleveland, Ohio, from January 1, 1984 to June 30, 2003, when he retired. Since September 1, 2003, Mr. Minter has served as a part-time Executive-in-Residence at Cleveland State University.

Age: 69

Director since: February 12, 1985

DENISE M. MORRISON

Senior Vice President and President — North America Soup, Sauces and Beverages, Campbell Soup Company

Ms. Morrison has served as Senior Vice President and President — North America Soup, Sauces and Beverages of Campbell Soup Company since October 2007. From June 2005 to October 2007 she was President of the Campbell USA Soup, Sauce and Beverage division and from April 2003 to June 2005 was President of Global Sales and Chief Customer Officer. She has been a Senior Vice President of Campbell Soup since April 2003. Prior to joining Campbell Soup, Ms. Morrison served in various managerial positions at Kraft Foods, including as Executive Vice President/General Manager of the Snacks Division from October 2001 to March 2003 and the Confections Division from January 2001 to September 2001. Ms. Morrison also served in various managerial positions at Nabisco Inc. from 1995 to 2000 and at Nestle USA from 1984 to 1995.

Age: 54

Director since: February 23, 2005

RODNEY O’NEAL

Chief Executive Officer and President, Delphi Corporation

Mr. O’Neal has served in various managerial positions at Delphi Corporation since 2000 and has served as the Chief Executive Officer and President since January 1, 2007. He was President and Chief Operating Officer of Delphi Corporation from January 1, 2005 to December 31, 2006. Mr. O’Neal also served in various managerial and engineering positions at General Motors Corporation from 1976 to 1999, including Vice President of General Motors and President of Delphi Interior Systems prior to Delphi’s separation from General Motors. Mr. O’Neal is also a director of the Delphi Corporation and Sprint Nextel Corporation.

Age: 54

Director since: February 3, 2004

SHIRLEY D. PETERSON

Retired.  Formerly partner in the law firm of Steptoe & Johnson LLP

Mrs. Peterson was President of Hood College from 1995 to 2000. From 1989 to 1993 she served in the U.S. Government, first appointed by the President as Assistant Attorney General in the Tax Division of the Department of Justice, then as Commissioner of the Internal Revenue Service. She was also a partner in the law firm of Steptoe & Johnson LLP where she served a total of 22 years from 1969 to 1989 and from 1993 to 1994.

Mrs. Peterson is also a director of AK Steel Corporation, Champion Enterprises, Inc. and Wolverine Worldwide Inc. Mrs. Peterson expects to retire as a member of the Board of the DWS Scudder Funds effective April 1, 2008.

Age: 66

Director since: April 13, 2004

G. CRAIG SULLIVAN

Retired.  Formerly Chairman and Chief Executive Officer, The Clorox Company

Mr. Sullivan served as Chairman and Chief Executive Officer of Clorox from 1992 to 2003. Prior to assuming that role in 1992, he served in various managerial positions at Clorox including group vice president responsible for both manufacturing and marketing of household products. Before joining Clorox, Mr. Sullivan held various sales management positions with The Procter & Gamble Company and American Express. Mr. Sullivan is also a director of Kimberly-Clark Corporation and Mattel, Inc.

Age: 67

Director since: April 11, 2006

THOMAS H. WEIDEMEYER

Retired.  Formerly Senior Vice President and Chief Operating Officer of United Parcel Service, Inc.

Until his retirement in February 2004, Mr. Weidemeyer served as Director, Senior Vice President and Chief Operating Officer of United Parcel Service, Inc., a transportation and logistics company, since January 2001, and President of UPS Airlines since July 1994. Mr. Weidemeyer became Manager of the Americas International Operation in 1989, and in that capacity directed the development of the UPS delivery network throughout Central and South America. In 1990, Mr. Weidemeyer became Vice President and Airline Manager of UPS Airlines and in 1994 was elected its President and Chief Operating Officer. Mr. Weidemeyer became Manager of the Air Group and a member of the Management Committee that same year. In 1998 he was elected as a Director and he became Chief Operating Officer of United Parcel Service, Inc. in 2001. Mr. Weidemeyer is also a director of NRG Energy, Inc. and Waste Management, Inc.

Age: 60

Director since: December 9, 2004

MICHAEL R. WESSEL

President of The Wessel Group Incorporated,

Mr. Wessel has served as President of The Wessel Group Incorporated, a government and political affairs consulting firm, since May 2006. Prior to founding the Wessel Group, Mr. Wessel served as Senior Vice President of the Downey McGrath Group, a government affairs consulting firm, from March 1999 to December 2005 and as Executive Vice President from January 2006 to April 2006. Mr. Wessel is an attorney with almost 30 years experience as a policy and international trade advisor in Washington, D.C. In 1977 as a staff assistant to Richard Gephardt, he advised government officials on a wide range of domestic and international issues, and in 1984 he was named legislative director. In 1989, he became the policy director and in 1991 he was named general counsel for the Congressman. Mr. Wessel also served as a key economic and trade policy advisor for Mr. Gephardt’s presidential campaigns in 1987-88 and 2003-04, as well as John Kerry’s campaign in 2004. He was a senior policy advisor for the Clinton/Gore Transition Office in 1992 and 1993.

Age: 48

Director since: December 6, 2005

Mr. John G. Breen and Mr. William J. Hudson, Jr. were not nominated for re-election to the Board of Directors due to the retirement age provisions of Goodyear’s Corporate Governance Guidelines. Messrs. Breen and Hudson will be retiring from the Board at the Annual Meeting after 16 years and 12 years, respectively, of distinguished service. Goodyear and the Board of Directors are deeply grateful for their leadership and guidance during their tenure on the Board.

PROPOSAL TO APPROVE THE ADOPTION OF THE 2008 PERFORMANCE PLAN
(Item 2 on your Proxy)

At the Annual Meeting, we will ask the shareholders to approve Goodyear’s 2008 Performance Plan (the “Plan”). In general, the Plan empowers Goodyear to grant stock options and stock appreciation rights (“SARs”), and to make restricted stock or restricted stock unit grants, performance grants, other stock-based grants and awards and cash-based grants and awards to executive officers and other employees of Goodyear and its subsidiaries and to directors of Goodyear.

The Plan is designed to advance the interests of Goodyear and its shareholders by strengthening its ability to attract, retain and reward highly qualified executive officers and other employees, to motivate them to achieve business objectives established to promote Goodyear’s long term growth, profitability and success, and to encourage their ownership of Common Stock.

The Plan is also designed to enable Goodyear to provide certain forms of performance-based compensation to senior executive officers that will meet the requirements for tax deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) of the Code provides that, subject to certain exceptions, Goodyear may not deduct compensation paid to any one of certain executive officers in excess of $1 million in any one year. Section 162(m) excludes performance-based compensation meeting certain requirements from the $1 million limitation on tax deductibility. If the Plan is approved by shareholders, Goodyear expects that all stock options, stock appreciation rights and performance awards paid in accordance with the Plan, and certain grants of restricted stock, restricted stock units and other stock-based grants made under the Plan, will be deductible as performance-based compensation not subject to the $1 million limitation on deductibility.

The Plan, if adopted, will replace the 2005 Performance Plan (the “2005 Plan”), which expires on April 26, 2008, except with respect to grants and awards then outstanding. If the Plan is approved by the shareholders, we do not intend to grant any more shares, other than in connection with outstanding grants and awards, under our existing equity compensation plans, including the 2005 Plan. The Compensation Committee and your Board of Directors believe it is in the best interests of Goodyear and its shareholders to adopt the Plan.

SUMMARY OF THE PLAN

The principal features of the Plan are summarized below. The summary does not contain all information that may be important to you. You should read the complete text of the Plan which is set forth at Exhibit A to this Proxy Statement.

Plan Administration.  The Plan will be administered by a committee (the “Committee”) of not less than three members of the Board of Directors who qualify as “outside directors” within the meaning of Section 162(m) of the Code, as “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as “independent directors” for purposes of the rules and regulations of the New York Stock Exchange. The Committee will have the sole authority to, among other things:

•	Construe and interpret the Plan,

•	Make rules and regulations relating to the administration of the Plan,

•	Select participants, and

•	Establish the terms and conditions of grants and awards.

The Compensation Committee of the Board of Directors will act as the Committee under the Plan.

Eligibility.  Any employee of Goodyear or any of its subsidiaries, including any officer of Goodyear, selected by the Committee is eligible to receive grants of stock options, SARs, restricted stock, restricted stock units, and performance and other grants and awards under the Plan. Directors of Goodyear are also eligible to receive awards (other than performance awards) under the Plan. The selection of participants and the nature and size of grants and awards will be wholly within the discretion of the Committee. It is anticipated that all 19 Board-appointed officers of Goodyear will receive various grants under the Plan and approximately 1,000 other employees of Goodyear and its subsidiaries will participate in at least one feature of the Plan. A participant must be an employee of the Company or a subsidiary or a director of the Company continuously from the date a grant is made through the date of payment or settlement thereof, unless otherwise provided by the Committee.

Shares Subject to The Plan.  A total of eight million (8,000,000) shares of Common Stock may be issued under the Plan. Any shares of Common Stock that are subject to awards of stock options or stock appreciation rights will be counted as one share for each share granted for purposes of the aggregate share limit and any shares of Common Stock that are subject to any other awards will be counted as 1.61 shares for each share granted for purposes of the aggregate share limit. In addition, shares of Common Stock that are subject to awards issued under the Plan or under a prior equity compensation plan that expire according to their terms or are forfeited, terminated, canceled or surrendered or are settled, or can be paid, only in cash will be available for issuance pursuant to a new grant or award. In no event will any shares of Common Stock subject to a stock option that is canceled upon the exercise of a tandem stock appreciation right, any shares of Common Stock subject to awards that are surrendered in payment of the exercise price of a stock option or in payment of taxes associated with such awards, or any shares of Common Stock subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon the exercise thereof become available for grant under the Plan. Up to 400,000 shares may be issued under the Plan without regard to the generally applicable vesting requirements described below.

Adjustments.  The maximum number and kind of shares available for issuance under the Plan is subject to appropriate adjustments to reflect certain events, such as a stock dividend, stock split, reorganization, recapitalization or business combination. Similar adjustments may also be made to:

•	The maximum number of shares which may be subject to any type of grant or award or any outstanding grant or award to any participant during any specified period.

•	The per share exercise price of any outstanding stock option or SAR and the number or value of any units which are the subject of any other outstanding grant or award.

Term, Amendment and Termination.  The Plan will remain in effect until April 8, 2018, unless sooner terminated by the Board of Directors. Termination will not affect grants and awards then outstanding. The Board of Directors may terminate or amend the Plan at any time without shareholder approval, unless such approval is necessary to comply with the Exchange Act, the Code, the rules and regulations of the New York Stock Exchange or other applicable law. In any event, shareholder approval will be required to, among other things, amend the Plan to increase the maximum number of shares which may be issued pursuant to the Plan, reduce the minimum exercise price for stock options and stock appreciation rights (or other similar actions), or change the performance measures (as defined below).

Stock Options.  The Plan will permit the Committee to grant stock options to officers and selected employees of Goodyear and its subsidiaries and directors of Goodyear. No participant may receive stock options to purchase more than 500,000 shares of Common Stock in any calendar year. No more than eight million (8,000,000) shares may be issued pursuant to incentive stock options. The per share exercise price for any stock option shall not be less than 100% of the fair market value of a share of Common Stock at the date of grant. Fair market value is defined as the closing market price of the Common Stock on the New York Stock Exchange Composite Transactions tape on the relevant date. The closing price per share of Common Stock on February 29, 2008 was $27.10. The Plan permits the Committee to establish the term (up to ten years) and exercise periods for each stock option and to require a period (at least six months) after grant before the stock option may be exercised.

Incentive stock options, as defined in Code Section 422(b), may be granted to employees under the Plan, each having a term of up to ten years from the date of grant. The amount of incentive stock options vesting in a particular year cannot exceed $100,000 per grantee, determined using the fair market value of the shares of Common Stock subject to such option or options on the date of grant.

The repricing of stock options and SARs at a lower exercise price, whether by cancellation or amendment of the original grant, is expressly prohibited by the Plan.

Stock Appreciation Rights.  SARs may be granted under the Plan in tandem with, in relation to or independent of any other grant under the Plan. The maximum number of shares of Common Stock in respect of which SARs may be granted to any participant during any calendar year is 500,000.

A SAR entitles the holder to receive an amount equal to all, or some portion (as determined by the Committee), of the excess of the fair market value of a share of Common Stock on the date of exercise over the fair market value of such share at the date of grant, multiplied by the number of shares as to which the holder is exercising the SAR. SARs may be paid in cash or in shares of Common Stock (at fair market value on the date of exercise), or a combination thereof, as determined by the Committee. The Committee will establish the term (up to ten years) and may also determine that a SAR shall be automatically exercised on one or more specified dates.

Restricted Stock.  The Plan authorizes the granting of restricted stock and restricted stock units to officers and other key employees of Goodyear and its subsidiaries and to directors of Goodyear. The Committee selects the grantees and determines the terms and conditions of each grant. The maximum aggregate number of shares or units of restricted stock that specify performance goals (as defined below) which may be issued to any participant during any calendar year is 100,000.

Restricted stock and restricted stock units will be issued subject to a minimum restriction period of three years, subject to the pro rata lapse of those restrictions. During the restriction period, the recipient is not entitled to delivery of the shares or units, restrictions are placed on the transferability of the shares or units, and all or a portion of the shares or units will be forfeited if the recipient terminates employment for reasons other than as approved by the Committee. The Committee may also require that specified performance goals (as defined below) be attained during the restriction period in which case the restriction period must be at least one year. Upon expiration of the restriction period, the appropriate number of shares or units of Common Stock will be delivered to the grantee (or credited to the grantee’s account) free of all restrictions. During the restriction period for restricted shares, the grantee shall be entitled to vote restricted shares (but not restricted stock units) and, unless the Committee otherwise provides, to receive dividends.

Performance Grants and Awards.  Under the Plan, officers and key employees of Goodyear and its subsidiaries may be granted the contingent right, expressed in units (which may be equivalent to a share of Common Stock or other monetary value), to receive payments in shares of Common Stock, cash or any combination thereof (“performance grants”) based upon performance over a specified period (“performance period”). At the time of grant, the Committee shall also establish one or more performance criteria (the “performance measure”) applicable to the performance grant and targets that must be attained relative to the performance measure (“performance goals”).

The performance measure for an award intended to qualify for the performance-based exception to Section 162(m) of the Code may be based on any of the following criteria, alone or in combination, as the Committee deems appropriate: (i) cumulative net income per share; (ii) cumulative net income; (iii) return on sales; (iv) total shareholder return; (v) return on assets; (vi) economic value added; (vii) cash flow; (viii) return on equity; (ix) cumulative operating income (which shall equal consolidated sales minus cost of goods sold and selling, administrative and general expense during the performance period); (x) operating income; and (xi) return on invested capital. Performance measures may be calculated before or after taxes, interest, depreciation, amortization, discontinued operations, effect of accounting changes, acquisition expenses, restructuring expenses, extraordinary items, non-operating items or unusual charges, as determined by the Committee at the time the performance measures are established. Performance goals may be established on a corporate-wide basis, with respect to one or more business units, divisions, subsidiaries or business segments and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

Performance goals may include a minimum, maximum and target level of performance, with the amount of award based on the level attained. Performance goals and the performance measure(s) for an award intended to qualify for the performance-based exception to Section 162(m) of the Code shall not be changed when so provided in the grant agreement. The Committee may eliminate or decrease (but not increase) the amount of any award intended to qualify for the performance-based exception to Section 162(m) of the Code.

With respect to share-based performance awards, no participant may be granted performance grants for more than 200,000 shares of Common Stock in any calendar year. With respect to cash-based performance awards, the maximum amount any participant may receive pursuant to performance grants during any calendar year shall not exceed $15 million, determined using the amount of cash that may be earned and payable on the last day of the performance period or on the date of the payment thereof, whichever is higher.

Other Stock-Based Grants.  The Plan permits other stock-based grants in shares of Common Stock, in Common Stock equivalents or in other stock-based units on such terms and conditions as the Committee determines. These grants may be made to officers and other key employees of Goodyear and its subsidiaries and to directors of Goodyear. No participant shall receive more than 50,000 shares of Common Stock in settlement of stock-based grants subject to performance goals during any calendar year.

Transferability.  Awards under the Plan will not be transferable other than by will or the laws of descent and distribution; except that the Committee may permit the transfer of (i) specific non-qualified stock option and SAR grants by gift to the employee’s spouse, children and grandchildren, or to a trust or partnership for the benefit of any one or more of them, or (ii) any grant or award pursuant to a qualified domestic relations order.

Deferrals.  The Committee may defer the payment of any grant or award, or permit participants to defer their receipt of payment, for such period or periods and on such terms and conditions as the Committee may specify. Deferrals may be in the form of Common Stock equivalents, which earn dividend equivalents, or in cash, which may earn interest at a rate or rates specified by the Committee.

Change in Control.  In the event that a participant’s employment is terminated other than for “Cause” or by the participant for “Good Reason” within two years of a Change in Control of Goodyear: (i) all stock options and SARs then outstanding under the Plan become fully exercisable; (ii) all terms and conditions of all restricted stock grants then outstanding are deemed satisfied; and (iii) all performance grants and other stock-based grants shall be deemed to have been fully earned.

“Cause,” “Good Reason” and “Change in Control” are defined in the Plan in Exhibit A to this Proxy Statement, and is a similar standard to that which is used in our Continuity Plan, described beginning on page 43.

Federal Income Tax Consequences.  Based on the Code and existing regulations thereunder, the anticipated federal income tax consequences of the several types of grants and awards under the Plan are as described below.

Grant of Stock Options and SARs.  An optionee will not recognize any taxable income at the time a stock option or SAR is granted and Goodyear will not be entitled to a federal income tax deduction at that time.

Exercise of Incentive Stock Options.  No ordinary income will be recognized by the holder of an incentive stock option at the time of exercise. The excess of the fair market value of the shares of Common Stock at the time of exercise over the aggregate option exercise price will be an adjustment to alternative minimum taxable income for purposes of the federal “alternative minimum tax” at the date of exercise. If the optionee holds the shares of Common Stock purchased for two years after the date the option was granted and one year after the acquisition of such shares, the difference between the aggregate option price and the amount realized upon disposition of the shares will constitute a long term capital gain or loss, as the case may be, and Goodyear will not be entitled to a federal income tax deduction.

If the shares of Common Stock are disposed of in a sale, exchange or other “disqualifying disposition” within two years after the date of grant or within one year after the date of exercise, the optionee will realize taxable ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares of Common Stock purchased at the time of exercise over the aggregate option exercise price and (ii) the excess of the amount realized upon disposition of such shares over the option exercise price. Goodyear will be entitled to a federal income tax deduction equal to that amount.

Exercise of Non-Qualified Stock Options.  Taxable ordinary income will be recognized by the holder of a non-qualified stock option at the time of exercise in an amount equal to the excess of the fair market value of the shares of Common Stock purchased at the time of such exercise over the aggregate option exercise price. Goodyear will be entitled to a federal income tax deduction equal to that amount. On a subsequent sale of the shares, the optionee will generally recognize a taxable capital gain or loss based upon the difference between the per share fair market value at the time of exercise and the per share selling price at the time of sale. The capital gain or loss will be short term or long term depending on the period of time the shares are held by the optionee following exercise.

Exercise of Stock Appreciation Rights.  Upon the exercise of a SAR, the holder will realize taxable ordinary income on the amount of cash received and/or the then current fair market value of the shares of Common Stock acquired. Goodyear will be entitled to a federal income tax deduction equal to that amount. The holder’s basis in any shares of Common Stock acquired will be equal to the amount of ordinary income upon which he or she was taxed. Upon any subsequent disposition, any gain or loss realized will be a capital gain or loss.

Restricted Stock.  A participant receiving a grant of restricted stock will not recognize income, and Goodyear will not be allowed a deduction, when restricted shares of Common Stock are granted, unless the participant makes the election described below. While the restrictions are in effect, a participant will recognize compensation income equal to the amount of the dividends received and Goodyear will be allowed a deduction in a like amount.

When the restrictions on the shares of Common Stock are removed or lapse, the excess of fair market value of such shares on the date the restrictions are removed or lapse over the amount paid by the participant for the shares will be ordinary income to the participant. Goodyear will be entitled to a federal income tax deduction equal to that amount. Upon disposition of the shares of Common Stock, the gain or loss recognized by the participant will be treated as a capital gain or loss. The capital gain or loss will be short term or long term depending upon the period of time the shares are held by the participant following the removal or lapse of the restrictions.

If a Section 83(b) election is filed by the participant with the Internal Revenue Service within 30 days after the date of grant, then the participant will recognize ordinary income and the holding period will commence as of the date of grant. The amount of ordinary income recognized by the participant will equal the excess of the fair market value of the shares as of the date of grant over the amount paid by the participant for the shares of Common Stock. Goodyear will be entitled to a deduction in a like amount. If such election is made and a participant thereafter forfeits the restricted shares of Common Stock, no refund or deduction will be allowed for the amount previously included in such participant’s income. Dividends paid after a Section 83(b) election is filed by the participant are treated as dividend income and not as compensation income.

Performance Grants.  A participant receiving a performance grant will not recognize income, and Goodyear will not be allowed a deduction, at the time the grant is made. When a participant receives payment in cash or shares of Common Stock, the amount of cash and the fair market value of the shares of Common Stock received will be ordinary income to the participant. Goodyear will be entitled to a federal income tax deduction equal to that amount.

Special Rules.  To the extent an optionee pays all or part of the option exercise price of a non-qualified stock option by tendering shares of Common Stock, the tax consequences described above apply except that the number of shares of Common Stock received upon such exercise which is equal to the number of shares surrendered in payment of the option exercise price shall have the same basis and tax holding period as the shares of Common Stock surrendered. If the shares of Common Stock surrendered had previously been acquired upon the exercise of an incentive stock option, the surrender of such shares may be a disqualifying disposition of such shares. The additional shares of Common Stock received upon such exercise have a tax basis equal to the amount of ordinary income recognized on such exercise and a holding period which commences on the date of exercise. If an optionee exercises an incentive stock option by tendering shares previously acquired on the exercise of an incentive stock option, a disqualifying disposition may occur and the optionee may recognize income and be subject to other basis allocation and holding period requirements.

Withholding Taxes.  No withholding taxes are payable in connection with the grant of any stock option or SAR or the exercise of an incentive stock option. However, withholding taxes must be paid at the time of exercise of any non-qualified stock option or SAR. Withholding taxes must also be paid in respect of any restricted stock when the restrictions thereon lapse. In respect of all other awards, withholding taxes must be paid whenever the participant recognizes income for tax purposes.

Section 162(m) Limit.  Goodyear believes that compensation paid under the Plan from time to time to certain executive officers attributable to stock options, stock appreciation rights and performance grants, and certain forms of restricted stock grants and stock-based grants, will be treated as qualified performance-based compensation and will be deductible by Goodyear and not subject to the $1 million deduction limitation of Section 162(m) of the Code.

Other Information.  Future benefits under the Plan are not currently determinable. However, current benefits granted to executive officers and all other employees would not have been increased if they had been made under the proposed Plan. In 2007, the Compensation Committee awarded an aggregate of 1,222,426 performance shares and 1,819,410 stock options (excluding reinvestment options) to participants under the 2005 Performance Plan. The Grants of Plan-Based Awards Table at page 36 shows the equity incentive plan awards that would have been made in 2007 to our named executive officers if the Plan were in effect at that time.

Set forth in the table below is certain information regarding the number of shares of our Common Stock that were subject to outstanding stock options or other compensation plan grants and awards at the dates indicated.

EQUITY COMPENSATION PLAN INFORMATION

				Number of Shares
				Remaining Available for
	Number of Shares to be		Weighted Average	Future Issuance under
	Issued upon Exercise of		Exercise Price of	Equity Compensation
	Outstanding Options,		Outstanding Options,	Plans (Excluding Shares
Plan Category	Warrants and Rights		Warrants and Rights	Reflected in Column (a))
	(a)		(b)	(c)

Equity compensation plans approved by shareholders	15,188,866		$24.68	6,935,362	(1)
Equity compensation plans not approved by shareholders(2)(3)	933,730		$17.18	—

Total at December 31, 2007	16,122,596		$24.25	6,935,362

Equity compensation plans approved by shareholders	16,313,560		$24.96	4,439,485	(4)
Equity compensation plans not approved by shareholders(2)(3)	918,590		$17.18	—

Total at February 21, 2008	17,232,150	*	$24.54	4,439,485

* Weighted Average Remaining Contractual Term At February 21, 2008	5.0 years

(1)	At December 31, 2007, under our equity based compensation plans, up to 1,952,712 performance shares in respect of performance periods ending subsequent to December 31, 2007, and 52,300 shares of time-vested restricted stock have been awarded. In addition, up to 102,089 shares of Common Stock may be issued in respect of the deferred payout of awards made under our equity compensation plans. The number of performance shares indicated assumes the maximum possible payout that may be earned during the relevant deferral periods.

(2)	Our Stock Option Plan for Hourly Bargaining Unit Employees at Designated Locations provided for the issuance of up to 3,500,000 shares of Common Stock upon the exercise of stock options granted to employees represented by the USW at various manufacturing plants. No eligible employee received an option to purchase more than 200 shares of Common Stock. Options were granted on December 4, 2000 and September 3, 2001 to 19,983 eligible employees. Each option has a term of ten years and is subject to certain vesting requirements over two or three year periods. The options granted on December 4, 2000 have an exercise price of $17.68 per share. The options granted on September 3, 2001 have an exercise price of $25.03 per share. No additional options may be granted under this Plan, which expired September 30, 2001, except with respect to options then outstanding.

(3)	Our Hourly and Salaried Employees Stock Option Plan provided for the issuance of up to 600,000 shares of Common Stock pursuant to stock options granted to selected hourly and non-executive salaried employees of Goodyear and its subsidiaries. Options in respect of 117,610 shares of Common Stock were granted on December 4, 2000, each having an exercise price of $17.68 per share and options in respect of 294,690 shares of Common Stock were granted on September 30, 2002, each having an exercise price of $8.82 per share. Each option granted has a ten-year term and is subject to certain vesting requirements. This Plan expired on December 31, 2002, except with respect to options then outstanding.

(4)	At February 21, 2008, under our equity based compensation plans, up to 2,930,217 performance shares in respect of performance periods ending subsequent to December 31, 2007, and 243,024 shares of time-vested restricted stock have been awarded. In addition, up to 102,089 shares of Common Stock may be issued in respect of the deferred payout of awards made under our equity compensation plans. The number of performance shares indicated assumes the maximum possible payout that may be earned during the relevant deferral periods.

If the Plan is not approved by shareholders, Goodyear will consider other alternatives available with respect to performance based compensation.

The following resolution will be presented by your Board of Directors at the Annual Meeting:

“RESOLVED, that the adoption of the 2008 Performance Plan of The Goodyear Tire & Rubber Company, the complete text of which is set forth at Exhibit A to the Proxy Statement of the Company for the Annual Meeting of Shareholders on April 8, 2008, be, and the same hereby is, approved.”

Your Board of Directors unanimously recommends that shareholders vote FOR approval of the Plan (Proxy Item 2).

PROPOSAL TO APPROVE THE ADOPTION OF
THE MANAGEMENT INCENTIVE PLAN
(Item 3 on your Proxy)

At the Annual Meeting, we will ask the shareholders to approve the Goodyear Management Incentive Plan (the “MIP”). The purpose of the MIP is to advance the interests of Goodyear and its shareholders and assist Goodyear in motivating, attracting and retaining executive officers by providing incentives and financial rewards to those executive officers that are intended to be deductible to the maximum extent possible as “performance-based compensation” within the meaning of Section 162(m) of the Code. If approved by shareholders, the MIP will become effective as of January 1, 2009.

SUMMARY OF THE MANAGEMENT INCENTIVE PLAN

The principal features of the MIP are summarized below. The summary does not contain all information that may be important to you. You should read the complete text of the MIP which is set forth at Exhibit B to this Proxy Statement.

Administration; Amendment and Termination.  The MIP is administered by the Compensation Committee or a subcommittee of the Compensation Committee (the “Committee”), which has broad authority to administer and interpret the MIP and its provisions as it deems necessary and appropriate. The Board of Directors reserves the right to amend or terminate the MIP at any time. Amendments to the MIP will require stockholder approval to the extent required to comply with applicable law.

Eligibility.  Board-appointed officers of Goodyear who are designated by the Board of Directors as “Section 16 officers” and are selected by the Committee to participate in the MIP are eligible to receive awards under the MIP. Currently, there are 19 Board-appointed officers who are designated by the Board as Section 16 officers.

Awards.  Under the MIP, each participant is eligible to receive a maximum performance award equal to a percentage of Goodyear’s EBIT for a performance period established by the Committee. “EBIT” means the Company’s net sales, less cost of goods sold, and selling, administrative and general expenses, as reported in the Company’s consolidated statement of operations for the applicable performance period, prior to accrual of any amounts for payment under the MIP for the performance period, adjusted to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items, other unusual or non-recurring items, and the cumulative effect of tax or accounting changes, each as defined by generally accepted accounting principles or identified in the Company’s consolidated financial statements, notes to the consolidated financial statements or management’s discussion and analysis of financial condition and results of operations.

Specifically, Goodyear’s Chief Executive Officer is eligible to receive a performance award equal to 0.75% of EBIT for a performance period and the other participants in the MIP are each eligible to receive a performance award equal to 0.5% of EBIT for a performance period. The actual performance award granted to a participant is determined by the Committee, which retains the discretionary authority to reduce or eliminate (but not increase) a performance award based on its consideration of, among other things, corporate and/or business unit performance against achievement of financial or non-financial goals, economic and relative performance considerations, and assessments of individual performance.

The time period during which the achievement of the performance goals is to be measured shall be determined by the Committee, but may be no longer than five years and no less than six months. Within the earlier of 90 days after the beginning of each fiscal year or the expiration of 25% of a performance period, the Committee will designate one or more performance periods, determine the participants for such performance periods and affirm the applicability of the formula for determining each participant’s award.

Each award under the MIP will be paid in cash, provided that the Committee may in its discretion determine that all or a portion of an award shall be paid in shares of Common Stock, restricted stock, stock options or other stock-based or stock denominated units that are issued pursuant to Goodyear’s equity compensation plans in existence at the time of the grant. An award shall be paid only after written certification by the Committee as to the attainment of the performance goals and the amount of the award. Receipt of performance awards may be deferred under certain circumstances in accordance with a deferred compensation plan approved by the Committee.

Termination of Employment.  A participant who terminates employment with Goodyear during a performance period due to retirement, disability or death shall be eligible to receive an award under the MIP prorated for the portion of the performance period prior to termination of employment. Subject to the discretion of the Committee to determine otherwise, if a participant terminates employment with Goodyear for a reason other than retirement, disability or death, no award shall be payable with respect to the performance period in which such termination occurs.

Federal Income Tax Consequences.  Based on the Code and existing regulations thereunder, the anticipated federal income tax consequences of awards under the MIP are as described below.

If an award under the MIP is paid in cash or its equivalent, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the award is paid in an amount equal to the cash or the fair market value of its equivalent, and Goodyear will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply. If, in accordance with the exercise of Committee discretion, a portion or all of an award under the MIP is paid to a participant in shares of Common Stock, restricted stock, stock options, or other stock-based or stock-denominated units, pursuant to an equity compensation plan, the federal income tax consequences of such payment will be identical to those discussed in Item 2 of this Proxy Statement with respect to the 2008 Performance Plan.

Section 162(m) of the Code limits the deductibility of certain compensation of the Chief Executive Officer and the next three most highly compensated officers of publicly-held corporations, other than the Chief Financial Officer. Compensation paid to such an officer during a year in excess of $1 million that is not performance-based (or does not comply with other exceptions) would not be deductible on a company’s federal income tax return for that year. It is intended that compensation attributable to awards payable under the MIP will qualify as performance-based. The Board of Directors will evaluate from time to time the relative benefits to the Company of qualifying other awards under the MIP for deductibility under Section 162(m) of the Code.

New Plan Benefits.  The amounts of awards for fiscal year 2009 or subsequent years will be determined based upon Goodyear’s EBIT and, in addition, will be subject to the Committee’s right to reduce any participant’s award by any amount in its sole discretion. As a result, it is not possible to determine the amounts of awards for fiscal year 2009 or subsequent years at this time. Moreover, because the Committee can reduce each participant’s award under the MIP by any amount in its discretion, it is also not possible to determine the amounts that would have been paid for fiscal year 2007 had the MIP been in effect during such year. If the MIP had been in effect during fiscal year 2007, the maximum award payable under the MIP’s formula would have been $10.1 million for the Chief Executive Officer and $6.8 million for each of the other eligible executive officers. We believe that, if the MIP had been in effect for the 2007 fiscal year, the Committee would have exercised its discretion to reduce each participant’s award. See the Summary Compensation table on page 34 of this Proxy Statement for the awards the Committee actually determined to pay our named executive officers for the 2007 fiscal year.

Approval.  If the MIP is not approved by shareholders, Goodyear will consider other alternatives available with respect to performance-based compensation, including its current practice of paying such compensation without regard to its deductibility under the federal income tax laws.

The following resolution will be presented by your Board of Directors at the Annual Meeting:

“RESOLVED, that the adoption of the The Goodyear Tire & Rubber Company Management Incentive Plan, the complete text of which is set forth at Exhibit B to the Proxy Statement of the Company for the Annual Meeting of Shareholders on April 8, 2008, be, and the same hereby is, approved.”

Your Board of Directors unanimously recommends that shareholders vote FOR approval of the MIP (Proxy Item 3).

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Item 4 on your Proxy)

The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm to audit Goodyear’s consolidated financial statements as of and for the fiscal year ending December 31, 2008 and its internal control over financial reporting as of December 31, 2008. During fiscal year 2007, PwC served as Goodyear’s independent registered public accounting firm and also provided audit related, tax and other services. See “Principal Accountant Fees and Services” on page 54.

The following resolution will be presented by the Board of Directors at the Annual Meeting:

“RESOLVED, that the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2008 is hereby ratified.”

In the event the appointment of PwC is not ratified by the shareholders, the adverse vote will be deemed to be an indication to the Audit Committee that it should consider selecting other independent accountants for 2009.

OTHER BUSINESS

Your Board of Directors does not intend to bring any other business before the Annual Meeting and is not aware of any other business intended to be presented by any other person.

After the conclusion of the matters described above, shareholders will have an opportunity to ask appropriate questions regarding Goodyear and its operations.

If any other matters properly come before the Annual Meeting, your proxy will be voted by Messrs. Schmitz, Harvie and Bell in such manner as they, in their discretion, deem appropriate.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The firms identified in the table below have reported that they beneficially owned at December 31, 2007 more than 5% of the outstanding shares of the Common Stock as follows:

	Shares of Common		Percent of Common
Name and Address	Stock Beneficially		Stock Outstanding
of Beneficial Owner	Owned		Beneficially Owned

The Goldman Sachs Group, Inc.
Goldman Sachs & Co.
85 Broad Street
New York, New York 10004	19,645,024	(1)	8.2%
Eton Park Fund, L.P.
Eton Park Master Fund, Ltd.
825 Third Avenue, 9th Floor
New York, New York 10022	16,150,000	(2)	6.7%
TPG-Axon Partners, LP
TPG-Axon Partners (Offshore), Ltd.
888 Seventh Avenue, 38th Floor
New York, New York 10019	13,250,000	(3)	5.5%

Notes:

(1)	Shared voting power in respect of 19,611,672 shares and shared dispositive power in respect of 19,645,024 shares, as stated in a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2008.

(2)	Shared voting and dispositive power in respect of 16,150,000 shares, as stated in a Schedule 13G/A filed with the Securities and Exchange Commission on December 18, 2007.

(3)	Shared voting and dispositive power in respect of 13,250,000 shares, as stated in a Schedule 13G filed with the Securities and Exchange Commission on January 7, 2008.

In addition, The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois 60675, has indicated that at the record date it held 16,334,946 shares, or approximately 6.8% of the outstanding shares, of Common Stock, including 7,614,573 shares, or approximately 3.2% of the outstanding shares, of Common Stock held as the trustee of various employee savings plans sponsored by Goodyear and certain subsidiaries.

On February 15, 2008, each director and nominee, each person named in the Summary Compensation Table on page 34, and all directors and executive officers as a group, beneficially owned the number of shares of Common Stock set forth in the Beneficial Ownership of Directors and Management table below.

BENEFICIAL OWNERSHIP OF DIRECTORS AND MANAGEMENT

	Beneficial Ownership at February 15, 2008 (1)
			Shares of	Shares of Common
	Shares of		Common Stock	Stock Subject to
	Common Stock		Held in Savings	Exercisable	Deferred Share		Percent of
Name	Owned Directly (2)		Plan (3)	Options (4)	Equivalent Units		Class

James C. Boland	3,000		-0-	-0-	26,474	(8)		*
John G. Breen	200		-0-	-0-	56,883	(8)		*
James A. Firestone	-0-		-0-	-0-	-0-			*
William J. Hudson, Jr.	5,000		-0-	-0-	45,554	(8)		*
W. Alan McCollough	-0-		-0-	-0-	2,810	(8)		*
Steven A. Minter	4,580		-0-	-0-	40,551	(8)		*
Denise M. Morrison	-0-		-0-	-0-	12,445	(8)		*
Rodney O’Neal	-0-		-0-	-0-	18,459	(8)		*
Shirley D. Peterson	1,000		-0-	-0-	16,557	(8)		*
G. Craig Sullivan	5,000		-0-	-0-	5,501	(8)		*
Thomas H. Weidemeyer	1,000		-0-	-0-	13,759	(8)		*
Michael R. Wessel	-0-		-0-	-0-	8,705	(8)		*
Robert J. Keegan	308,792	(5)	426	654,186	-0-			*
W. Mark Schmitz	-0-		-0-	-0-	-0-			*
Richard J. Kramer	69,473	(6)	205	117,375	454	(9)		*
C. Thomas Harvie	46,417		1,058	189,787	-0-			*
Arthur de Bok	3,000		-0-	93,260	-0-			*
All directors, the named executive officers and all other executive officers as a group (29 persons)	676,178	(7)	8,493	1,585,642	284,160		0.9%

*	Less than 1%

Notes:

(1)	The number of shares indicated as beneficially owned by each of the directors and named executive officers, and by all directors and officers as a group, and the percentage of Common Stock outstanding beneficially owned by each person and the group, has been determined in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934.

(2)	Unless otherwise indicated in a subsequent note, each person named and each member of the group has sole voting and investment power with respect to the shares of Common Stock shown.

(3)	Shares held in trust under Goodyear’s Employee Savings Plan for Salaried Employees (the “Savings Plan”).

(4)	Shares which may be acquired upon the exercise of options which are exercisable on or prior to April 15, 2008.

(5)	Includes 13,000 shares owned by his spouse.

(6)	Includes 10,000 shares acquired under a Restricted Stock Purchase Agreement, which shares are subject to the Company’s repurchase option and certain restrictions on transfer.

(7)	Includes 663,178 shares owned of record and beneficially or owned beneficially through a nominee, and 13,000 shares held by or jointly with family members of certain directors and executive officers.

(8)	Deferred units, each equivalent to a hypothetical share of Common Stock, accrued to accounts of the director under Goodyear’s Outside Directors’ Equity Participation Plan, payable in cash following retirement from the Board of Directors. See “Director Compensation” at page 52.

(9)	Units, each equivalent to a hypothetical share of Common Stock, deferred pursuant to performance awards earned and receivable in cash, shares of Common Stock, or any combination thereof, at the election of the executive officer.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

Compensation Philosophy

The key objectives of our executive compensation program are to:

•	motivate executives and other key personnel to attain appropriate short-term and long-term performance goals and manage the Company for sustained long-term growth,

•	align executives’ interests with those of our stockholders, and

•	attract and retain qualified and experienced executive officers and other key personnel.

To help us achieve these objectives, we strive to offer our executive officers compensation and benefits that are tied to our performance, including equity-based compensation, and that are attractive and competitive for talent in the marketplace. The key components of compensation provided to our executive officers are:

•	annual salaries,

•	annual cash bonuses based on performance measured against specific corporate and/or operating unit goals and individual performance,

•	long-term compensation in the form of:

•	stock options tied to the growth in our stock price from the date of grant,

•	performance shares tied to the achievement of specific financial objectives during a three-year performance period and the growth in our stock price, and

•	cash awards under a long-term incentive plan tied to achieving the same financial objectives used to determine performance share awards, and

•	retirement benefits and perquisites.

The following table provides an overview of the relationship between the objectives and components of our compensation program. A more detailed discussion of each component is provided later in this Compensation Discussion and Analysis.

Component	Description	Participants	Objectives Achieved

Annual Compensation

Base Salary	• Annual cash compensation	• All employees	• Provide a minimum level of fixed compensation necessary to attract and retain employees • Recognize skills, competencies, experience and individual performance

Performance Recognition Plan — Annual Cash Bonus
•   Annual cash bonus with target awards set as a percentage of base salary based on corporate and/or operating unit performance. Payments can be higher or lower than target based on individual performance.
• Key employees (including all named executive officers)	• Drive and differentiate for short-term performance:

  •   Across total company and operating units as measured primarily by the achievement of annual operating goals

• Of the individual as measured by achievement of specific strategic goals and demonstrated leadership

Component	Description	Participants	Objectives Achieved

Long-Term Compensation

Stock Options	• Long-term equity incentive program that provides the opportunity to purchase stock at a fixed price over a ten-year period. Results in value only if stock price increases.	• Key employees (including all named executive officers)	• Drive stock price performance • Focus on long-term success • Facilitate retention • Align the interests of management with those of shareholders

Performance Share Grants	• Long-term cash and equity incentive program with awards tied to achievement of three-year corporate goals and stock performance; paid 50% in cash and 50% in shares of Common Stock.	• Key employees (including all named executive officers)	• Drive operational performance and shareholder value creation • Focus on long-term success • Facilitate retention • Align the interests of management with those of shareholders

Executive Performance Plan	• Long-term cash incentive program with awards tied to achievement of three-year corporate goals; paid in cash.	• Senior executives (including all named executive officers)	• Drive operational performance • Focus on long-term success • Facilitate retention • Align the interests of management with those of shareholders

Retirement Programs

Supplementary Pension Plan and Excess Benefit Plan	• Additional pension benefits	• Key employees (including named executive officers)	• Facilitate retention • Support succession planning objectives by ensuring sufficiency of retirement replacement income

Other Executive Benefits

Perquisites
•   Home security systems

•   Tire program

•   Financial planning and tax preparation services

•   Annual physical exams

•   Use of company aircraft (in limited circumstances, and with executive partially reimbursing the Company)
		• Specific benefits are offered to different executive officers based on business purpose	• Assure protection of executive officers • Enable executives to focus on Company business with minimal disruption

Other Benefits	• Medical, welfare and other benefits	• All employees	• Necessary to attract and retain executives

We are guided by the following core principles in establishing compensation for our executives, including the Chairman, Chief Executive Officer and President (“CEO”) and the other executive officers named in the Summary Compensation Table (together with the CEO, the “named executive officers”):

First, compensation programs should motivate our executives to take actions that are best for our long-term performance while delivering positive annual results.

Second, as executives move to a greater level of responsibility, the percentage of their pay based on performance should increase to ensure the highest level of accountability to shareholders.

Third, performance pay should offer an opportunity for above average compensation for above average performance balanced by the risk of below average compensation when our performance does not meet our goals.

Fourth, the percentage of total compensation paid in the form of equity should also increase as executives have increasing responsibility for corporate performance, thereby more completely aligning their interests directly with those of our stockholders.

We generally target base salaries for our named executive officers below median market rates, as required by our master labor agreement (the “USW Agreement”) with the USW, and we target performance-based and equity compensation at rates that are either at the median market rate or somewhat above such rate. We generally emphasize compensation that can vary based on annual, long-term and stock price performance, over fixed compensation elements. As a result, the total amount of primary compensation (defined below) is targeted either at the median market rate or somewhat above such rate for comparable companies. This approach provides an opportunity for compensation in excess of market median rates through superior performance. Conversely, executives may earn less than market median rates for performance that does not meet our goals and/or due to declines in our stock price.

Consistent with general market practice, the Compensation Committee believes that base salary should comprise approximately 20% of the aggregate compensation represented by salary, annual cash bonus and long-term compensation (those elements are referred to collectively as “primary compensation”). The remaining approximately 80% of primary compensation is a mix of annual cash bonus, stock options, performance shares (paid half in cash and half in stock), and long-term cash-based incentive awards. The design and mix of variable compensation has been evolving over the past several years to reflect our successful restructuring activities and the significant appreciation in our stock price. In particular, the market value of our Common Stock has risen and made stock-based compensation a more viable alternative by decreasing the number of shares needed to deliver a specified level of targeted compensation opportunity. As a result, our mix of compensation reflects a greater emphasis on grants of equity-based awards.

Compensation Decision-Making

Our Board of Directors has delegated to the Compensation Committee of the Board primary responsibility for establishing and administering our compensation programs for executive officers and other key personnel. The Compensation Committee oversees our compensation and benefit plans and policies, administers our stock plans (including reviewing and recommending equity grants to executive officers), and reviews and approves annually all compensation decisions relating to executive officers, including those for the CEO and the other named executive officers.

In performing its duties, the Compensation Committee meets periodically with the CEO to review compensation policies and specific levels of compensation paid to executive officers and other key personnel, and reports and makes recommendations to the Board regarding executive compensation policies and programs. In addition, the CEO annually makes recommendations to the Compensation Committee regarding salary adjustments and the setting of annual bonus targets and long-term compensation targets and awards for executive officers, including the other named executive officers. The Compensation Committee informs the other non-management directors of its decisions regarding compensation for the CEO and the other named executive officers.

At least annually, the Compensation Committee reviews our executive compensation practices to determine whether they meet, and are consistent with, the key objectives of our compensation program. From time to time, members of our Executive Compensation group in our Corporate Human Resources Department make presentations to the Compensation Committee and the Board on compensation matters, including compensation philosophy, elements and mix of compensation, and our various compensation programs.

The Compensation Committee generally adheres to the guidelines and philosophy described above under “Compensation Philosophy.” However, significant changes in our business or the markets in general, may cause the Compensation Committee to deviate from these guidelines if deemed appropriate. This allows the Compensation Committee to motivate our executives and other key personnel to attain appropriate short-term and long-term performance goals and to manage the Company for sustained long-term growth, serve the best interests of the Company and our stockholders, and attract and retain talented executives.

Role of Compensation Consultant

The Compensation Committee has the authority to retain and terminate outside advisors, including compensation consultants, to assist it in evaluating actual and proposed compensation for our executive officers. During 2007, the Compensation Committee retained Towers Perrin to provide advice and assistance on executive compensation matters, including the 2007 compensation decisions that are discussed elsewhere in this Compensation Discussion and Analysis. During 2007, the Compensation Committee also retained Frederic W. Cook & Co., Inc., who provided advice with respect to certain executive compensation matters, including the development of the proposed 2008 Performance Plan and Management Incentive Plan. As part of its initial engagement, Frederic W. Cook & Co. performed a comprehensive review of the design of each of the elements of our executive compensation system, including our variable incentive plans, our severance and change in control protection policies, our executive stock ownership policies, and the business rationale underlying non-performance-based aspects of our compensation program such as perquisites and supplemental pension programs. Frederic W. Cook & Co. also reviewed our executive compensation peer group and conducted a competitive analysis of the primary compensation opportunities for the named executive officers as well as our operational and stock price performance relative to the resulting peer group. Neither Towers Perrin nor Frederic W. Cook & Co. provided any other advice or consulting services to us in 2007. Our compensation consultants work with management only under the direction of the Compensation Committee.

Benchmarking of Primary Compensation

As noted above, the Compensation Committee generally targets primary compensation levels for named executive officers at median market rates. For these purposes, the Compensation Committee has determined “market” rates by considering three sources:

•	companies ranked between 55th and 175th on the Fortune 500 rankings (in the most recent ranking, this represented a range of annual revenues from $12.8 billion to $36.0 billion, with Goodyear’s annual projected revenues representing the median of such group);

•	18 peer companies with annual revenues ranging from $8.6 billion to $42.6 billion and median revenues of $17 billion; and

•	compensation surveys published from time to time by five national human resources consulting firms.

For 2007 compensation decisions, the peer group noted above consisted of: United Technologies, Caterpillar, Johnson Controls, Honeywell, 3M, Deere & Co., Visteon, Lear, Emerson Electric, Whirlpool, Illinois Tool Works, Paccar, Dana, Delphi, Textron, Inc., Eaton, PPG Industries, and ArvinMeritor. This peer group was used because its membership reflects alignment with the nature of our business, workforce and global complexity. The peer group does not include other companies in the tire industry because no other U.S.-based tire company is similar in size and complexity to us. In October 2007, the Compensation Committee reviewed the composition of the peer group and removed Visteon and ArvinMeritor, based on their market capitalization, and Dana and Delphi, due to operating under bankruptcy protection. The Compensation Committee added DuPont and TRW Automotive, based on their similarity in size, market capitalization and structure to us. The Compensation Committee may continue to make changes in the peer group from time to time based on the criteria described above or other relevant factors.

Data with respect to comparable elements of primary compensation is compiled for the groups of companies described above from available sources, including, in most cases, the most recently available annual proxy statements containing executive compensation data.

Elements of Compensation

Annual Compensation

Base Salaries

We provide base salaries to recognize the skills, competencies, experience and individual performance each named executive officer brings to his position. We target base salaries below median market rates, as required by the USW Agreement, and place correspondingly greater emphasis on performance-based incentive and equity compensation. Salary guidelines for each named executive officer’s position are based primarily on market data that we derive through our benchmarking practices, as described above. We also develop salary guidelines from compensation surveys using regression analysis based on revenues of the surveyed companies. In addition to data derived from these surveys, the Compensation Committee reviews general surveys prepared by national human resource consulting firms indicating past, present and projected salary structures and annual increases for executive positions. The Compensation Committee also considers the CEO’s recommendations (other than with respect to his base salary), which are based in substantial part on the guidelines described above as well as on certain subjective factors, including the CEO’s evaluation of the performance of each named executive officer against corporate, operating unit and individual objectives established at the start of each year, their current and future responsibilities, our recent financial performance, retention considerations, and general economic and competitive conditions.

2007 Base Salary Decisions

Using the methodologies described above for setting salary guidelines, in 2007 we compared total compensation levels for our named executive officers and 16 additional executives against survey data provided by Towers Perrin. We concluded that the base salaries of our named executive officers who are direct reports to the CEO were, in the aggregate, below the market median, in accordance with the USW Agreement.

In 2007, the overall increase in base salaries for all executive officers, excluding the CEO, was 2.9%. Mr. Keegan, Mr. Kramer, Mr. Harvie and Mr. de Bok received increases of 3.5%, 5.7%, 5.0% and 9.5%, respectively. Mr. Schmitz was elected as our Chief Financial Officer on August 7, 2007 at an annual base salary of $505,000. Salaries of the named executive officers in 2007 were an average of 7% lower than the median indicated by the salary guidelines described above. Salaries in 2007 averaged approximately 39% of total annual cash compensation paid to the named executive officers.

Annual Cash Bonuses — Performance Recognition Plan

The Performance Recognition Plan provides annual cash-based incentives for approximately 730 participants, including all named executive officers. Awards under the Performance Recognition Plan are designed to emphasize important short-term operating and tactical objectives that directly drive the creation of shareholder value and provide appropriate balance with the metrics used in our long-term incentives. Awards generally have the following characteristics:

•	an individual’s target bonus level for the award is set annually, as a percentage of base salary, at rates slightly above market median levels so that when combined with the below median base salaries required by the USW Agreement, we provide an overall annual compensation opportunity aligned with market median levels;

•	the level of funding of the annual bonus pool is based on the level of achievement of two financial performance criteria (linked to overall company and/or operating unit results), adjusted for extraordinary items and other relevant factors as recommended by the CEO and approved by the Compensation Committee, each of which is described in more detail below;

•	the amount of individual payouts for executives can range from 0% to 200% of the executive’s target bonus, based on the executive’s performance during the year against individual objectives; and

•	the total payout for all participants may not exceed the bonus pool.

Each financial performance criteria has a target level as well as a minimum and maximum level, which are determined based on the perceived difficulty of the established targets and actual results for those financial measures in prior years. For corporate officers, funding of the bonus pool available for payouts is based on overall company results with respect to the two financial performance criteria. Funding of the bonus pool for officers of our five operating units is based 60% on that operating unit’s results and 40% on overall company results. In this manner, we believe our executives are held most accountable for financial results in the areas where they have the most control and influence, but are also motivated to work cooperatively with other operating units to maximize results for the entire Company.

In determining the funding of the bonus pool available for payouts, the Compensation Committee first compares actual results with the target performance level for the two financial performance criteria. This comparison is done for the Company overall, and for each operating unit. These results are referred to as the “actual results.” Then, the Committee considers and takes into account the following three factors to determine whether the actual results should be adjusted:

•	non-recurring restructuring charges are considered for exclusion, consistent with past practice, because the Compensation Committee believes senior managers should be encouraged to make decisions with long-term benefits to the Company without being concerned about the impact on their incentive compensation;

•	the effects of significant one-time, unanticipated, non-operating or extraordinary events are considered for exclusion, consistent with past practice, because the effect of such events would generally not have been reflected in the performance targets; and

•	qualitative factors that might call for adjustment of the actual results are considered upon the recommendation of the CEO based on his overall assessment of our business and performance.

For fiscal years 2005, 2006 and 2007, the Compensation Committee established bonus payment pools of 162%, 102% and 168%, respectively, of the aggregate target bonus level for such years.

After the size of the bonus pool has been determined as described above, the payout for each named executive officer is determined. In this process, the officer’s target bonus amount is first multiplied by the same percentage used to determine the aggregate bonus pool applicable to such officer. (For example, if the bonus pool applicable to such officer is funded at 150% of the aggregate target bonus amount, the officer’s individual payout initially would be set at 150% of his individual bonus target.) Then, the CEO assesses the officer’s individual performance and contributions towards Company goals and makes his recommendations with respect to individual payout amounts to the Compensation Committee, which considers the CEO’s recommendations and determines the final payouts. The Compensation Committee undertakes the same process for the CEO and makes the determination as to the final payout amount for the CEO. Participants can earn between 0% and 200% of their target bonus, but the total payout for all participants may not exceed the aggregate bonus pool.

To illustrate how the Performance Recognition Plan works, assume an award with a target level of $50,000. If the company-wide and operating unit performance criteria are attained in an amount equal to 150% of their target amounts, the amount contributed to the overall bonus pool in respect of this award is $75,000 (i.e. 150% of $50,000). However, the individual having this award would be eligible to receive a payout between $0 and $100,000 (i.e. 200% of the target level), depending on the individual’s own performance and contribution to Company goals.

Awards are generally paid in cash. However, named executive officers may elect to defer all or a portion of their award in the form of cash or stock units. If deferred in the form of stock units, we will match 20% of the deferred amount with additional stock units that will vest in one year subject to the executives’ continued employment. Any stock units are converted to shares of Common Stock and paid to the participant on the first business day of the third year following the end of the plan year under which the award was earned. See “Executive Deferred Compensation Plan” below.

2007 Bonus Payouts Under Performance Recognition Plan

In 2007, the performance criteria used for bonus awards under the Performance Recognition Plan were as follows:

•	for corporate officers (including Messrs. Keegan, Schmitz and Harvie): (i) Goodyear’s net sales, less cost of goods sold, selling, administrative and general expense, and finance charges (“adjusted EBIT”) and (ii) Goodyear’s “operating cash flow” (cash flow from operations and investing activities, each adjusted for foreign currency exchange, less the change in restricted cash and dividends paid to minority interests in subsidiaries), both equally weighted at 50% and independent of each other; and

•	for officers of our five operating units (including Messrs. Kramer and de Bok): (i) the operating unit’s net sales, less cost of goods sold and selling, administrative and general expense (“EBIT”) and (ii) the operating unit’s operating cash flow (as defined above), both equally weighted at 50% and independent of each other.

Adjusted EBIT is derived from our audited financial statements by reducing net sales for cost of goods sold, selling, administrative and general expense, and finance charges, and EBIT is derived from our audited financial statements by reducing net sales for cost of goods sold and selling, administrative and general expense. The Compensation Committee used adjusted EBIT for corporate officers, rather than EBIT, to provide an incentive to reduce finance charges, given existing debt levels.

The Compensation Committee set the corporate adjusted EBIT and North American Tire EBIT targets taking into account the anticipated impact of the recovery from the USW strike and the corporate and North American Tire operating cash flow targets taking into account the anticipated impact of the recovery from the USW strike, the Voluntary Employees’ Beneficiary Association funding obligations and pension funding obligations. Consistent with past practices, the Compensation Committee also excluded accelerated depreciation expense related to plant closures announced during 2007 from the corporate adjusted EBIT target. Following the sale of our Engineered Products business in July 2007, the Compensation Committee further modified the corporate adjusted EBIT and operating cash flow targets to reflect the sale of that business. Overall, the Compensation Committee believed the financial targets reflected a significant stretch for the Company given the dynamic and increasingly competitive business environment, rapidly increasing costs of raw materials, the recovery from the USW strike, and the incremental growth required from 2006 actual results.

In February 2008, the Compensation Committee reviewed actual results for 2007 with respect to achievement of the company-wide and operating unit financial performance criteria.

For overall company results (the performance of which is relevant for determining bonus amounts for Messrs. Keegan, Schmitz and Harvie), target adjusted EBIT was $577 million and actual adjusted EBIT (adjusted as described above) was $796 million, or approximately 38% above target, and target operating cash flow was $354 million and actual operating cash flow (adjusted as described above) was $708 million, or approximately 100% above target. In light of our adjusted EBIT and operating cash flow results, the Compensation Committee determined to fund the corporate portion of the bonus pool in an amount equal to 200% of the target amount.

As noted above, funding of the bonus pool for officers of our five operating units is based 60% on that operating unit’s results and 40% on overall company results.

The North American Tire unit (the performance of which is relevant for determining Mr. Kramer’s bonus) exceeded its EBIT and operating cash flow targets by 54% and significantly more than 100%, respectively. In light of North American Tire’s performance against its EBIT and operating cash flow targets and the fast recovery from the USW strike, the Compensation Committee determined to fund the bonus pool for the North American Tire unit in an amount equal to 200% of the target amount.

The European Union unit (the performance of which is relevant for determining Mr. de Bok’s bonus) fell short of its EBIT and operating cash flow targets by 6% and 54%, respectively. The Compensation Committee further adjusted European Union’s operating cash flow target for two significant one-time events or non-operating items, reflecting an increase in the dividend paid to our European joint venture partner due to a favorable tax ruling and an increase in planned capital expenditure levels. After taking into account these further adjustments, the Compensation Committee determined to fund the bonus pool for the European Union unit in an amount equal to 130% of the target amount, which is based 60% on European Union’s results (adjusted as described above) and 40% on overall company results.

The bonus pools for the other operating units were funded, based on those units’ performance compared with targeted performance, in amounts that ranged from 177% to 200% of the target amounts for such units. Overall, the aggregate bonus pool was funded in the amount of $53.5 million, or 168%, of the overall target bonus amount.

The Compensation Committee then reviewed the CEO’s assessment of each of the other named executive officer’s performance during 2007 and his contribution to our results in 2007. With respect to the CEO, the Compensation Committee also considered its own assessment of the CEO’s performance during 2007 and his contribution to our results in 2007. In particular, the Compensation Committee considered the CEO’s contributions to the achievement of:

•	our financial goals in a difficult industry environment,

•	the fast recovery from the USW strike,

•	the successful completion of an equity offering in May 2007, the sale of our Engineered Products business in July 2007 and several debt reduction initiatives throughout the year,

•	continued progress on our four-point cost savings plan,

•	the restructuring of our salaried pension benefits, and

•	continued strengthening of our leadership team.

The CEO and the Compensation Committee considered the substantial contributions of the other named executive officers in furthering the Company’s strategic initiatives described in the preceding paragraph. As a result of these considerations, and in light of the aggregate amount available in the bonus pool, the Compensation Committee approved the following 2007 payout amounts for the named executive officers under the Performance Recognition Plan:

	Target Payout	Payout Range				Actual Award
	as a % of	as a % of	Target Award	Maximum Award	Actual Award	as a % of
Name	Salary	Salary	($)	($)	($)	Salary

Keegan	147%	0%-294%	$1,750,000	$3,500,000	$3,500,000	294%
Schmitz(1)	75%	0%-151%	158,764	317,528	317,528	151%
Kramer	89%	0%-179%	500,000	1,000,000	1,000,000	179%
Harvie	63%	0%-125%	300,000	600,000	600,000	125%
de Bok	74%	0%-148%	325,000	650,000	422,500	96%

(1)	Awards for Mr. Schmitz represent pro-rated amounts based upon his hire date (August 1, 2007).

As a group, the named executive officers received payouts at an average of 186% of their target amount. The Performance Recognition Plan payouts represent an average of approximately 61% of total annual cash compensation paid to the named executive officers.

Long-Term Compensation

Long-term incentives are delivered through grants of stock options and performance shares under our 2002 and 2005 Performance Plans (collectively, the “Performance Plans”) and long-term cash-based incentive awards under our Executive Performance Plan. Long-term performance-based compensation is generally designed to represent approximately 60% of the primary compensation of named executive officers, assuming target performance levels. This is consistent with our emphasis on long-term compensation which better ties the executive’s compensation to long-term operational success and shareholder value creation. The mix of long-term compensation between stock option grants, performance share grants, and cash-based long-term incentives was based, in part, on the number of shares available for grant under the Performance Plans, as well as considerations relating to managing the dilutive effect of share-based awards.

The amount and terms of grants to named executive officers under the Performance Plans and the Executive Performance Plan are based on criteria established by the Compensation Committee and typically include responsibility level, base salary level, current Common Stock market price, officer performance, recent Goodyear performance, and, with respect to the Performance Plans, the number of shares available under the plan. As discussed above under “Compensation Philosophy,” the Compensation Committee makes grants under these plans with the objective of providing a target primary compensation opportunity equal to median market rates.

Cash-Based Awards Under the Executive Performance Plan

The Executive Performance Plan provides long-term incentive compensation opportunities in order to motivate key personnel to achieve our long-term business objectives and to attract, retain and reward key personnel. This plan was originally established, in 2003, to address the limitations of providing compensation through our Performance Plans. Due to the relatively low market price of our Common Stock at the time, the quantity of shares that would have been necessary to provide meaningful incentive compensation would have exceeded the number of available shares under the 2002 Performance Plan and would have created an unacceptable level of potential share dilution. As a result, the Compensation Committee determined that a cash-based plan was the most appropriate tool for providing performance and retention incentives.

The Compensation Committee generally makes Executive Performance Plan grants at its first meeting following completion of the prior fiscal year (typically in February). Awards of units under the Executive Performance Plan generally have the following characteristics:

•	the target value is $100 per unit;

•	the payout amount is based on results over a three-year period as compared with performance goals set at the start of the three-year period; and

•	the payout amount can range from $0 per unit to $200 per unit based on actual results (and assuming the recipient remains continuously employed by us through the performance period).

The number of target units awarded annually to each named executive officer is based on a number of considerations, including market data about competitive long-term compensation and the CEO’s recommendations. In determining target awards, the CEO takes into consideration certain subjective factors, including the CEO’s evaluation of the performance of each named executive officer, our recent performance, retention considerations and general economic and competitive conditions.

The performance criteria for grants made for the 2005-2007, 2006-2008 and 2007-2009 performance periods were cumulative net income and cumulative cash flow, net of debt, each weighted equally. Results were based entirely on our consolidated performance, with no award tied to an executive’s business unit or individual performance. In this manner, the plan emphasizes long-term consolidated financial results, balances performance measures used under our annual bonus plan and reinforces the need for teamwork among executives. Net income was used as a measure to focus on bottom line improvement. Cash flow focused on our efforts to manage the cash requirements associated with our business, including our debt, pension and OPEB obligations and our efforts to improve our capital structure, and adjusting for net debt provides incentive to reduce our obligations, including our debt and pension obligations. The amount of debt that is netted out is equal to the amount of total debt on the consolidated balance sheet plus expected domestic pension funding obligations for the next three fiscal years, less cash on the consolidated balance sheet.

180,500 units were granted in respect of the 2005-2007 performance period, 167,590 units were granted in respect of the 2006-2008 performance period, and 174,150 units were granted in respect of the 2007-2009 performance period.

2007 Grants and Payouts Under the Executive Performance Plan

2007 Grants

The Compensation Committee awarded an aggregate of 174,150 units in respect of the 2007-2009 performance period under the Executive Performance Plan. The performance criteria for the 2007 grants are cumulative net income and cumulative total cash flow, net of debt, each weighted equally. The performance targets for the 2007-2009 period generally require relatively greater improvement in performance than had been contemplated under prior years’ grants. The Compensation Committee determined that it was appropriate to make the 2007-2009 performance targets incrementally harder to achieve than those under prior grants to reflect the Company’s emergence from a challenging period of recovery that began in 2003. While the Committee believes the 2007-2009 targets are achievable, the targets are premised on the Company meaningfully growing both net income and cumulative total cash flow during the three-year performance period.

The value of the units granted for the 2007-2009 performance period (assuming payout at $100 per unit) represents approximately 50% of the value of total long-term compensation awarded to the named executive officers in 2007. Included in the grants for the 2007-2009 performance period were grants of 40,000, 7,500, 11,000, 7,700 and 8,400 units to Messrs. Keegan, Schmitz, Kramer, Harvie and de Bok, respectively. Payment on each unit may range between $0 and $200 depending upon the attainment of the performance criteria described above. The availability of shares under our equity compensation plans will continue to drive the replacement of cash-based compensation represented by grants under the Executive Performance Plan with grants of performance shares under the Performance Plans. We believe that performance shares, like the cash-based Executive Performance Plan, drive operational performance while also driving shareholder value creation, thereby better aligning the interests of our executives with those of our shareholders.

Payouts for the 2005-2007 Performance Period

Following the sale of our Engineered Products business in July 2007, the Compensation Committee modified the cumulative net income and cumulative total cash flow, net of debt targets to reflect the sale of that business. In February 2008, the Compensation Committee approved payouts in respect of awards granted for the 2005-2007 performance period. The table below shows the performance goals and corresponding payout amounts (per unit) for awards granted for the 2005-2007 performance period.

	Payout per Unit
	$50	$100	$150	$200

Performance Measure
(2005-2007):
Cumulative net income	$64 million	$78 million	$213 million	$348 million
% of target	82%	100%	273%	446%
Cumulative total cash flow, net of debt	$(906) million	$(735)million	$(446) million	$(156) million
% of target	77%	100%	139%	179%

The Executive Performance Plan permits the Committee to make adjustments to actual company results for the performance measures for extraordinary items and other relevant factors. Over the three-year performance period, no adjustments were made to the actual company results. The table below shows actual results with respect to the performance measures over the 2005-2007 performance period.

			Performance (as %
	Target	Actual Results	of target)

Performance Measure
(2005-2007):
Cumulative net income	$78 million	$500 million	541%
Cumulative total cash flow, net of debt	$(735) million	$4,331 million	689%

During the performance period of these grants, we faced a number of substantial challenges facing the tire industry generally, such as increasing competition from low-cost manufacturers, manufacturing overcapacity and rising raw material prices. We also faced several Company-specific challenges, such as a significant negotiation with the USW on the terms of a new master labor agreement, the recovery from the USW strike, the implementation of a capital structure improvement plan, and the need to implement significant cost reductions. In the face of these challenges, the targets established for the 2005 grants were considered stretch targets, the achievement of which would mean we were on our way to financial recovery and poised for future growth. Our performance during the period reflects price and product mix improvements, the completion of our capital structure improvement plan, additional debt reduction initiatives, the substantial progress made on our cost reduction and other strategic initiatives, and our turnaround plan for our North American Tire business as well as the exemplary performance of our international business units, many of which consistently achieved record results in sales and segment operating income. This performance resulted in cumulative net income and cash flow significantly in excess of the targets established in early 2005.

Based on the results over the 2005-2007 performance period, the Compensation Committee approved payout of the Executive Performance Plan awards for such period in an amount equal to 200% of the target amount per unit.

The table below shows payout amounts for each of the named executive officers in respect of their grants under the Executive Performance Plan for the performance period 2005-2007:

	Target Payout as a	Payout Range as a %	Target Award	Maximum Award	Actual Award	Actual Award as a %
Name	% of Salary	of Salary	($)	($)	($)	of Salary

Keegan	370%	0%-739%	$4,400,000	$8,800,000	$8,800,000	739%
Schmitz	—	—	—	—	—	—
Kramer	191%	0%-382%	1,070,000	2,140,000	2,140,000	382%
Harvie	173%	0%-346%	830,000	1,660,000	1,660,000	346%
de Bok	211%	0%-423%	930,000	1,860,000	1,860,000	423%

In reviewing and considering payouts under the Executive Performance Plan for the 2005-2007 performance period, the Compensation Committee considered not only the impact of the lost tax deductions associated with such payouts under Section 162(m) of the Code, but also the significant tax loss carryforwards available to us from prior periods, as well as the benefits realized by us and our stockholders from the successful efforts of our senior management team in leading the turnaround effort over the past several years. In balancing these considerations, the Compensation Committee concluded that it would be appropriate to approve payouts in respect of the grants for the 2005-2007 performance period, notwithstanding the loss of the associated tax deduction.

Performance Shares

In 2006, in order to more closely align executive compensation to the performance of our Common Stock and to better manage concerns about stockholder dilution, and in response to new accounting rules with respect to stock options under Statement of Financial Accounting Standards No. 123R, “Share-Based Payments” (“SFAS 123R”), we introduced performance shares as a new component of long-term compensation for named executive officers and other key personnel.

Performance shares are granted under the 2005 Performance Plan and generally have the following terms:

•	vesting is based on results over a three-year period as compared with performance goals set at the start of the three-year period and continued employment; and

•	once vested, shares are paid 50% in cash (based on the market value of our Common Stock on the vesting date) and 50% in stock.

The number of performance shares awarded annually to each named executive officer, measured by the percentage of total long-term compensation represented by such shares, is based on a number of considerations, including market data for comparable long-term incentive compensation and the CEO’s recommendations, which are based in part on certain subjective factors, including the CEO’s evaluation of the performance of each named executive officer, our recent performance, share availability under our equity compensation plans, retention considerations, and general economic and competitive conditions.

2007 Performance Share Grants

In 2007, the Compensation Committee awarded an aggregate of 1,222,426 performance shares. The vesting period for these shares is 2007-2009 and the performance criteria over this period are cumulative net income and cumulative total cash flow, net of debt, each weighted equally, as described above under “Cash-Based Awards Under the Executive Performance Plan.” The aggregate value of the performance shares granted to the named executive officers in 2007 (measured at grant date fair value) was $1,563,989. This represented approximately 13% of total long-term compensation awarded to the named executive officers in 2007. In February 2007, target grants of 20,000, 15,850, 9,750 and 10,300 performance shares were made to Messrs. Keegan, Kramer, Harvie and de Bok, respectively, having the terms described above. On August 7, 2007, Mr. Schmitz received a target grant of 7,000 performance shares, having the terms described above, in connection with his hiring.

Stock Options

The Compensation Committee annually grants stock options to named executive officers and other key employees to link executives to results earned by shareholders and build executive ownership. Stock options constitute an important element of our long-term incentive compensation program and support several important objectives and principles. Because options result in gains only in the event that the stock price appreciates, they serve to align the interests of management with shareholders.

Stock options are granted under the Performance Plans and generally have the following terms:

•	options vest in equal, annual installments over a 4-year period;

•	options have a ten-year term; and

•	the exercise price is equal to the market value of our Common Stock on the date of grant, with the market value determined by averaging the high and low prices of our Common Stock on that date.

In addition, each stock option granted through 2007 includes a right to the automatic grant of a new option (a “reinvestment option”) for the number of shares tendered in the exercise of the original stock option and withheld to pay income taxes. The reinvestment option will be granted on, and will have an exercise price equal to the market value of our Common Stock on, the date of exercise of the original option. Reinvestment options are generally subject to the same terms and conditions as the original stock option but do not include the right for a further reinvestment option. All reinvestment options vest one year from the date of grant and will expire on the date the original option would have expired. The Compensation Committee did not include the reinvestment option feature in its February 2008 stock option grants due, in part, to changes in the accounting for compensation expense associated with stock option grants under SFAS 123R. In addition, the 2008 Performance Plan does not provide for a reinvestment option feature.

The amount of stock options to be awarded each year is determined based on the number of available options under the Performance Plans, as well as market data on long term-compensation. We use a Black-Scholes valuation model to determine the number of stock options needed to provide the desired value consistent with overall median market compensation.

2007 Stock Option Grants

In 2007, the Compensation Committee awarded an aggregate of 1,819,410 stock options (excluding reinvestment options) under the 2005 Performance Plan. The aggregate value of the stock options (excluding reinvestment options) granted to the named executive officers in 2007 (measured at grant date fair value) was $4,632,630. This represented approximately 37% of total long-term compensation awarded to the named executive officers in 2007. In February 2007, grants of 250,000, 55,000, 37,000 and 30,000 stock options were made to Messrs. Keegan, Kramer, Harvie and de Bok, respectively, having the terms described above. On August 7, 2007, Mr. Schmitz received a grant of 25,000 stock options, having the terms described above, in connection with his hiring.

During 2007, reinvestment option grants were made to Messrs. Keegan, Kramer and Harvie. See Note 4 to the Grants of Plan-Based Awards table below. All options granted to named executive officers during 2007 were non-qualified stock options. Each unexercised stock option terminates automatically if the optionee ceases to be an employee of Goodyear or one of its subsidiaries for any reason, except that (a) upon retirement or disability of the optionee more than six months after the grant date, the stock option will become immediately exercisable and remain exercisable until its expiration date, and (b) in the event of the death of the optionee more than six months after the grant thereof, each stock option will become exercisable and remain exercisable for up to three years after the date of death of the optionee.

Pension Benefits

We provide most named executive officers with pension benefits pursuant to a qualified pension plan, the Goodyear Salaried Pension Plan (the “Salaried Plan”), and a partially funded, non-qualified plan, the Goodyear Supplementary Pension Plan (the “Supplementary Plan”). Named executive officers serving outside the United States, such as Mr. de Bok, participate in local Goodyear or governmental pension plans, rather than the Salaried Plan. Named executive officers hired after December 31, 2004, such as Mr. Schmitz, participate in the retirement contributions feature of the Savings Plan, a defined contribution plan, rather than the Salaried Plan.

The Salaried Plan is designed to provide tax-qualified pension benefits for U.S.-based salaried employees hired prior to January 1, 2005. Mr. Keegan, Mr. Harvie and Mr. Kramer participate in the Salaried Plan along with other Goodyear employees. Mr. Schmitz and Mr. de Bok do not participate in the Salaried Plan. The Supplementary Plan provides additional pension benefits to executive officers and certain other key individuals identified by the Compensation Committee. All of the named executive officers participate in the Supplementary Plan. The Supplementary Plan provides pension benefits to participants who retire with at least 30 years of service or retire after age 55 with ten years of service. However, benefits payable under the Supplementary Plan are offset by the amount of any benefits payable under the Salaried Plan, the retirement contributions component of the Savings Plan, applicable non-U.S. pension plans, and certain prior employer pension plans. The Committee believes supplemental executive retirement plans such as the Supplementary Plan are an important part of executive compensation and are utilized by most large companies, many of which compete with the Company for executive talent. Retirement benefits, including those provided through a supplemental executive retirement plan, are a critical component of an executive’s overall compensation program and are essential to attracting, motivating and retaining talented executives with a history of leadership. Retirement benefits are an important factor in an executive’s decision to accept or reject a new position.

We also maintain a non-qualified unfunded Excess Benefit Plan that pays an additional pension benefit over that paid under the Salaried Plan if a participant does not meet the eligibility requirements of the Supplementary Plan. The additional benefit is equal to the amount a participant would have received from the Salaried Plan but does not because of the limitations imposed by the Code on pension benefits under qualified plans. This plan is provided to allow the continuation of benefits from the qualified plan to individuals whose income exceeds the Code guidelines for qualified plans. For employees hired after December 31, 2004, there is a corresponding non-qualified defined contribution excess plan that mirrors the retirement contributions component of the Savings Plan.

For more information regarding the terms of these plans and the named executive officers’ accrued benefits under these plans, see the table captioned “Pension Benefits” and the accompanying narrative elsewhere in this Proxy Statement.

Severance and Change-in-Control Benefits

We provide for the payment of severance benefits to our named executive officers upon certain types of terminations of employment. The Goodyear Continuity Plan for Salaried Employees (the “Continuity Plan”) provides certain severance benefits to our employees and employees of our domestic subsidiaries who participate in the Executive Performance Plan, Performance Recognition Plan or Savings Plan. The Continuity Plan was adopted on April 10, 2007 and amended and restated The Goodyear Employee Severance Plan for Salaried Employees that was originally adopted in 1989.

We selected the change-in-control triggers used in the Continuity Plan based on similar definitions included in our equity compensation plans, the Ohio Control Share Acquisition Law and other customary provisions included in similar agreements, such as the acquisition of actual control of Goodyear or a significant change in the composition of the Board of Directors.

The Compensation Committee believes that our severance benefits are a necessary component of a competitive compensation program and that those severance benefits are not significantly different from the severance benefits typically in place at other companies.

In addition to benefits provided under the Continuity Plan, under appropriate circumstances, such as reductions in force or elimination of positions, we may provide severance benefits to executive officers, including the named executive officers, whose employment terminates prior to retirement. In determining whether to provide such benefits and in what amount, we consider all relevant facts and circumstances, including length of service, circumstances of the termination, the executive officer’s contributions to Company objectives, and other relevant factors. When we provide such benefits, typically the amount of severance is the equivalent of six to 18 months of base salary plus an amount based on the individual’s target bonus then in effect over an equivalent period. The severance payment may be paid in a lump sum or in installments. We also may provide limited outplacement and personal financial planning services to eligible executive officers following their termination.

In addition, Mr. Keegan’s employment agreement provides for the payment of severance compensation if we terminate his employment without “cause” or if Mr. Keegan terminates his employment for “good reason,” as such terms are defined in that agreement. For additional information regarding the terms of Mr. Keegan’s employment agreement and the severance benefits payable under such agreement, see “Potential Payments Upon Termination or Change-in-Control” elsewhere in this Proxy Statement. Among other things, Mr. Keegan’s employment agreement provides that if Mr. Keegan is subject to any excise taxes resulting from a severance payment in connection with a change in control, he is entitled to receive an additional amount sufficient to cover the amount of any such excise or related taxes.

For additional information regarding the terms of the Continuity Plan and benefits payable under such plan, see “Potential Payments Upon Termination or Change-in-Control” elsewhere in this Proxy Statement.

Perquisites

We provide certain executive officers with certain personal benefits and perquisites, as described below. The Compensation Committee has reviewed and approved the perquisites described below. While the Compensation Committee does not consider these perquisites to be a significant component of executive compensation, it recognizes that such perquisites are an important factor in enabling our executive officers to focus on our business with minimal disruption.

Home Security Systems.  In order to enhance their safety, we pay for the cost of home security systems for a limited number of executive officers. We cover the cost of installation, monitoring and maintenance for these systems.

Use of Company Aircraft.  In appropriate circumstances, and only if approved by the CEO, executive officers are permitted to use our company aircraft for personal travel. In these limited circumstances, the executive is also required to reimburse us for a portion of the cost of such use in an amount determined using the Standard Industry Fare Level.

Tire Program.  We offer our executive officers and Board members the opportunity to receive up to two sets of tires per year at our expense. Expenses covered include the cost of tires, mounting, balancing and disposal fees. We also provide reimbursement for the taxes on the income associated with this benefit. Mr. Keegan has elected to no longer participate in this program.

Financial Planning and Tax Preparation Services.  We offer financial assistance to our executive officers to help them cover the cost of financial planning and tax preparation services. In providing this benefit, we seek to alleviate our executives’ concern regarding personal financial planning so that they may devote their full attention to our business. The maximum annual cost to the Company under this program is $9,000 per officer.

Club Memberships.  We pay the annual dues for one club membership for a limited number of executive officers. The membership is intended to be used primarily for business purposes, although executive officers may use the club for personal purposes. Executive officers are required to pay all incremental costs, other than the annual dues, related to their personal use of the club.

Annual Physical Exams.  Our executive officers may undergo an annual comprehensive physical examination for which we pay any amount that is not covered by insurance.

Executive Deferred Compensation Plan

The Goodyear Executive Deferred Compensation Plan (the “Deferred Compensation Plan”) is a non-qualified deferred compensation plan that provides named executive officers and other highly compensated employees the opportunity to defer various forms of compensation. The plan provides several deferral period options. During 2007, no named executive officers made deferrals under the Deferred Compensation Plan. For participants, this is an investment decision and offers an additional means to save for retirement. There is no premium or guaranteed return associated with the deferral.

For additional information regarding the terms of the deferred compensation plan and participant balances, see “Nonqualified Deferred Compensation” elsewhere in this Proxy Statement.

Other Benefits

Payments to Overseas Executives.  Where warranted, we provide tax equalization payments, housing allowances, and other similar benefits to our executives living overseas to compensate them for the additional costs of their overseas assignments.

Goodyear Employee Savings Plan.  The Savings Plan permits eligible employees, including most of the named executive officers, to contribute 1% to 50% of their compensation to their Savings Plan account, subject to an annual contribution ceiling ($15,500 in 2007). Savings Plan participants who are age 50 or older and contributing at the maximum plan limits or at the annual contribution ceiling are entitled to make “catch-up” contributions annually up to a specified amount ($5,000 in 2007). Employee pre-tax contributions to the Savings Plan are not included in the current taxable income of the employee pursuant to Section 401(k) of the Code. Effective April 1, 2007, employee Roth contributions were permitted under the Savings Plan which are included in current taxable income. Employee contributions are invested, at the direction of the participant, in any one or more of the fifteen available funds and/or in mutual funds under a self-directed account.

Tax Deductibility of Pay

Section 162(m) of the Code provides that compensation paid to a public company’s chief executive officer and its three other highest paid executive officers (other than its chief financial officer) in excess of $1 million is not deductible unless certain requirements have been satisfied. The Compensation Committee believes that awards under our Performance Plans qualify for full deductibility under Section 162(m).

Although compensation paid under two of our plans, the Executive Performance Plan and the Performance Recognition Plan is performance-based, it does not qualify for the deductibility exception for performance-based compensation and is subject to the Section 162(m) limitation on deductibility. As discussed in greater detail below, in light of our financial condition and capital structure in recent years, the Compensation Committee believes it is in our and our stockholders’ best interests to award incentive compensation under the Executive Performance Plan and the Performance Recognition Plan that does not qualify for the exception for performance-based compensation. As part of the Compensation Committee’s review and evaluation of the impact of Section 162(m) on our executive compensation programs, the Compensation Committee and the Board of Directors are recommending the adoption of the 2008 Performance Plan (Proxy Item 2) and the Goodyear Management Incentive Plan (Proxy Item 3), which will permit future awards similar to those under the Executive Performance Plan and the Performance Recognition Plan to qualify for full deductibility under Section 162(m).

Stockholding Guidelines

To better link the interests of management and our stockholders, the Board, upon the recommendation of the Compensation Committee, adopted stockholding guidelines for our executive officers effective January 1, 2006. These guidelines specify a number of shares that our executive officers are expected to accumulate and hold within five years of the later of the effective date of the program or the date of appointment as an officer. The specific share requirements are based on a multiple of annual base salary ranging from one to five times, with the higher multiples applicable to executive officers having the highest levels of responsibility. The stockholding requirement for Mr. Keegan is five times his annual base salary and for each of the other named executive officers is four times their annual base salary. Amounts invested in the Goodyear stock fund of the Savings Plan, share equivalent units in our deferred compensation plan, restricted stock, and stock owned outright by executive officers (or their spouses) are counted as ownership in assessing compliance with the guidelines. Unexercised stock options and unearned performance shares are not counted toward compliance with the guidelines.

In October 2007, the Compensation Committee revised the stockholding guidelines to incorporate stock retention provisions. If an executive officer has met their stockholding requirement, they are required to retain 25% of the net shares from any exercised options for at least one year from the date of exercise. If an executive officer has not met their stockholding requirement, they are required to retain 75% of the net shares from any exercised options until they have met their stockholding requirement. Net shares are the shares remaining after payment of the exercise price and any withholding taxes.

We have adopted, as part of our insider trading policy, prohibitions on the short sale of our equity securities and the purchase, sale or issuance of options or rights relating to our Common Stock.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in Goodyear’s Annual Report on Form 10-K for the year ended December 31, 2007.

The Compensation Committee

G. Craig Sullivan, Chairman	William J. Hudson, Jr.
John G. Breen	Denise M. Morrison

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, that incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Compensation Committee Report shall not be incorporated by reference into any such filings.

Summary Compensation Table

The table below sets forth information regarding the compensation of the CEO, the Chief Financial Officer of Goodyear (the “CFO”) and the persons who were, at December 31, 2007, the other three most highly compensated executive officers of Goodyear (collectively, the “named executive officers”) for services in all capacities to Goodyear and its subsidiaries during 2006 and 2007.

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
Name and				Stock	Option	Incentive Plan	Compensation	All Other
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)

Robert J. Keegan Chairman of the Board, Chief Executive Officer and President	2007	$1,176,667	$3,500,000	$625,800	$3,836,335	$8,800,000	$2,429,883	$82,323	$20,451,008
	2006	1,133,333	2,244,000	91,191	1,949,118	8,000,000	3,802,099	93,377	17,313,118
W. Mark Schmitz Executive Vice President and Chief Financial Officer(7)	2007	210,417	317,528	34,230	35,500	—	391,292	3,499	992,466
Richard J. Kramer President, North American Tire (formerly Chief Financial Officer)(8)	2007	550,000	1,000,000	430,539	674,884	2,140,000	209,556	18,393	5,023,372
	2006	507,033	667,400	59,274	379,517	2,000,000	260,948	18,006	3,892,178
C. Thomas Harvie Senior Vice President, General Counsel and Secretary	2007	472,333	600,000	251,145	954,242	1,660,000	385,085	11,503	4,334,308
	2006	453,367	411,800	33,741	349,033	1,600,000	547,983	11,969	3,407,893
Arthur de Bok President, European Union(9)	2007	427,333	422,500	254,202	235,231	1,860,000	56,401	29,227	3,284,894

(1)	Represents amounts awarded under the Performance Recognition Plan for performance during the year indicated. For additional information regarding amounts awarded to the named executive officers under the Performance Recognition Plan, see “Compensation Discussion and Analysis — Elements of Compensation — Annual Compensation — Annual Cash Bonuses Under the Performance Recognition Plan” and “— 2007 Bonus Payouts Under the Performance Recognition Plan.”

(2)	Represents the amount recognized for financial statement reporting purposes for the year indicated in respect of outstanding stock awards in accordance with SFAS 123R, excluding estimates of forfeitures in the case of awards with service-based vesting conditions. The assumptions made in valuing stock awards reported in this column are discussed in Note 1, “Accounting Policies” under “Stock-Based Compensation” and Note 12, “Stock Compensation Plans” to Goodyear’s consolidated financial statements included in its Annual Report for the year ended December 31, 2007. For additional information regarding such grants, see “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Compensation — Performance Shares” and “— 2007 Performance Share Grants.” See also “Grants of Plan-Based Awards” below.

(3)	Represents the amount recognized for financial statement reporting purposes for the year indicated in respect of outstanding option awards, including reinvestment options, in accordance with SFAS 123R, excluding estimates of forfeitures in the case of awards with service-based vesting conditions. The assumptions made in valuing option awards reported in this column are discussed in Note 1, “Accounting Policies” under “Stock-Based Compensation” and Note 12, “Stock Compensation Plans” to Goodyear’s consolidated financial statements included in its Annual Report for the year ended December 31, 2007. For additional information regarding such grants, see “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Compensation — Stock Options” and “— 2007 Stock Option Grants.” See also “Grants of Plan-Based Awards” below.

(4)	Represents amounts awarded under the Executive Performance Plan in respect of performance periods ending on December 31, 2006 and 2007. For additional information regarding such awards, see “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Compensation — Cash-Based

Awards Under the Executive Performance Plan” and “— 2007 Grants and Payouts Under the Executive Performance Plan.”

(5)	Represents change in pension value for each named executive officer. No nonqualified deferred compensation earnings are required to be reported under applicable Securities and Exchange Commission rules and regulations.

(6)	Includes amounts for home security system installation and monitoring expenses, personal financial planning services, personal use of company aircraft, annual dues for club memberships, the cost of annual physical exams, and provision of up to two sets of automobile tires per year. For Mr. Keegan, this includes $31,018 for the personal use of company aircraft and $38,162 for premiums on life insurance policies which will be used to cover Goodyear’s obligation to make a charitable donation recommended by Mr. Keegan following his death, pursuant to the Director’s Charitable Award Program. For more information regarding that program, please see “Director Compensation” below. The aggregate incremental cost to the Company for the personal use of company aircraft is equal to the actual flight costs less the amount, based on the Standard Industry Fare Level, reimbursed to the Company, and the aggregate incremental cost of the life insurance policies is the annual premium and related fees. For Mr. de Bok, this also includes amounts for a company car. Also includes $109, $58, $453 and $199 for Messrs. Keegan, Schmitz, Kramer and Harvie, respectively, which represents reimbursement of taxes in respect of income associated with the Company’s provision of up to two sets of automobile tires per year. Mr. Keegan has elected to no longer participate in the tire program.

(7)	Mr. Schmitz was elected Executive Vice President and Chief Financial Officer on August 7, 2007.

(8)	Mr. Kramer was elected Executive Vice President and Chief Financial Officer on June 1, 2004. Mr. Kramer was elected President, North American Tire on March 14, 2007 and continued to serve as Chief Financial Officer until Mr. Schmitz’s election to that position on August 7, 2007.

(9)	The amounts in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column were converted from euros to U.S. dollars at the exchange rates in effect at December 31, 2006 of €1 = $1.32 and December 31, 2007 of €1 = $1.46, and the amounts in the “All Other Compensation” column were converted from euros to U.S. dollars at the exchange rate in effect at December 31, 2007 of €1 = $1.46. All other amounts were originally determined in U.S. dollars.

Employment Agreement

Mr. Keegan’s compensation is based, in part, on a written employment agreement entered into in 2000. The agreement credited Mr. Keegan’s previous service at Eastman Kodak Company towards his pension benefits payable by Goodyear. The agreement also established Mr. Keegan’s participation in the Performance Recognition Plan as well as our equity-based incentive compensation programs.

Mr. Keegan’s agreement was supplemented in 2004 to provide for the payment of severance compensation in the event of certain employment termination events. The severance compensation would consist of (i) two times the sum of Mr. Keegan’s annual base salary and target bonus in effect at the time of termination, plus (ii) the pro rata portion of Mr. Keegan’s target bonus for the then current fiscal year. The agreement restricts Mr. Keegan from participating in any business that competes with Goodyear for a period of two years after termination. The term of the supplemental agreement expires February 28, 2009.

Grants of Plan-Based Awards

The following table summarizes grants of plan-based awards made to the named executive officers during 2007.

									All Other				Grant
								All Other	Option				Date Fair
								Stock	Awards:		Exercise	Closing	Value of
								Awards:	Number of		or Base	Market	Stock
		Estimated Future Payouts Under Non-Equity			Estimated Future Payouts Under			Number	Securities		Price of	Price	and
		Incentive Plan Awards (1)			Equity Incentive Plan Awards (2)			of Shares	Underlying		Option	on	Option
	Grant	Threshold	Target	Maximum			Maximum	of Stock or	Options		Awards	Grant	Awards
Name	Date	($)	($)	($)	Threshold (#)	Target (#)	(#)	Units (#)	(#)		($/Sh)(5)	Date	($)

Keegan	2/27/2007	$2,000,000	$4,000,000	$8,000,000	10,000	20,000	40,000					$24.41	$488,200
	2/27/2007								250,000	(3)	$24.71	24.41	2,885,000
	3/6/2007								172,537	(4)	28.03	28.19	1,530,403
	3/14/2007								29,903	(4)	27.74	27.94	265,240
	9/17/2007								227,112	(4)	25.26	25.05	2,014,483
	12/13/2007								47,332	(4)	27.02	26.84	419,835
Schmitz	8/7/2007	375,000	750,000	1,500,000	3,500	7,000	14,000					25.29	177,030
	8/7/2007								25,000	(3)	26.10	25.29	339,750
Kramer	2/27/2007	550,000	1,100,000	2,200,000	7,925	15,850	31,700					24.41	386,899
	2/27/2007								55,000	(3)	24.71	24.41	634,700
	3/6/2007								36,172	(4)	28.03	28.19	320,846
	9/13/2007								20,182	(4)	25.33	25.61	179,014
	12/12/2007								17,314	(4)	27.93	27.42	153,575
Harvie	2/27/2007	385,000	770,000	1,540,000	4,875	9,750	19,500					24.41	237,998
	2/27/2007								37,000	(3)	24.71	24.41	426,980
	3/14/2007								8,130	(4)	27.74	27.94	72,113
	8/20/2007								28,597	(4)	27.51	27.78	253,655
	12/12/2007								2,285	(4)	27.93	27.42	20,268
de Bok	2/27/2007	420,000	840,000	1,680,000	5,150	10,300	20,600					24.41	251,423
	2/27/2007								30,000	(3)	24.71	24.41	346,200

(1)	Represents grants of awards under the Executive Performance Plan. For additional information regarding such awards, see “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Compensation — Cash-Based Awards Under the Executive Performance Plan” and “— 2007 Grants and Payouts Under the Executive Performance Plan.”

(2)	Grants of performance shares under the 2005 Performance Plan. For additional information regarding such grants, see “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Compensation — Performance Shares” and “— 2007 Performance Share Grants.”

(3)	Grants of stock option awards (with tandem stock appreciation rights for Mr. de Bok) under the 2005 Performance Plan. For additional information regarding such grants, see “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Compensation — Stock Options” and “— 2007 Stock Option Grants.”

(4)	Represents reinvestment option grants for Messrs. Keegan, Kramer and Harvie during 2007. The reinvestment option is granted on, and has an exercise price equal to the fair market value of the Common Stock on, the date of the exercise of the original stock option and is subject to the same terms and conditions as the original stock option except for the exercise price and the reinvestment option feature. Such reinvestment options vest one year from the date of grant. The following table sets forth the expiration dates of the reinvestment option grants.

	Reinvestment
Name	Grant Date	Options	Expiration Date

Keegan	3/6/07	172,537	10/3/2010
	3/14/07	18,435	10/3/2010
	3/14/07	11,468	12/4/2010
	9/17/07	52,156	12/4/2010
	9/17/07	83,174	12/3/2011
	9/17/07	40,881	12/9/2014
	9/17/07	50,901	12/6/2015
	12/13/07	47,332	12/6/2015

	Reinvestment
Name	Grant Date	Options	Expiration Date

Kramer	3/6/07	8,996	12/4/2010
	3/6/07	14,950	12/3/2011
	3/6/07	5,236	8/6/2012
	3/6/07	1,928	12/3/2012
	3/6/07	5,062	12/2/2013
	9/13/07	2,058	12/3/2011
	9/13/07	7,551	12/9/2014
	9/13/07	10,573	12/6/2015
	12/12/07	7,214	12/9/2014
	12/12/07	10,100	12/6/2015
Harvie	3/14/07	3,187	12/4/2010
	3/14/07	3,180	12/3/2011
	3/14/07	1,763	12/9/2014
	8/20/07	4,407	2/8/2010
	8/20/07	24,190	12/3/2011
	12/12/07	2,285	12/4/2010

(5)	The exercise price of each stock option is equal to 100% of the per share fair market value of the Common Stock on the date granted (calculated as the average of the high and low stock price for such date). The option exercise price and/or withholding tax obligations may be paid by delivery of shares of Common Stock valued at the fair market value on the date of exercise.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information about outstanding equity awards held by the named executive officers as of December 31, 2007.

								Stock Awards
										Equity
										Incentive
										Plan	Equity
	Option Awards									Awards:	Incentive
					Equity					Number	Plan
					Incentive					of	Awards:
					Plan				Market	Unearned	Market or
					Awards:			Number	Value of	Shares,	Payout
					Number of			of Shares	Shares or	Units or	Value of
	Number of		Number of		Securities			or Units	Units of	Other	Unearned
	Securities		Securities		Underlying			of Stock	Stock	Rights	Shares, Units or
	Underlying		Underlying		Unexercised	Option		that Have	that Have	that Have	Other
	Unexercised Options		Unexercised Options		Unearned	Exercise	Option	Not	Not	Not	Rights that
	Exercisable		Unexercisable		Options	Price	Expiration	Vested	Vested	Vested	Have Not Vested
Name	(#)(1)		(#)		(#)	($)(2)	Date	(#)	($)(3)	(#)	($)(4)

Keegan	1,089					$17.68	12/4/2010			17,500	$493,850
	35,000					7.94	12/3/2012
	100,000					6.81	12/2/2013
	28,548	*				10.91	12/3/2012
	1,950		1,950(5)			12.54	12/9/2014
	56,300		56,300(5)			12.54	12/9/2014
	25,103	*				13.62	12/3/2012
	33,134	*				13.62	12/2/2013
	2,500		125,000(6)			17.15	12/6/2015
	24,122	*				17.18	12/3/2012
	32,559	*				17.18	12/2/2013
	48,941	*				17.18	12/9/2014
			250,000(7)			24.71	2/27/2017
			172,537(8	)*		28.03	10/3/2010
			8,975(9	)*		27.74	12/4/2010
			18,435(9	)*		27.74	10/3/2010
			2,493(9	)*		27.74	12/4/2010
			52,156(10	)*		25.26	12/4/2010
			79,683(10	)*		25.26	12/3/2011
			39,913(10	)*		25.26	12/9/2014
			50,901(10	)*		25.26	12/6/2015
			3,491(10	)*		25.26	12/3/2011
			968(10	)*		25.26	12/9/2014
			47,332(11	)*		27.02	12/6/2015
Schmitz			25,000(12	)*		26.10	8/7/2017			3,500	98,770
Kramer	24,000					27.00	4/10/2010	10,000	282,200	12,800	361,216
	10,400					6.81	12/2/2013
	2,861	*				12.21	12/3/2012
			1,950(13)			12.54	12/9/2014
			9,300(13)			12.54	12/9/2014
	6,822	*				13.83	12/2/2013
	2,668	*				13.83	12/3/2012
			26,000(6)			17.15	12/6/2015
	3,253	*				17.35	8/6/2012
	2,371	*				17.35	12/3/2012
	6,117	*				17.35	12/2/2013
	8,961	*				17.35	12/9/2014
			55,000(7)			24.71	2/27/2017
			14,950(8	)*		28.03	12/3/2011
			8,996(8	)*		28.03	12/4/2010
			5,236(8	)*		28.03	8/6/2012
			1,928(8	)*		28.03	12/3/2012
			5,062(8	)*		28.03	12/2/2013
			2,058(14	)*		25.33	12/3/2011
			7,551(14	)*		25.33	12/9/2014
			10,573(14	)*		25.33	12/6/2015
			7,214(17	)*		27.93	12/9/2014
			10,100(17	)*		27.93	12/6/2015

							Stock Awards
									Equity
									Incentive
									Plan	Equity
	Option Awards								Awards:	Incentive
				Equity					Number	Plan
				Incentive					of	Awards:
				Plan				Market	Unearned	Market or
				Awards:			Number	Value of	Shares,	Payout
				Number of			of Shares	Shares or	Units or	Value of
	Number of		Number of	Securities			or Units	Units of	Other	Unearned
	Securities		Securities	Underlying			of Stock	Stock	Rights	Shares, Units or
	Underlying		Underlying	Unexercised	Option		that Have	that Have	that Have	Other
	Unexercised Options		Unexercised Options	Unearned	Exercise	Option	Not	Not	Not	Rights that
	Exercisable		Unexercisable	Options	Price	Expiration	Vested	Vested	Vested	Have Not Vested
Name	(#)(1)		(#)	(#)	($)(2)	Date	(#)	($)(3)	(#)	($)(4)

Harvie	13,000				57.25	11/30/2008			7,650	215,883
	35,000				32.00	12/6/2009
	20,100				17.68	12/4/2010
	8,000				7.94	12/3/2012
	21,350				6.81	12/2/2013
	6,087	*			12.27	12/3/2012
	20,350		10,750(13)		12.54	12/9/2014
	7,127	*			13.36	12/2/2013
	18,500		18,500(6)		17.15	12/6/2015
	10,117	*			17.35	12/3/2012
	6,279	*			17.35	12/2/2013
	6,497	*			17.35	12/9/2014
			37,000(7)		24.71	2/27/2017
			3,180(9)*		27.74	12/3/2011
			1,763(9)*		27.74	12/9/2014
			3,187(9)*		27.74	12/4/2010
			4,407(15)*		27.51	2/8/2010
			24,190(15)*		27.51	12/3/2011
			2,285(17)*		27.93	12/4/2010
de Bok	15,000				24.09	12/31/2011			7,900	222,938
	13,500				7.94	12/3/2012
	12,500				6.81	12/2/2013
	13,260		4,420(13)		12.54	12/9/2014
	16,500		16,500(16)		15.23	10/4/2015
	15,000		15,000(6)		17.15	12/6/2015
			30,000(7)		24.71	2/27/2017

*	Represents the grant of a reinvestment option, see Note 4 under Grants of Plan-Based Awards Table for additional information.

(1)	Because the options in this column were fully vested as of December 31, 2007, the vesting schedules for such options are not reported.

(2)	The exercise price of each option is equal to 100% of the per share fair market value of the Common Stock on the date granted (calculated as the average of the high and low stock price for such date). The option exercise price and/or withholding tax obligations may be paid by delivery of shares of Common Stock valued at the fair market value on the date of exercise.

(3)	Calculated by multiplying $28.22, the closing market price of our Common Stock on December 31, 2007, by the number of restricted shares which have not vested.

(4)	Calculated by multiplying $28.22, the closing market price of our Common Stock on December 31, 2007, by the number of performance shares which have not yet been earned.

(5)	Vests in full on December 9, 2008.

(6)	Vests as to one-half of the shares on December 6, 2008, and one-half of the shares on December 6, 2009.

(7)	Vests as to one-fourth of the shares on each of February 27, 2008, February 27, 2009, February 27, 2010 and February 27, 2011.

(8)	Vests in full on March 6, 2008.

(9)	Vests in full on March 14, 2008.

(10)	Vests in full on September 17, 2008.

(11)	Vests in full on December 13, 2008.

(12)	Vests as to one-fourth of the shares on each of August 7, 2008, August 7, 2009, August 7, 2010 and August 7, 2011.

(13)	Vests in full on December 9, 2008.

(14)	Vests in full on September 13, 2008.

(15)	Vests in full on August 20, 2008.

(16)	Vests as to one-half of the shares on October 4, 2008, and one-half of the shares on October 4, 2009.

(17)	Vests in full on December 12, 2008.

Option Exercises and Stock Vested

The following table sets forth certain information regarding option exercises by the named executive officers during 2007.

	Option Awards
	Number of Shares
	Acquired on	Value Realized On
	Exercise	Exercise
Name	(#)	($)(1)

Keegan(2)	599,661	$5,204,113
Schmitz	—	—
Kramer(2)	102,150	1,190,802
Harvie(2)	48,800	338,666
de Bok(3)	7,500	163,168

(1)	Represents the difference between the exercise price and the fair market value of our Common Stock on the date of exercise.

(2)	In accordance with the 1997, 2002 and 2005 Performance Plans, Messrs. Keegan, Kramer and Harvie delivered previously owned shares in payment of the exercise price with respect to each option exercised in 2007.

(3)	Cash exercise of tandem stock appreciation rights/non-qualified stock options.

Pension Benefits

Goodyear’s Salaried Pension Plan is a defined benefit plan qualified under the Code in which U.S.-based salaried employees hired before January 1, 2005 participate, including Messrs. Keegan, Kramer and Harvie. The Salaried Plan was designed to provide tax-qualified pension benefits for most Goodyear salaried employees. The Salaried Plan contains formulas based on age and service. These formulas are multiplied by five-year average compensation below and above a breakpoint ($48,750 in 2007), with the result representing a lump sum benefit under the plan. Compensation is held to the qualified plan limit under the Code, which is $225,000 for 2007. A portion of the benefit may be paid by employee contributions. The Salaried Plan provides benefits to participants who have at least three years of service upon any termination of employment. Benefits are available on a five-year certain and continuous annuity basis at age 65, by converting the lump sum to an annuity. Annuity benefits payable to a participant who retires prior to age 65 are subject to a reduction for each month retirement precedes age 65. Benefits under the Salaried Plan are funded by an irrevocable tax-exempt trust.

Participation in the Salaried Plan was frozen effective December 31, 2004. Subsequent hires, including Mr. Schmitz, participate in the retirement contributions feature of the Savings Plan, which is a tax-qualified defined contribution plan. Each participant receives an allocation each pay period equal to a percentage of compensation, with compensation held to the qualified plan limit under the Code.

Non-U.S. employees, such as Mr. de Bok, participate in neither the Salaried Plan nor the Savings Plan. Mr. de Bok participates in Goodyear’s Netherlands Pension Plan. He also participates in government-sponsored (but Company-funded) pension plans in The Netherlands and Belgium.

Goodyear also maintains the Supplementary Plan, a non-qualified plan partially funded by a Rabbi Trust which provides additional retirement benefits to certain officers, including all of the named executive officers. The Supplementary Plan provides pension benefits to participants who retire with at least 30 years of service or retire after age 55 with at least ten years of service. The formula for an annuity benefit is based on a percentage determined using credited service (22% with 10 years, 38% with 20 years, 48% with 30 years and 54% with 40 years) times five-year average compensation above the breakpoint (noted previously), with compensation inclusive of base salary and annual bonus. The five-year average compensation uses the highest five calendar years, not necessarily consecutive, out of the last ten years. Benefits are offset for the Salaried Plan, the retirement contributions component of the Savings Plan, applicable non-U.S. benefits and certain prior employer benefits. Under the Supplementary Plan, benefits payable to a participant who retires prior to age 62 are subject to a reduction of 0.4% for each month retirement precedes age 62. Participants may elect a lump sum payment of benefits under the Supplementary Plan for benefits accrued and vested prior to January 1, 2005. For benefits accrued or vested on or after January 1, 2005, a lump sum will be the default form of payment. These benefits cannot be distributed prior to six months after separation of service and are subject to the approval of Goodyear’s ERISA Appeals Committee.

We also maintain a non-qualified unfunded Excess Benefit Plan that pays an additional pension benefit over that paid under the Salaried Plan if a participant does not meet the eligibility requirements of the Supplementary Plan. The additional benefit is equal to the amount a participant would have received from the Salaried Plan but does not because of the limitations imposed by the Code on compensation under qualified plans. This plan is provided to allow the continuation of benefits from the qualified plan to individuals whose income exceeds the Code guidelines for qualified plans. Distribution of amounts earned and vested prior to January 1, 2005, will be paid out in the same manner as the Salaried Plan unless otherwise elected by the participant at least 12 months prior to termination or severance. Distributions for amounts earned or vested on or after January 1, 2005, will be paid out in a lump sum. Payments to participants considered in the top 50 wage earners of the Company are paid out six months after termination of service. For participants hired after December 31, 2004, there is a corresponding defined contribution excess plan that mirrors the retirement contributions component of the Savings Plan.

The Pension Benefits table below shows for the named executive officers the number of years of credited service, present value of accumulated benefit and payments during the last fiscal year, for each defined benefit plan.

The “Present Value of Accumulated Benefit” is the lump-sum value as of December 31, 2007, of the expected pension benefit payable at age 62 that was earned as of December 31, 2007. That is, the benefit reflects service and compensation only through 2007, not projected for future years. The benefit payment at age 62 is assumed to be the lump sum form. The present value is measured using the same assumptions used for financial reporting purposes, with the exception of the commencement age. The commencement age is assumed to be 62 because that is the age at which the Supplementary Plan benefit is payable with no reduction for early retirement. Because Mr. Harvie is older than 62, his benefit is assumed to commence on January 1, 2008.

Generally, a participant’s years of credited service under the Supplementary Plan are based on the years an employee participates in the Salaried Plan. However, in certain cases, credit for service prior to participation in the Salaried Plan is granted. Such cases include service with a predecessor employer. Mr. Keegan’s, Mr. Kramer’s and Mr. Harvie’s years of credited service include their years of service with prior employers. Mr. Schmitz receives five additional years of credited service. The benefits paid to Mr. Kramer and Mr. Harvie under the Supplementary Plan will be reduced by amounts they are entitled to receive under the pension plans maintained by their prior employers. Due to these service grants, the present value of accumulated benefit in the Pension Benefits table is $7,086,060 higher for Mr. Keegan, $361,446 higher for Mr. Schmitz, $595,924 higher for Mr. Kramer and $1,128,633 higher for Mr. Harvie.

Mr. Keegan and Mr. Harvie are each eligible for immediate commencement of the benefit from both the Supplementary Plan and the Salaried Plan as of December 31, 2007. Mr. Schmitz will be eligible to receive a benefit from the Supplementary Plan if he remains employed until 2012. Mr. Kramer is eligible for immediate commencement of the benefit from the Salaried Plan as of December 31, 2007, and will be eligible to receive a benefit from the Supplementary Plan if he remains employed until 2016. Mr. de Bok will be eligible to receive a benefit from the Supplementary Plan if he remains employed until 2017.

For Mr. de Bok, the Pension Benefits table shows the benefits payable under the Supplementary Plan and Goodyear’s Netherlands Pension Plan. The Netherlands Pension Plan provides an annuity benefit based on career average earnings. This benefit is an offset to the Supplementary Plan benefit. The present value of the Netherlands Pension Plan benefit is determined based on the assumptions used for financial reporting of the Netherlands Pension Plan as of December 31, 2007, with the exception that the commencement age is taken to be 62. The Supplementary Plan value is based on the U.S. financial reporting assumptions, as discussed above. Mr. de Bok is currently vested in his benefit from the Netherlands Pension Plan but is not yet eligible to commence the benefit. In addition to the offset for the Netherlands Pension Plan, the Supplementary Plan present value also will be offset for the value of Company contributions to the governmental plans in Belgium and The Netherlands.

				Payments
		Number of Years	Present Value of	During Last
		Credited Service	Accumulated Benefit	Fiscal Year
Name	Plan Name	(#)	($)(1)	($)

Keegan	Supplementary Pension Plan	23.8	$11,290,762	—
	Salaried Pension Plan	7.3	219,063	—
Schmitz	Supplementary Pension Plan	5.4	391,292	—
Kramer	Supplementary Pension Plan	21.4	1,005,038	—
	Salaried Pension Plan	7.8	88,126	—
Harvie	Supplementary Pension Plan	32.5	3,214,940	—
	Salaried Pension Plan	12.5	378,663	—
de Bok(2)	Supplementary Pension Plan	6.0	141,265	—
	Netherlands Pension Plan	6.0	186,199	—

(1)	All amounts shown are estimates as of December 31, 2007; the actual benefits to be paid to the named executive officers will be based on their credited service, compensation, and other factors at the time of their retirement.

(2)	The amounts for Mr. de Bok were converted from euros to U.S. dollars at the exchange rate in effect at December 31, 2007 of €1 = $1.46.

The amounts set forth in the table above are based on the following assumptions:

•	the measurement date is December 31, 2007

•	the form of payment is a lump sum (annuity for de Bok’s Netherlands pension)

•	the interest rate used to calculate the Supplementary Plan lump sum payment:

•	Benefits commencing in 2008: 3.25% (Harvie)

•	Benefits commencing in 2009-2010: 5.25% (Keegan)

•	Benefits commencing in 2011 or later: 6.25% (Schmitz; Kramer; de Bok)

•	the interest rate used to calculate the Salaried Plan lump sum payment:

•	Benefits commencing in 2008: 5.85% (Harvie)

•	Benefits commencing in 2009: 5.95% (Keegan)

•	Benefits commencing in 2012 or later: 6.25% (Kramer)

•	the mortality assumptions used to calculate the lump sum are those set forth in Revenue-Ruling 2007-67 for the Salaried Plan, and those set forth in UP-1984 Mortality for the Supplementary Plan (a modified version of the Prognosetafel 2005-2050 mortality table is used to determine the present value of de Bok’s Netherlands pension)

•	the discount rate used to determine the present value of the accumulated benefit is 6.25% (5.50% for de Bok’s Netherlands pension)

•	the benefit commencement age is 62 (or, if older, age at the measurement date)

•	the accumulated benefit is calculated based on credited service and pay as of December 31, 2007

Nonqualified Deferred Compensation

The Goodyear Executive Deferred Compensation Plan is a non-qualified deferred compensation plan that provides named executive officers and other highly compensated employees the opportunity to defer their base salary and bonus payments under the Performance Recognition Plan. Amounts deferred are treated as compensation in the year deferred for purposes of calculating accrued benefits under the Salaried Plan, but are treated as compensation in the year earned for purposes of calculating benefits under other benefit plans. Deferred amounts may be invested in one of five investment alternatives or, with respect to bonus payments under the Performance Recognition Plan, Goodyear stock units. Four of these investment alternatives are mutual funds managed by The Northern Trust Company, and currently include a money market fund, a bond fund, an equity index fund, and a balanced fund. The average interest rate payable with respect to funds invested in the Northern

Trust money market fund was 4.93% for the year ended December 31, 2007. The fifth investment vehicle is an aggressive growth fund managed by American Century Investments. Investment elections among the five investment alternatives may be changed daily. Deferrals of bonus payments under the Performance Recognition Plan into Goodyear stock units will result in a 20% premium paid in stock units which will vest in one year. There is no guaranteed return associated with any deferral. Distribution of deferred amounts may begin after separation of service or in a selected number of years ranging from one to 20. Payment of deferred amounts will be in a lump sum or up to 15 annual installments, as elected at the time of deferral. Redeferral is allowed only if elected one year prior to the scheduled payout and the new deferral does not commence for at least five years after the originally scheduled date of distribution. Any stock units are converted to shares of Common Stock and distributed to the participant on the first business day of the third year following the end of the plan year under which the award was earned.

The Deferred Compensation Plan is unfunded. During 2007, no named executive officers made deferrals under the Deferred Compensation Plan.

The following table sets forth certain information regarding nonqualified deferred compensation of the named executive officers.

Aggregate
	Executive	Registrant	Aggregate	Aggregate	Balance
	Contributions in	Contributions in	Earnings in	Withdrawals/	at Last
	Last FY	Last FY	Last FY	Distributions	FYE
Name	($)(1)	($)	($)(2)	($)	($)

Keegan	—	—	$32,934	—	$642,761
Schmitz	—	—	—	—	—
Kramer	—	—	8,619	—	122,499
Harvie	—	—	—	—	—
de Bok	—	—	—	—	—

(1)	Represents deferral in 2007 of base salary and/or amounts awarded under the Performance Recognition Plan in respect of performance in 2006.

(2)	No portion of these earnings were included in the Summary Compensation Table because the Deferred Compensation Plan does not provide for “above-market” or preferential earnings as defined in applicable Securities and Exchange Commission rules and regulations.

Potential Payments Upon Termination or Change-in-Control

We provide for the payment of severance and certain other benefits to our named executive officers upon certain types of terminations of employment, as described below.

Continuity Plan

The Continuity Plan, which was amended and restated in April 2007, provides severance benefits to certain of our salaried employees, including our named executive officers, if their employment is terminated during certain periods before or within two years following a change in control of the Company.

The Continuity Plan divides our salaried employees into three groups: Tier 1, Tier 2 and Tier 3. Tier 1 generally includes all of our elected officers, including the named executive officers, and other employees who participate in our Executive Performance Plan; Tier 2 generally includes all salaried employees who participate in our Performance Recognition Plan other than Tier 1 employees; and Tier 3 generally includes all other U.S.-based, full-time salaried employees who participate in our Savings Plan. The Continuity Plan provides the following benefits to salaried employees in each tier:

•	Tier 1. A Tier 1 employee is eligible to receive benefits under the Continuity Plan if the employee’s employment is terminated involuntarily without “Cause” or by the employee for “Good Reason” (as such terms are defined in the Continuity Plan) during certain periods before or within two years following a Change in Control or a Hostile Change in Control (as such terms are defined in the Continuity Plan) if the employee executes a release and agrees not to compete with the Company or solicit its employees for a period of two years. Tier 1 employees will generally receive: (a) a cash severance payment equal to twice the sum of the employee’s base salary, target annual incentive under the Performance Recognition Plan, and target long-term cash incentives granted under the Executive Performance Plan for any uncompleted performance cycles; (b) two additional years of service under the Supplementary Plan; (c) continued health care and life insurance coverage for up to two years; (d) outplacement services and reimbursement for legal fees incurred with certain claims made under the Continuity Plan; and (e) a gross up for any excise taxes incurred in connection with certain “parachute” payments arising under the Code. In addition, the Company’s Chief Executive Officer (Mr. Keegan), Chief Financial Officer (Mr. Schmitz), Senior Vice President, General Counsel and Secretary (Mr. Harvie), and Senior Vice President, Human Resources can terminate their employment for any reason during the thirteenth month following a Change in Control or Hostile Change in Control and, upon executing a release and agreeing to comply with certain covenants, receive the benefits described above.

•	Tier 2. A Tier 2 employee is eligible to receive benefits under the Continuity Plan if the employee’s employment is terminated involuntarily without “Cause” or by the employee for “Good Reason” during certain periods before or within two years following a Change in Control or Hostile Change in Control, and the employee executes a release and agrees not to compete with the Company or solicit its employees for a period of two years (following a Hostile Change in Control) or one year (following a Change in Control or Potential Change in Control (as such term is defined in the Plan)). In the event of a Hostile Change in Control, the Tier 2 employee generally will receive: (a) a cash severance payment equal to twice the sum of the employee’s base salary and target annual incentive under the Performance Recognition Plan; (b) continued health care and life insurance coverage for a period of up to two years; and (c) outplacement services. In the event of a Change in Control or Potential Change in Control, the Tier 2 employee generally will receive: (a) a cash severance payment equal to the sum of the employee’s base salary and target annual incentive under the Performance Recognition Plan; (b) continued health care and life insurance coverage for up to one year; and (c) outplacement services.

•	Tier 3. The Plan generally provides Tier 3 employees whose employment is terminated involuntarily without “Cause” or by the employee for “Good Reason” within two years following a Hostile Change in Control with a cash severance payment equal to twice the sum of the employee’s base salary and target annual incentive.

It is our expectation that should a change in control transaction occur, many of our employees would retain their jobs and continue to be employed by the surviving company and, therefore, would not be entitled to benefits under the Continuity Plan.

The description above is meant only to be a summary of the provisions of the Continuity Plan. The Continuity Plan was filed as Exhibit 10.1 to our Current Report on Form 8-K filed April 13, 2007 with the Securities and Exchange Commission.

Other Severance Benefits

In addition to benefits provided under the Continuity Plan, under appropriate circumstances, such as reductions in force or elimination of positions, we may provide severance benefits to executive officers, including the named executive officers, whose employment terminates prior to retirement. In determining whether to provide such benefits and in what amount, we consider all relevant facts and circumstances, including length of service, circumstances of the termination, the executive officer’s contributions to our objectives, and other relevant factors. When we provide such benefits, typically the amount of severance is the equivalent of six to 18 months of base salary plus an amount based on the individual’s target bonus then in effect over an equivalent period. The severance payment may be paid in a lump sum or in installments. We also may provide limited outplacement and personal financial planning services to eligible named executive officers following their termination.

CEO Employment Agreement

Mr. Keegan’s employment agreement provides for the payment of severance compensation if we terminate his employment without “cause” or if Mr. Keegan terminates his employment for “good reason,” as such terms are defined in that agreement. Severance compensation consists of (a) two times the sum of Mr. Keegan’s annual base salary and target bonus then in effect, plus (b) the pro rata portion of Mr. Keegan’s target bonus for the then-current fiscal year. This severance compensation is not payable if, and to the extent that, Mr. Keegan receives benefits under the Continuity Plan. Mr. Keegan’s employment agreement also provides that if Mr. Keegan is subject to any excise taxes resulting from a severance payment (including a change in control) he is entitled to receive an additional amount sufficient to cover the amount of any such excise or related taxes. If severance compensation is paid to Mr. Keegan under the agreement, the agreement restricts Mr. Keegan from participating in any business that competes with us for a period of two years. The term of this agreement ends on February 28, 2009.

The description above is meant only to be a summary of the provisions of Mr. Keegan’s employment agreement. The employment agreement was filed as Exhibit 10.2 to our Annual Report on Form 10-K for the year ended December 31, 2003, filed May 19, 2004 with the Securities and Exchange Commission.

Quantification of Termination Benefits

The tables below show amounts that would be payable to each of the named executive officers, as of December 31, 2007, upon the termination of their employment in the circumstances indicated in each column of the tables. The amounts shown are calculated on the assumption that the triggering event occurred on December 31, 2007. Other assumptions used to determine such amounts are described below.

Performance Recognition Plan.  The amounts shown in the tables for annual cash bonus under the Performance Recognition Plan are the amounts earned under Performance Recognition Plan bonus awards for the year ended December 31, 2007. Such amounts are payable at the normal time that payouts are made for 2007 bonus awards under the Performance Recognition Plan. The “Termination for Cause” scenario assumes no payout because the plan gives the Compensation Committee discretion to eliminate or reduce performance awards prior to payment.

Severance Payments.  Amounts shown in the column captioned “Termination Without Cause” equal 18 months of the named executive officer’s base salary and target annual bonus, which represents the maximum amount of such severance paid by Goodyear historically in this scenario. (See “Other Severance Benefits” above.) The amounts shown in the column captioned “Termination Upon a Change in Control” are calculated in accordance with the terms of the Continuity Plan. (See “Continuity Plan” above.)

Performance Shares.  The amounts shown in the tables for performance shares are divided equally between cash and equity, and represent the value (calculated based on a per share price of $28.22, the closing market price of our Common Stock on December 31, 2007) of all outstanding unvested performance shares as of December 31, 2007. For awards of performance shares with performance periods ending after December 31, 2007, this amount includes a pro rata portion, through December 31, 2007, of the value of such shares based on the estimated vesting with respect to such awards (e.g., there is no payment related to unvested performance shares). In the event of termination for cause, it is assumed the Compensation Committee would exercise its discretion to cancel any outstanding awards.

Executive Performance Plan.  The amounts shown in the tables for cash payouts under the Executive Performance Plan are the estimated payouts under all outstanding Executive Performance Plan grants as of December 31, 2007. For grants with performance periods ending on December 31, 2007, the amount shown includes the amount actually earned under such grants, and for grants with performance periods ending after December 31, 2007, the amount shown includes a pro rata portion, through December 31, 2007, of the total amount payable under such grants based on the estimated future payouts under such grants as of December 31, 2007. Under the Executive Performance Plan, an employee whose employment is terminated is entitled to a prorated payout for uncompleted performance periods only if such employee was eligible for retirement as of the date of termination. Amounts are payable at the normal time that payouts are made for outstanding grants under the Executive Performance Plan. The “Termination for Cause” scenario assumes no payout because the Executive Performance Plan gives the Compensation Committee discretion to eliminate or reduce performance awards prior to payment.

Stock Options.  The Performance Plans provide that unexercised stock options terminate automatically if the optionee ceases to be an employee of Goodyear or one of its subsidiaries for any reason, except that (a) upon retirement or disability of the optionee more than six months after the grant date, the stock option will become immediately exercisable and remain exercisable until its expiration date, and (b) in the event of the death of the optionee more than six months after the grant thereof, each stock option will become exercisable and remain exercisable for up to three years after the date of death of the optionee. For these purposes, resignations, terminations without cause, and involuntary terminations upon a change in control are treated like a retirement if the employee is eligible for retirement as of the date of termination. Accordingly, the amounts shown in the tables under those scenarios for stock options are the in-the-money value of all outstanding unvested stock options as of December 31, 2007 (calculated based on a per share price of $28.22, the closing market price of our Common Stock on December 31, 2007). In the event of a termination for cause, it is assumed that the Compensation Committee would exercise its discretion to cancel any outstanding unvested stock options.

Retirement Benefits.  The tables below show the additional pension benefits that would be payable to the named executive officer if the named executive officer’s employment was terminated on December 31, 2007, and that named executive officer was vested in the benefit as of that date. Mr. Keegan and Mr. Harvie have amounts payable from the Supplementary Plan because they were eligible to retire at December 31, 2007. The Change in Control column shows the amounts payable with two additional years of credited service under the Supplementary Plan, as provided in the Continuity Plan. Mr. Kramer was not yet vested in a Supplementary Plan benefit and would instead receive a benefit from the Excess Plan. The amounts shown in the Pension Benefits Table would be payable in lump sum form at age 62. The amounts shown in the tables below for the Supplementary Plan and the Excess Plan are the additional amounts that would be payable, together with the amounts shown in the Pension Benefits Table, in lump sum form six months after termination of employment at December 31, 2007. Mr. Schmitz and Mr. de Bok are not yet vested in a Supplementary Plan benefit and are not eligible to participate in the Excess Plan. The Salaried Plan values shown in the Pension Benefits Table would be payable in lump sum form at age 62. The amounts shown in the tables below for Mr. Keegan, Mr. Kramer and Mr. Harvie under the Salaried Plan are the additional amounts that would be payable immediately, together with the amounts shown in the Pension Benefits Table, in lump sum form after termination of employment at December 31, 2007. For Mr. de Bok, the Pension Benefits Table shows the present value of the vested benefit under the Netherlands Pension Plan. Mr. Harvie is eligible for retiree medical benefits under the Goodyear Salaried Postretirement Welfare Plan.

Other Benefits.  The amounts shown for other benefits include payments for outplacement services (only in the case of termination without cause and involuntary termination upon a change in control, and in each case capped at $25,000), personal financial planning services (in the amount of $9,000), payment of accrued vacation, reimbursement of COBRA payments for a period of 18 months following termination of employment (only in the case of termination without cause and involuntary termination within two years of a change in control), health care and life insurance coverage, and reimbursement for legal fees.

Robert J. Keegan (Chairman of the Board, Chief Executive Officer and President)

								Involuntary
								Termination
			Termination					Within Two
			Without					Years of
			Cause/For					Change in
	Resignation		Good Reason		Termination For			Control
Benefits or Payments	(1)		(2)		Cause	Retirement		(3)

Annual Cash Bonus under Performance Recognition Plan	$3,500,000	*	$3,500,000	*	$—	$3,500,000	*	$3,500,000	*
Cash Severance	—		5,880,000		—	—		31,880,000
Performance Shares-Cash Component	—		—		—	—		987,700
Cash Payout under Executive Performance Plan Awards	8,800,000	ˆ	8,800,000	ˆ	—	8,800,000	ˆ	8,800,000	ˆ

Total Cash	12,300,000		18,180,000		—	12,300,000		45,167,700

Equity
Restricted Stock	—		—		—	—		—
Performance Shares	—		—		—	—		987,700
Stock Options	—		—		—	—		3,950,795

Total Equity	—		—		—	—		4,938,495

Retirement Benefits
Salaried Pension Plan(4)	13,717		13,717		13,717	13,717		13,717
Supplementary Pension Plan(4)	3,217,239		3,217,239		3,217,239	3,217,239		3,923,141
Excess Benefits Plan	—		—		—	—		—
Retiree Medical	—		—		—	—		—

Total Retirement Benefits	3,230,956		3,230,956		3,230,956	3,230,956		3,936,858

Vested Deferred Compensation (5)	—		—		—	—		—
Other Benefits	132,423		175,255		132,423	132,423		182,191
Excise Tax Gross-Up	—		0	(6)	—	—		15,181,725	(6)

Total	$15,663,379		$21,586,211		$3,363,379	$15,663,379		$69,406,969

*	This amount is included in the Summary Compensation Table under the “Bonus” column.

ˆ	This amount is included in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

(1)	In the event of death or disability, an additional $4,870,333 would be paid under “Performance Shares — Cash Component,” “Cash Payout under Executive Performance Plan Awards,” and “Equity — Performance Shares,” if at all, only upon achievement of the applicable targets following the completion of the applicable three year performance period, and an additional $3,950,795 would be paid under “Equity — Stock Options.”

(2)	In accordance with Mr. Keegan’s employment agreement, in connection with a termination without cause or for good reason, Mr. Keegan is entitled to a cash severance payment equal to two times the sum of his annual base salary and target bonus.

(3)	The amounts to be paid under “Performance Shares — Cash Component,” “Equity — Performance Shares” and “Equity — Stock Options” are payable following a change in control, regardless of whether there is a subsequent termination.

(4)	The Pension Benefits Table (on page 42) shows the present value of the accumulated benefit under the Salaried Plan and the Supplementary Plan, calculated based on the assumptions set forth following that table. The amounts presented in this table reflect the additional amounts payable to Mr. Keegan due to the difference between the assumptions used in preparing the Pension Benefits Table and the assumptions used assuming a triggering event occurred on December 31, 2007. The amounts to be paid under “Involuntary Termination Within Two Years of Change in Control” also include the impact on the amounts payable of two additional years of credited service under the Supplementary Plan.

(5)	No additional amounts are payable upon any of the triggering events under our deferred compensation plans. For information on Mr. Keegan’s aggregate vested balance as of December 31, 2007 under the Deferred Compensation Plan, see the Nonqualified Deferred Compensation Table elsewhere in this Proxy Statement.

(6)	In accordance with Mr. Keegan’s employment agreement, this is an estimated amount for excise taxes and related gross-up to be paid in connection with the applicable termination event. No amounts for excise taxes should be payable under “Termination Without Cause/For Good Reason” at December 31, 2007.

W. Mark Schmitz (Executive Vice President and Chief Financial Officer)

								Involuntary
								Termination
								Within Two
								Years of
			Termination					Change in
	Resignation		Without		Termination For	Retirement		Control
Benefits or Payments	(1)		Cause		Cause	(2)		(3)

Annual Cash Bonus under Performance Recognition Plan	$317,528	*	$317,528	*	$—	$317,528	*	$317,528	*
Cash Severance	—		1,325,625		—	—		3,267,500
Performance Shares-Cash Component	—		—		—	—		197,540
Cash Payout under Executive Performance Plan Awards	—		—		—	—		—

Total Cash	317,528		1,643,153		—	317,528		3,782,568

Equity
Restricted Stock	—		—		—	—		—
Performance Shares	—		—		—	—		197,540
Stock Options	—		—		—	—		53,000

Total Equity	—		—		—	—		250,540

Retirement Benefits
Salaried Pension Plan	—		—		—	—		—
Supplementary Pension Plan	—		—		—	—		—
Excess Benefits Plan	—		—		—	—		—
Retiree Medical	—		—		—	—		—

Total Retirement Benefits	—		—		—	—		—

Vested Deferred Compensation	—		—		—	—		—
Other Benefits	23,567		70,545		23,567	23,567		80,295
Excise Tax Gross-Up	—		—		—	—		1,406,573

Total	$341,095		$1,713,698		$23,567	$341,095		$5,519,976

*	This amount is included in the Summary Compensation Table under the “Bonus” column.

(1)	In the event of death or disability, an additional $315,847 would be paid under “Performance Shares — Cash Component,” “Cash Payout under Executive Performance Plan Awards,” and “Equity — Performance Shares,” if at all, only upon achievement of the applicable targets following the completion of the applicable three year performance period, and an additional $53,000 would be paid under “Equity — Stock Options.”

(2)	Mr. Schmitz is not eligible for retirement.

(3)	The amounts to be paid under “Performance Shares — Cash Component,” “Equity — Performance Shares” and “Equity — Stock Options” are payable following a change in control, regardless of whether there is a subsequent termination.

Richard J. Kramer (President, North American Tire)

								Involuntary
								Termination
								Within Two
								Years of
			Termination					Change in
	Resignation		Without		Termination For	Retirement		Control
Benefits or Payments	(1)		Cause		Cause	(2)		(3)

Annual Cash Bonus under Performance Recognition Plan	$1,000,000	*	$1,000,000	*	$—	$1,000,000	*	$1,000,000	*
Cash Severance	—		1,590,000		—	—		8,660,000
Performance Shares-Cash Component	—		—		—	—		722,432
Cash Payout under Executive Performance Plan Awards	2,140,000	ˆ	2,140,000	ˆ	—	2,140,000	ˆ	2,140,000	ˆ

Total Cash	3,140,000		4,730,000		—	3,140,000		12,522,432

Equity
Restricted Stock	282,200		282,200		282,200	282,200		282,200
Performance Shares	—		—		—	—		722,432
Stock Options	—		—		—	—		727,490

Total Equity	282,200		282,200		282,200	282,200		1,732,122

Retirement Benefits
Salaried Pension Plan(4)	16,168		16,168		16,168	16,168		16,168
Supplementary Pension Plan	—		—		—	—		—
Excess Benefits Plan(4)	—		—		—	—		—
Retiree Medical	—		—		—	—		—

Total Retirement Benefits	16,168		16,168		16,168	16,168		16,168

Vested Deferred Compensation (5)	—		—		—	—		—
Other Benefits	52,077		101,719		52,077	52,077		115,789
Excise Tax Gross-Up	—		—		—	—		4,037,787

Total	$3,490,445		$5,130,087		$350,445	$3,490,445		$18,424,298

*	This amount is included in the Summary Compensation Table under the “Bonus” column.

ˆ	This amount is included in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

(1)	In the event of death or disability, an additional $1,432,526 would be paid under “Performance Shares — Cash Component,” “Cash Payout under Executive Performance Plan Awards,” and “Equity — Performance Shares,” if at all, only upon achievement of the applicable targets following the completion of the applicable three year performance period, and an additional $727,490 would be paid under “Equity — Stock Options.”

(2)	Mr. Kramer is not eligible for retirement.

(3)	The amounts to be paid under “Performance Shares — Cash Component,” “Equity — Performance Shares” and “Equity — Stock Options” are payable following a change in control, regardless of whether there is a subsequent termination.

(4)	The Pension Benefits Table (on page 42) shows the present value of the accumulated benefit under the Salaried Plan and the Supplementary Plan, calculated based on the assumptions set forth following that table. The amounts presented in this table reflect the additional amounts payable to Mr. Kramer under the Salaried Plan due to the difference between the assumptions used in preparing the Pension Benefits Table and the assumptions used assuming a triggering event occurred on December 31, 2007. Mr. Kramer is not yet vested in a Supplementary Plan benefit and would instead receive a benefit from the Excess Benefits Plan, although that benefit would be reduced from $1,005,038 (as shown in the Pension Benefits Table) to $313,926 if one of the triggering events occurred as of December 31, 2007.

(5)	No additional amounts are payable upon any of the triggering events under our deferred compensation plans. For information on Mr. Kramer’s aggregate vested balance as of December 31, 2007 under the Deferred Compensation Plan, see the Nonqualified Deferred Compensation Table elsewhere in this Proxy Statement.

C. Thomas Harvie (Senior Vice President, General Counsel and Secretary)

								Involuntary
								Termination
								Within Two
								Years of
			Termination		Termination			Change in
	Resignation		Without		For			Control
Benefits or Payments	(1)		Cause		Cause	Retirement		(2)

Annual Cash Bonus under Performance Recognition Plan	$600,000	*	$600,000	*	$—	$600,000	*	$600,000	*
Cash Severance	—		1,170,000		—	—		6,300,000
Performance Shares-Cash Component	98,065		98,065		—	98,065		431,766
Cash Payout under Executive Performance Plan Awards	2,430,000	ˆ	2,430,000	ˆ	—	2,430,000	ˆ	2,430,000	ˆ

Total Cash	3,128,065		4,298,065		—	3,128,065		9,761,766

Equity
Restricted Stock	—		—		—	—		—
Performance Shares	98,065		98,065		—	98,065		431,766
Stock Options	528,094		528,094		—	528,094		528,094

Total Equity	626,159		626,159		—	626,159		959,860

Retirement Benefits
Salaried Pension Plan(3)	19,533		19,533		19,533	19,533		19,533
Supplementary Pension Plan(3)	66,194		66,194		66,194	66,194		179,352
Excess Benefits Plan	—		—		—	—		—
Retiree Medical	10,456		—		10,456	10,456		—

Total Retirement Benefits	96,183		85,727		96,183	96,183		198,885

Vested Deferred Compensation	—		—		—	—		—
Other Benefits	45,923		84,135		45,923	45,923		93,483
Excise Tax Gross-Up	—		—		—	—		2,799,841

Total	$3,896,330		$5,094,086		$142,106	$3,896,330		$13,813,835

*	This amount is included in the Summary Compensation Table under the “Bonus” column.

ˆ	$1,660,000 of this amount is included in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column. The remaining portion would be payable, if at all, only upon achievement of the applicable targets, and following the completion of the applicable three year performance period.

(1)	Also includes death and disability.

(2)	The amounts to be paid under “Performance Shares — Cash Component,” “Equity — Performance Shares” and “Equity — Stock Options” are payable following a change in control, regardless of whether there is a subsequent termination.

(3)	The Pension Benefits Table (on page 42) shows the present value of the accumulated benefit under the Salaried Plan and the Supplementary Plan, calculated based on the assumptions set forth following that table. The amounts presented in this table reflect the additional amounts payable to Mr. Harvie due to the difference between the assumptions used in preparing the Pension Benefits Table and the assumptions used assuming a triggering event occurred on December 31, 2007. The amounts to be paid under “Involuntary Termination Within Two Years of Change in Control” also include the impact on the amounts payable of two additional years of credited service under the Supplementary Plan.

Arthur de Bok (President, European Union)

								Involuntary
								Termination
								Within Two
								Years of
			Termination		Termination			Change in
	Resignation		Without		For	Retirement		Control
Benefits or Payments	(1)		Cause		Cause	(2)		(3)

Annual Cash Bonus under Performance Recognition Plan	$422,500	*	$422,500	*	$—	$422,500	*	$422,500	*
Cash Severance	540,710		2,767,866		—	540,710		6,810,000
Performance Shares-Cash Component	—		—		—	—		445,876
Cash Payout under Executive Performance Plan Awards	1,860,000	ˆ	1,860,000	ˆ	—	1,860,000	ˆ	1,860,000	ˆ

Total Cash	2,823,210		5,050,366		—	2,823,210		9,538,376

Equity
Restricted Stock	—		—		—	—		—
Performance Shares	—		—		—	—		445,876
Stock Options	—		—		—	—		554,991

Total Equity	—		—		—	—		1,000,867

Retirement Benefits
Netherlands Pension Plan	—		—		—	—		—
Supplementary Pension Plan	—		—		—	—		—
Excess Benefits Plan	—		—		—	—		—
Retiree Medical	—		—		—	—		—

Total Retirement Benefits	—		—		—	—		—

Vested Deferred Compensation	—		—		—	—		—
Other Benefits	42,846		67,846		42,846	42,846		67,846

Total	$2,866,056		$5,118,212		$42,846	$2,866,056		$10,607,089

*	This amount is included in the Summary Compensation Table under the “Bonus” column.

ˆ	This amount is included in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

(1)	In the event of death or disability, an additional $1,060,362 would be paid under “Performance Shares — Cash Component,” “Cash Payout under Executive Performance Plan Awards,” and “Equity — Performance Shares,” if at all, only upon achievement of the applicable targets following the completion of the applicable three year performance period, and an additional $554,991 would be paid under “Equity — Stock Options.”

(2)	Mr. de Bok is not eligible for retirement.

(3)	The amounts to be paid under “Performance Shares — Cash Component,” “Equity — Performance Shares” and “Equity — Stock Options” are payable following a change in control, regardless of whether there is a subsequent termination.

Director Compensation

The table below sets forth information regarding the compensation paid to our non-employee directors during 2007.

	Fees Earned or Paid
	in Cash		Stock Awards	All Other	Total
Name	($)		($)(1)	Compensation ($)(2)	($)

Boland	$117,867		$263,254	$38,371	$419,492
Breen	109,908		496,487	0	606,395
Firestone(3)	5,707		0	0	5,707
Forsee	0	(4)	311,562	21,949	333,511
Hudson	77,775		409,597	1,076	488,448
McCollough	16,896	(5)	54,901	2,256	74,053
Minter	63,748	(6)	384,740	0	448,488
Morrison	75,000		155,650	1,486	232,136
O’Neal	85,000		201,775	1,593	288,368
Peterson	75,000		187,185	35,422	297,607
Sullivan	82,225		102,388	3,516	188,129
Weidemeyer	82,225		165,727	33,825	281,777
Wessel	75,000		126,963	3,217	205,180

(1)	Represents the amount recognized for financial statement reporting purposes for 2007. Amounts for all directors, except Mr. Firestone, include quarterly grants of deferred share equivalent units with a grant date fair value of $23,750 pursuant to the Outside Directors’ Equity Participation Plan. Amounts also reflect the increase in value of the director’s plan account from December 31, 2006 to December 31, 2007. For further information regarding such plan, see the description of the Outside Directors’ Equity Participation Plan below. For Mr. Forsee, the amount also includes additional deferred share equivalent units granted quarterly in lieu of his cash retainer, each grant in the amount of $18,750 (or $20,810 for the year, pro-rated to his retirement date from the Board of Directors on April 10, 2007). For Mr. McCollough, the amount also includes additional deferred share equivalent units granted quarterly in lieu of his cash retainer, each grant in the amount of $18,750 (or $37,500 for the year, pro-rated to the first full quarter after his election to the Board of Directors on April 10, 2007). For Mr. Minter, the amount also includes additional deferred share equivalent units granted quarterly in lieu of a portion of his cash retainer, each grant in the amount of $5,313 (or $21,252 for the year).

As of December 31, 2007, the directors held the total number of deferred share equivalent units indicated next to his or her name:

Name	Number of Units

Boland	25,601
Breen	56,010
Firestone	0
Forsee	35,238
Hudson	44,681
McCollough	1,937
Minter	39,483
Morrison	11,572
O’Neal	17,586
Peterson	15,684
Sullivan	4,628
Weidemeyer	12,886
Wessel	7,832

(2)	Represents reimbursement of taxes in respect of income associated with the Company’s provision of up to two sets of automobile tires per year to the directors. For Messrs. Boland, Forsee and Weidemeyer, and Mrs. Peterson, this also includes premiums of $34,186, $21,949, $33,825 and $33,825, respectively, on life insurance policies which will be used to cover Goodyear’s obligation to make a charitable donation recommended by those directors following their deaths, pursuant to the Director’s Charitable Award Program, as described below. The aggregate incremental cost to the Company of the life insurance policies is the annual premium and related fees.

(3)	Mr. Firestone was elected to the Board of Directors on December 3, 2007.

(4)	Mr. Forsee deferred all of his cash retainer for 2007 ($20,810) in the form of deferred share equivalent units. Mr. Forsee declined to stand for re-election at the 2007 Annual Meeting of Shareholders. His term as a director expired on April 10, 2007.

(5)	Mr. McCollough deferred $37,500 of his total cash retainer for 2007 ($54,396) in the form of deferred share equivalent units. He was elected to the Board of Directors on April 10, 2007.

(6)	Mr. Minter deferred $21,252 of his total cash retainer for 2007 ($85,000) in the form of deferred share equivalent units.

Goodyear directors who are not officers or employees of Goodyear or any of its subsidiaries receive, as compensation for their services as a director, a combination of cash retainer and stock awards pursuant to the Outside Directors’ Equity Participation Plan (the “Directors’ Equity Plan”).

For the year ended December 31, 2007, outside directors received cash compensation in the amount of $18,750 per calendar quarter. The Lead Director received an additional $13,750 per calendar quarter. The chairperson of the Audit Committee received an additional $5,000 per calendar quarter and the chairpersons of all other committees received an additional $2,500 per calendar quarter. Any director who attended more than 24 board and committee meetings received $1,700 for each additional meeting attended ($1,000 if the meeting was attended by telephone). Travel and lodging expenses incurred in attending board and committee meetings are paid by Goodyear. Mr. Keegan does not receive additional compensation for his service as a director.

Outside directors also participate in the Directors’ Equity Plan, which is intended to further align the interests of directors with the interests of shareholders by making part of each director’s compensation dependent on the value and appreciation over time of our Common Stock. For the year ended December 31, 2007, on the first business day of each calendar quarter each eligible director who was a director for the entire preceding calendar quarter had $23,750 accrued to his or her plan account. Amounts accrued are converted into units equivalent in value to shares of Common Stock at the fair market value of the Common Stock on the accrual date. Under this plan, the units receive dividend equivalents (if dividends are paid) at the same rate as our Common Stock, which dividends will also be converted into units in the same manner. The Directors’ Equity Plan also permits each participant annually to elect to have 25%, 50%, 75% or 100% of his or her cash retainer and meeting fees deferred and converted into share equivalents on substantially the same basis.

On February 27, 2007, the Compensation Committee recommended, and the Board of Directors approved, stockholding guidelines for directors. These guidelines specify that a director must accumulate and hold a number of shares equal in value to five times the annual cash retainer within five years of the later of the effective date of the program or the date of election as a director. Shares owned directly and units accrued to an Outside Directors’ Equity Participation Plan account are counted as ownership in assessing compliance with the guidelines.

A participating director is entitled to benefits under the Directors’ Equity Plan after leaving the Board of Directors unless the Board of Directors elects to deny or reduce benefits. Benefits may not be denied or reduced if, prior to leaving the Board of Directors, the director either (i) attained the age of 70 with at least five years of Board service or (ii) attained the age of 65 with at least ten years of Board service. The units will be converted to a dollar value at the price of our Common Stock on the later of the first business day of the seventh month following the month during which the participant ceases to be a director and the fifth business day of the year next following the year during which the participant ceased to be a director. Such amounts earned and vested prior to January 1, 2005, will be paid in ten annual installments or, at the discretion of the Compensation Committee, in a lump sum or in fewer than ten installments beginning on the fifth business day following the conversion from units to a dollar value. Amounts earned and vested after December 31, 2004, will be paid out in a lump sum on the fifth business day following the conversion from units to dollar value. Amounts in Directors’ Equity Plan accounts will earn interest from the date converted to a dollar value until paid at a rate one percent higher than the prevailing yield on United States Treasury securities having a ten-year maturity on the conversion date.

Due to Mr. Forsee’s retirement from the Board of Directors on April 10, 2007, he received a lump sum payment of the amounts deferred into the Directors’ Equity Plan of $852,753, representing the value of his 35,238 deferred share equivalent units as of January 8, 2008, the applicable conversion date with respect to his retirement.

Goodyear also sponsors a Directors’ Charitable Award Program funded by life insurance policies owned by Goodyear on the lives of pairs of directors. Goodyear donates $1 million per director to one or more qualifying charitable organizations recommended by each director after both of the paired directors are deceased. Assuming current tax laws remain in effect, Goodyear expects to recover the cost of the program over time with the proceeds of the insurance policies purchased. Directors derive no financial benefit from the program. This program is not available to directors elected after October 1, 2005.

OTHER MATTERS

During 2007, Goodyear and its subsidiaries, in the ordinary course of their business and at competitive prices and terms, made sales to or purchases from, or engaged in other transactions with, corporations of which certain Goodyear non-employee directors are executive officers and/or directors. Goodyear does not consider the transactions to be material to its business and believes such transactions were not material in relation to the business of such other corporations or the interests of the directors concerned.

On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire which requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. Under the “Board of Directors and Executive Officers Conflict of Interest Policy,” directors and executive officers are expected to promptly disclose potential conflicts of interest to Goodyear’s General Counsel, who may consult with the Chairman of the Governance Committee on matters of interpretation of the policy. Any waivers of the policy are required to be approved by the Board of Directors, and any such waivers will be promptly disclosed to shareholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers to file reports of holdings and transactions in our equity securities with the Securities and Exchange Commission. As a practical matter, we assist our directors and officers by completing and filing these reports electronically on their behalf. We believe that our directors and officers timely complied with all such filing requirements during 2007, except that, due to an administrative oversight on our part, a Form 4 reporting the deferral of 19 deferred share equivalent units on April 24, 2007 pursuant to the Directors’ Equity Plan was not timely filed by us on behalf of Mr. Minter.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Audit Committee has appointed PricewaterhouseCoopers LLP as Goodyear’s independent registered public accounting firm for the fiscal year ending December 31, 2008. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees Incurred by Goodyear for PricewaterhouseCoopers LLP

The following table presents fees and expenses for services rendered by PricewaterhouseCoopers LLP for fiscal 2007 and 2006.

(In thousands)	2007	2006
Audit Fees and Expenses(1)	$15,086	$15,498
Audit-Related Fees and Expenses(2)	2,305	2,955
Tax Fees and Expenses(3)	1,749	1,293
All Other Fees and Expenses(4)	195	370

Total	$19,335	$20,116

(1)	Audit fees and expenses represent fees and expenses for professional services provided in connection with the audit of our financial statements, management’s assessment of the effectiveness of internal control over financial reporting (2006 only) and the effectiveness of internal control over financial reporting, and the review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	Audit-related fees and expenses consist primarily of accounting consultations and services related to business acquisitions and divestitures.

(3)	Tax fees and expenses consist primarily of assistance in the preparation of international tax returns, consultations on various tax matters worldwide and, prior to June 30, 2006, expatriate tax services.
(4)	All other fees and expenses principally include forensic accounting investigative services.

All audit, audit-related, tax and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Pre-Approval Policy provides for pre-approval of audit, audit-related, tax services and all other fees on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. Under the policy, the Audit Committee delegates pre-approval authority to the Chair of the Committee. The Chair is to report any such pre-approval decisions to the Audit Committee at its next scheduled meeting.

REPORT OF THE AUDIT COMMITTEE

Management has the primary responsibility for the integrity of Goodyear’s financial information and the financial reporting process, including the system of internal control over financial reporting. PricewaterhouseCoopers LLP, Goodyear’s independent registered public accounting firm, is responsible for conducting independent audits of Goodyear’s financial statements and the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on the financial statements and the effectiveness of internal control over financial reporting based upon those audits. The Audit Committee is responsible for overseeing the conduct of these activities by management and PricewaterhouseCoopers LLP.

As part of its oversight responsibility, the Audit Committee has reviewed and discussed the audited financial statements, the adequacy of financial controls and the effectiveness of Goodyear’s internal control over financial reporting with management and PricewaterhouseCoopers LLP. The Audit Committee also has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, as adopted by the PCAOB in Rule 3200T, and PCAOB Auditing Standard No. 5 (An Audit of Internal Control Over Financial Reporting That Is Integrated with An Audit of Financial Statements). The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as adopted by the PCAOB in Rule 3600T, and has discussed with PricewaterhouseCoopers LLP their independence from Goodyear.

Based on the review and discussions with management and PricewaterhouseCoopers LLP referred to above, the Audit Committee has recommended to the Board of Directors that Goodyear publish the consolidated financial statements of Goodyear and subsidiaries for the year ended December 31, 2007 in Goodyear’s Annual Report on Form 10-K for the year ended December 31, 2007 and in its 2007 Annual Report to Shareholders.

The Audit Committee

James C. Boland, Chairman	John G. Breen
W. Alan McCollough	Shirley D. Peterson

MISCELLANEOUS

Submission of Shareholder Proposals

If a shareholder desires to have a proposal included in the proxy materials of the Board of Directors for the 2009 annual meeting of shareholders, such proposal shall conform to the applicable proxy rules of the Securities and Exchange Commission concerning the submission and content of proposals and must be received by Goodyear prior to the close of business on November 6, 2008. In addition, if a shareholder intends to present a proposal at Goodyear’s 2009 annual meeting without the inclusion of such proposal in Goodyear’s proxy materials and written notice of such proposal is not received by Goodyear on or before January 20, 2009, proxies solicited by the Board of Directors for the 2009 annual meeting will confer discretionary authority to vote on such proposal if presented at the meeting. Shareholder proposals should be sent to the executive offices of Goodyear, 1144 East Market Street, Akron, Ohio 44316-0001, Attention: Office of the Secretary. Goodyear reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Savings Plan Shares

A separate “Confidential Voting Instructions” card is being sent to each employee or former employee participating certain employee savings plans. Shares of Common Stock held in the trust for these plans will be voted by the trustee as instructed by the plan participants. Shares held in the trust for which voting instructions are not received will be voted by the trustee in the same proportion as it votes shares for which voting instructions were received from participants in the applicable savings plan.

Internet and Telephone Voting

You may vote your shares using the Internet by accessing the following web site:

http://www.proxyvote.com

or by making a toll-free telephone call within the United States of America or Canada using a touch-tone telephone to the toll-free number provided on your proxy card, or if you hold your shares in “street name,” on the voting instruction card provided by your broker or nominee.

Shareholders Sharing The Same Address

Goodyear has adopted a procedure called “householding,” which has been approved by the Securities and Exchange Commission. Under this procedure, Goodyear is delivering only one copy of the Annual Report and Proxy Statement to multiple shareholders who share the same address and have the same last name, unless Goodyear has received contrary instructions from an affected shareholder. This procedure reduces Goodyear’s printing costs, mailing costs and fees. Shareholders who participate in householding will continue to receive separate proxy cards.

Goodyear will deliver promptly upon written or oral request a separate copy of the Annual Report and the Proxy Statement to any shareholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the Annual Report or Proxy Statement, you may write or call Goodyear’s Investor Relations Department at The Goodyear Tire & Rubber Company, 1144 East Market Street, Akron, Ohio 44316-0001, Attention: Investor Relations, telephone (330) 796-3751. You may also access Goodyear’s Annual Report and Proxy Statement on the Investor Relations section of Goodyear’s website at www.goodyear.com or at www.proxyvote.com.

If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the Annual Report or Proxy Statement in the future, please contact Broadridge, either by calling toll free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

Any shareholders of record who share the same address and currently receive multiple copies of Goodyear’s Annual Report and Proxy Statement who wish to receive only one copy of these materials per household in the future, please contact Goodyear’s Investor Relations Department at the address or telephone number listed above to participate in the householding program.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

Form 10-K

GOODYEAR WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF GOODYEAR’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS, AND ANY PARTICULAR EXHIBIT SPECIFICALLY REQUESTED. REQUESTS SHOULD BE SENT TO: THE GOODYEAR TIRE & RUBBER COMPANY, 1144 EAST MARKET STREET, AKRON, OHIO 44316-0001, ATTN: INVESTOR RELATIONS. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT WWW.GOODYEAR.COM.

Costs of Solicitation

The costs of soliciting proxies will be borne by Goodyear. Goodyear has retained Georgeson Inc., 199 Water Street, New York, New York 10038, to assist in distributing proxy materials and soliciting proxies for an estimated fee of $12,500, plus reimbursement of reasonable out-of-pocket expenses. Georgeson Inc. may solicit proxies from shareholders by mail, telephone, or telegraph. In addition, officers or other employees of Goodyear may, without additional compensation therefor, solicit proxies in person or by telephone or the Internet.

March 6, 2008

By Order of the Board of Directors

C. Thomas Harvie, Secretary

EXHIBIT A

2008 Performance Plan
of
The Goodyear Tire & Rubber Company

1.	PURPOSE.

The purposes of the 2008 Performance Plan of The Goodyear Tire & Rubber Company (the “Plan”) are to advance the interests of the Company and its shareholders by strengthening the ability of the Company to attract, retain and reward highly qualified officers and other employees, to motivate officers and other selected employees to achieve business objectives established to promote the long term growth, profitability and success of the Company, and to encourage ownership of the Common Stock of the Company by participating officers, other selected employees and directors. The Plan authorizes performance based stock and cash incentive compensation in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance grants and awards, and other stock-based grants and awards.

2.	DEFINITIONS.

For the purposes of the Plan, the following terms shall have the following meanings:

(a) “AWARD” means any Stock Option, Stock Appreciation Right, Restricted Stock Grant, Performance Grant, Stock-Based Grant, or any other right, interest or option relating to shares of Common Stock or other property (including cash) granted pursuant to the Plan.

(b) “BOARD OF DIRECTORS” means the Board of Directors of the Company.

(c) “CHANGE IN CONTROL” has the meaning set forth in Section 13(b) hereof.

(d) “CODE” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute thereto, together with the published rulings, regulations and interpretations duly promulgated thereunder.

(e) “COMMITTEE” means the committee of the Board of Directors established and constituted as provided in Section 5 of the Plan.

(f) “COMMON STOCK” means the common stock, without par value, of the Company, or any security issued by the Company in substitution or exchange therefor or in lieu thereof.

(g) “COMMON STOCK EQUIVALENT” means a Unit (or fraction thereof, if authorized by the Committee) substantially equivalent to a hypothetical share of Common Stock, credited to a Participant and having a value at any time equal to the Fair Market Value of a share of Common Stock (or such fraction thereof) at such time.

(h) “COMPANY” means The Goodyear Tire & Rubber Company, an Ohio corporation, or any successor corporation.

(i) “DATE OF GRANT” means the date as of which an Award is determined to be effective as designated in a resolution by the Committee and is granted pursuant to the Plan. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Committee.

(j) “DIRECTOR” means any individual who is a member of the Board of Directors and who is not an Employee at the relevant time.

(k) “DIVIDEND EQUIVALENT” means, in respect of a Common Stock Equivalent or a Restricted Stock Unit and with respect to each dividend payment date for the Common Stock, an amount equal to the cash dividend on one share of Common Stock payable on such dividend payment date.

(l) “EMPLOYEE” means any individual, including any officer of the Company, who is on the active payroll of the Company or a Subsidiary at the relevant time.

(m) “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended and in effect from time to time, including all rules and regulations promulgated thereunder.

(n) “FAIR MARKET VALUE” means, in respect of any date on or as of which a determination thereof is being or to be made, the closing market price of the Common Stock reported on the New York Stock Exchange Composite Transactions tape on such date, or, if the Common Stock was not traded on such date, on the next preceding day on which sales of shares of the Common Stock were reported on the New York Stock Exchange Composite Transactions tape.

(o) “INCENTIVE STOCK OPTION” means any option to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan that is intended to be and is specifically designated as an “incentive stock option” within the meaning of Section 422(b) of the Code.

(p) “NON-QUALIFIED STOCK OPTION” means any option to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan that is not an Incentive Stock Option.

(q) “PARTICIPANT” means any Employee or Director who receives a grant or Award under the Plan.

(r) “PERFORMANCE AWARD” has the meaning set forth in Section 9(a) hereof.

(s) “PERFORMANCE GOALS” mean, with respect to any applicable grant made pursuant to the Plan, the one or more targets, goals or levels of attainment required to be achieved in terms of the specified Performance Measure during the specified Performance Period, all as set forth in the related grant agreement.

(t) “PERFORMANCE GRANT” means a grant made pursuant to Section 9 of the Plan, the Award of which is contingent on the achievement of specific Performance Goals during a Performance Period, determined using a specific Performance Measure, all as specified in the grant agreement relating thereto.

(u) “PERFORMANCE MEASURE” means, with respect to any applicable grant made pursuant to the Plan, one or more of the criteria selected by the Committee pursuant to Section 9(c) of the Plan for the purpose of establishing, and measuring attainment of, Performance Goals for a Performance Period in respect of such grant, as provided in the related grant agreement.

(v) “PERFORMANCE PERIOD” means, with respect to any applicable grant made pursuant to the Plan, the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select during which the attainment of one or more Performance Goals will be measured to determine whether, and the extent to which, a Participant is entitled to receive payment of an Award pursuant to such grant.

(w) “PLAN” means this 2008 Performance Plan of the Company, as set forth herein and as hereafter amended from time to time in accordance with the terms hereof.

(x) “PRIOR AWARD” means any award or grant made pursuant to a Prior Plan that is outstanding and unexercised on the date of adoption of the Plan.

(y) “PRIOR PLAN” means the Company’s 1997 Performance Incentive Plan, 2002 Performance Plan or 2005 Performance Plan, as amended from time to time in accordance with the terms thereof.

(z) “QUALIFIED PERFORMANCE-BASED AWARD” means any Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

(aa) “RESTRICTED STOCK” means shares of Common Stock issued pursuant to a Restricted Stock Grant under Section 8 of the Plan so long as such shares remain subject to the restrictions and conditions specified in the grant agreement pursuant to which such Restricted Stock Grant is made.

(bb) “RESTRICTED STOCK GRANT” means a grant made pursuant to the provisions of Section 8 of the Plan.

(cc) “RESTRICTED STOCK UNIT” means a Unit issued pursuant to a Restricted Stock Grant under Section 8 of the Plan so long as such Unit remains subject to the restrictions and conditions specified in the grant agreement pursuant to which such Restricted Stock Grant is made.

(dd) “STOCK APPRECIATION RIGHT” means a grant in the form of a right to benefit from the appreciation of the Common Stock made pursuant to Section 7 of the Plan.

(ee) “STOCK-BASED GRANT” has the meaning set forth in Section 10(a) hereof.

(ff) “STOCK OPTION” means and includes any Non-Qualified Stock Option and any Incentive Stock Option granted pursuant to Section 6 of the Plan.

(gg) “SUBSIDIARY” means any corporation or entity in which the Company directly or indirectly owns or controls securities having a majority of the voting power of such corporation or entity; provided, however, that (i) for purposes of determining whether any Employee may be a Participant with respect to any grant of Incentive

Stock Options, the term “Subsidiary” has the meaning given to such term in Section 424 of the Code, as interpreted by the regulations thereunder and applicable law; and (ii) for purposes of determining whether any individual may be a Participant with respect to any grant of Stock Options or Stock Appreciation Rights that are intended to be exempt from Section 409A of the Code, the term “Subsidiary” means any corporation or other entity as to which the Company is an “eligible issuer of service recipient stock” (within the meaning of Section 409A of the Code).

(hh) “SUBSTITUTE AWARDS” means Awards that are granted in assumption of, or in substitution or exchange for, outstanding awards previously granted by an entity acquired directly or indirectly by the Company or with which the Company directly or indirectly combines.

(ii) “UNIT” means a bookkeeping entry used by the Company to record and account for the grant, settlement or, if applicable, deferral of an Award until such time as such Award is paid, canceled, forfeited or terminated, as the case may be, which, except as otherwise specified by the Committee, shall be equal to one Common Stock Equivalent.

3.	EFFECTIVE DATE; TERM.

(a) EFFECTIVE DATE.  The Plan shall be effective on April 8, 2008, upon approval by the shareholders of the Company at the 2008 annual meeting of shareholders or any adjournments thereof and the Board of Directors.

(b) TERM.  The Plan shall remain in effect until April 8, 2018, unless sooner terminated by the Board of Directors. Termination of the Plan shall not affect grants and Awards then outstanding.

4.	SHARES OF COMMON STOCK SUBJECT TO PLAN.

(a) MAXIMUM NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN.  The maximum aggregate number of shares of Common Stock which may be granted pursuant to Awards under the Plan, subject to Sections 4(b) and 4(c) of the Plan, shall be eight million (8,000,000). Any shares of Common Stock that are subject to Awards of Stock Options or Stock Appreciation Rights shall be counted against this limit as one (1) share of Common Stock for every one (1) share of Common Stock granted. Any shares of Common Stock that are subject to Awards other than Stock Options or Stock Appreciation Rights shall be counted against this limit as 1.61 shares of Common Stock for every one (1) share of Common Stock granted. The shares of Common Stock which may be issued under the Plan may be authorized and unissued shares or issued shares reacquired by the Company. No fractional share of Common Stock shall be issued under the Plan. Awards of fractional shares of Common Stock, if any, shall be settled in cash. Notwithstanding the limitations imposed upon the vesting of Awards elsewhere in the Plan, those vesting limitations shall not be applicable to up to a maximum aggregate number of shares of Common Stock granted pursuant to Awards under the Plan of 400,000 shares.

(b) CHARGING OF SHARES.  Shares of Common Stock subject to an Award or a Prior Award that expires according to its terms or is forfeited, terminated, canceled or surrendered, in each case, without having been exercised or is settled, or can be paid only, in cash, with respect to Awards under the Plan, will be available again for grant under the Plan, without reducing the number of shares of Common Stock that may be subject to Awards or that are available for the grant of Awards under the Plan and, with respect to Prior Awards under a Prior Plan, will become available for grant under the Plan, thereby increasing the number of shares of Common Stock that may be subject to Awards or that are available for the grant of Awards under the Plan. In no event shall (i) any shares of Common Stock subject to a stock option that is canceled upon the exercise of a tandem stock appreciation right, (ii) any shares of Common Stock subject to an Award or a Prior Award that is surrendered in payment of the exercise price of a stock option or in payment of taxes associated with an Award or a Prior Award, or (iii) any shares of Common Stock subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon the exercise thereof become available for grant under the Plan pursuant to this paragraph. Any shares of Common Stock that become available for grant pursuant to this paragraph shall be added back as (i) one (1) share of Common Stock if such shares were subject to Stock Options or Stock Appreciation Rights granted under the Plan or were subject to stock options or stock appreciation rights granted under a Prior Plan, and (ii) as 1.61 shares of Common Stock if such shares were subject to Awards other than Stock Options or Stock Appreciation Rights granted under the Plan or were subject to Prior Awards other than stock options or stock appreciation rights granted under a Prior Plan.

Any Substitute Awards granted by the Company will not reduce the number of shares of Common Stock available for Awards under the Plan and will not count against the limits specified in Section 4(a) above.

Units that represent deferred compensation, and shares of Common Stock issued in payment of deferred compensation, will not reduce the number of shares of Common Stock that may be subject to Awards or that are available for the grant of Awards under the Plan, except to the extent of matching or other related grants by the Company or any discount in the price used to convert the deferred compensation into Units or shares of Common Stock.

(c) ADJUSTMENTS UPON CHANGES IN CAPITAL STRUCTURE.  In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board of Directors may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to prevent dilution or enlargement of the rights of Participants to (A) the aggregate number and kind of shares of Common Stock reserved for issuance and delivery under the Plan, (B) the various maximum share limitations applicable to certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of shares of Common Stock subject to outstanding Awards; and (D) the exercise price of outstanding Stock Options and Stock Appreciation Rights. In the event of a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination, recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), the Committee or the Board of Directors shall make such equitable substitutions or adjustments to prevent dilution or enlargement of the rights of Participants to (A) the aggregate number and kind of shares of Common Stock reserved for issuance and delivery under the Plan, (B) the various maximum share limitations applicable to certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of shares of Common Stock subject to outstanding Awards; and (D) the exercise price of outstanding Stock Options and Stock Appreciation Rights. In the case of Corporate Transactions, such adjustments may include, without limitation, the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board of Directors in its sole discretion. In no event shall any adjustment be required under this Section 4(c) if the Committee determines that such action could cause an Award to fail to satisfy the conditions of an applicable exception from the requirements of Section 409A of the Code or otherwise could subject a Participant to the additional tax imposed under Section 409A in respect of an outstanding Award. Moreover, any adjustment to the number of shares of Common Stock specified in Section 6(b)(i) will be made only if and to the extent that such adjustment would not cause any Stock Option intended to qualify as an Incentive Stock Option to fail so to qualify.

(d) AWARDS TO DIRECTORS.  On the first business day of each calendar quarter, commencing October 1, 2008, the Company shall make Restricted Stock Grants, of the types and with the terms and conditions as are permitted by the Plan and determined by the Committee, with a value of $23,750 to each Director who is then a member of the Board of Directors.

5.	ADMINISTRATION.

(a) THE COMMITTEE.  The Plan shall be administered by the Committee to be appointed from time to time by the Board of Directors and comprised of not less than three of the then members of the Board of Directors who qualify as “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Exchange Act, as “outside directors” within the meaning of Section 162(m) of the Code, and as “independent directors” for purposes of the rules and regulations of the New York Stock Exchange. Members of the Committee shall serve at the pleasure of the Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business and the acts of a majority of the members present at any meeting at which a quorum is present shall be the acts of the Committee. Any one or more members of the Committee may participate in a meeting by conference telephone or similar means where all persons participating in the meeting can hear and speak to each other, which participation shall constitute presence in person at such meeting. Action approved in writing by a majority of the members of the Committee then serving shall be fully as effective as if the action had been taken by a vote at a meeting duly called and held. The Company shall make grants and effect Awards under the Plan in accordance with the terms and conditions specified by the Committee, which terms and conditions shall be set forth in grant agreements and/or other instruments in such forms as the Committee shall approve.

(b) COMMITTEE POWERS.  The Committee shall have full power and authority to operate and administer the Plan in accordance with its terms. The powers of the Committee include, but are not limited to, the power to: (i) select Participants from among the Employees and Directors; (ii) establish the types of, and the terms and conditions of, all grants and Awards made under the Plan, subject to any applicable limitations set forth in, and consistent with the express terms of, the Plan; (iii) make grants of and pay or otherwise effect Awards subject to, and consistent with, the express provisions of the Plan; (iv) establish Performance Goals, Performance Measures and Performance Periods, subject to, and consistent with, the express provisions of the Plan; (v) reduce the amount of any grant or Award; (vi) prescribe the form or forms of grant agreements and other instruments evidencing grants and Awards under the Plan; (vii) pay and to defer payment of Awards on such terms and conditions, not inconsistent with the express terms of the Plan, as the Committee shall determine; (viii) direct the Company to make conversions, accruals and payments pursuant to the Plan; (ix) construe and interpret the Plan and make any determination of fact incident to the operation of the Plan; (x) promulgate, amend and rescind rules and regulations relating to the implementation, operation and administration of the Plan; (xi) adopt such modifications, procedures and subplans as may be necessary or appropriate to comply with the laws of other countries with respect to Participants or prospective Participants employed in such other countries; (xii) delegate to other persons the responsibility for performing administrative or ministerial acts in furtherance of the Plan; (xiii) delegate to one or more officers (as that term is defined in Rule 16a-1(f) under the Exchange Act) of the Company the ability to make Awards under the Plan, provided that no such Awards may be made to officers or Directors; (xiv) engage the services of persons and firms, including banks, consultants and insurance companies, in furtherance of the Plan’s activities; and (xv) make all other determinations and take all other actions as the Committee may deem necessary or advisable for the administration and operation of the Plan.

(c) COMMITTEE’S DECISIONS FINAL.  Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan, and of any grant agreement, shall be final, conclusive and binding upon all Participants, and all persons claiming through Participants, affected thereby.

(d) ADMINISTRATIVE ACCOUNTS.  For the purpose of accounting for Awards deferred as to payment, the Company shall establish bookkeeping accounts expressed in Units bearing the name of each Participant receiving such Awards. Each account shall be unfunded, unless otherwise determined by the Committee in accordance with Section 15(d) of the Plan.

(e) CERTIFICATIONS.  In respect of each grant under the Plan of a Qualified Performance-Based Award, the provisions of the Plan and the related grant agreement shall be construed to confirm such intent, and to conform to the requirements of Section 162(m) of the Code, and the Committee shall certify in writing (which writing may include approved minutes of a meeting of the Committee) that the applicable Performance Goal(s), determined using the Performance Measure specified in the related grant agreement, was attained during the relevant Performance Period at a level that equaled or exceeded the level required for the payment of such Award in the amount proposed to be paid and that such Award does not exceed any applicable Plan limitation.

6.	STOCK OPTIONS.

(a) IN GENERAL.  Options to purchase shares of Common Stock may be granted under the Plan and may be Incentive Stock Options or Non-Qualified Stock Options. All Stock Options shall be subject to the terms and conditions of this Section 6 and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall determine. Stock Options may be granted in addition to, or in tandem with or independent of, Stock Appreciation Rights or other grants and Awards under the Plan.

(b) ELIGIBILITY AND LIMITATIONS.  Any Employee or Director may be granted Stock Options. The Committee shall determine, in its discretion, the Employees and Directors to whom Stock Options will be granted, the timing of such grants, and the number of shares of Common Stock subject to each Stock Option granted; provided, that (i) the maximum aggregate number of shares of Common Stock which may be issued and delivered upon the exercise of Incentive Stock Options shall be eight million (8,000,000), (ii) the maximum number of shares of Common Stock in respect of which Stock Options may be granted to any single Participant during any calendar year shall be 500,000, (iii) Incentive Stock Options may only be granted to Employees, and (iv) in respect of Incentive Stock Options, the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which an Incentive Stock Option becomes exercisable for the first time by an Employee during any calendar year shall not exceed $100,000, or such other limit as may be required by the Code, except that, if authorized by the Committee and provided for in the related grant agreement, any portion of any Incentive Stock Option that cannot be exercised as such because of this limitation will be converted into and exercised as a Non-Qualified Stock Option. In no event, without the approval of the Company’s shareholders, shall any Stock Option (i) be granted to a Participant in exchange for the Participant’s agreement to the cancellation of one or more Stock Options then held by such Participant if the exercise price of the new grant is lower than the exercise price of the grant to be cancelled, (ii) be amended to reduce the exercise price, or (iii) be cancelled in exchange for another Award or a cash payment. The immediately preceding sentence is intended to prohibit the repricing of “underwater” Stock Options without shareholder approval and will not be construed to prohibit the adjustments provided for in Section 4(c) of the Plan.

(c) OPTION EXERCISE PRICE.  The per share exercise price of each Stock Option granted under the Plan shall be determined by the Committee prior to or at the time of grant, but in no event shall the per share exercise price of any Stock Option be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant of such Stock Option, except for Substitute Awards provided for in Section 15(b) of the Plan.

(d) OPTION TERM.  The term of each Stock Option shall be fixed by the Committee; except that in no event shall the term of any Stock Option exceed ten years from the Date of Grant.

(e) EXERCISABILITY.  A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the Date of Grant; provided, however, that no Stock Option shall be exercisable during the first six months after the Date of Grant. No Stock Option may be exercised unless the holder thereof is at the time of such exercise an Employee or Director and has been continuously an Employee or Director since the Date of Grant, except that the Committee may permit the exercise of any Stock Option for any period following the Participant’s termination of employment not in excess of the original term of the Stock Option on such terms and conditions as it shall deem appropriate and specify in the related grant agreement.

(f) METHOD OF EXERCISE.  A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the exercise price in cash or, if permitted by the terms of the related grant agreement or otherwise approved in advance by the Committee, in shares of Common Stock to be delivered upon exercise or already owned by the Participant, valued at the Fair Market Value of the Common Stock on the date of exercise.

7.	STOCK APPRECIATION RIGHTS.

(a) IN GENERAL.  Stock Appreciation Rights in respect of shares of Common Stock may be granted under the Plan alone, in tandem with, in addition to or independent of a Stock Option or other grant or Award under the Plan. A Stock Appreciation Right entitles a Participant to receive an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the Date of Grant of the Stock Appreciation Right, or such other higher price as may be set by the Committee, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b) ELIGIBILITY AND LIMITATIONS.  Any Employee or Director may be granted Stock Appreciation Rights. The Committee shall determine, in its discretion, the Employees and Directors to whom Stock Appreciation Rights will be granted, the timing of such grants and the number of shares of Common Stock in respect of which each Stock Appreciation Right is granted; provided that the maximum number of shares of Common Stock in respect of which Stock Appreciation Rights may be granted to any single Participant during any calendar year shall be 500,000. In no event, without the approval of the Company’s shareholders, shall any Stock Appreciation Right (i) be granted to a Participant in exchange for the Participant’s agreement to the cancellation of one or more Stock Appreciation Rights then held by such Participant if the exercise price of the new grant is lower than the exercise price of the grant to be cancelled, (ii) be amended to reduce the exercise price, or (iii) be cancelled in exchange for another Award or a cash payment. The immediately preceding sentence is intended to prohibit the repricing of “underwater” Stock Appreciation Rights without shareholder approval and will not be construed to prohibit the adjustments provided for in Section 4(c) of the Plan.

(c) EXERCISABILITY; EXERCISE; FORM OF PAYMENT.  A Stock Appreciation Right may be exercised by a Participant at such time or times and in such manner as shall be authorized by the Committee and set forth in the related grant agreement, except that in no event shall a Stock Appreciation Right be exercisable within the first six months after the Date of Grant or shall the term of any Stock Appreciation Right exceed ten years from the Date of Grant. The Committee may provide that a Stock Appreciation Right shall be automatically exercised on one or more specified dates. No Stock Appreciation Right may be exercised unless the holder thereof is at the time of exercise an Employee or Director and has been continuously an Employee or Director since the Date of Grant, except that the Committee may permit the exercise of any Stock Appreciation Right for any period following the Participant’s termination of employment not in excess of the original term of the Stock Appreciation Right on such terms and conditions as it shall deem appropriate and specify in the related grant agreement. A Stock Appreciation Right may be exercised, in whole or in part, by giving the Company a written notice specifying the number of shares of Common Stock in respect of which the Stock Appreciation Right is to be exercised. Stock Appreciation Rights may be paid upon exercise in cash, in shares of Common Stock, or in any combination of cash and shares of Common Stock as determined by the Committee. With respect to any Stock Appreciation Rights granted in tandem with a Stock Option, the tandem Stock Appreciation Rights may be exercised only at a time when the related Stock Option is also exercisable and at a time when the “spread” is positive, and by surrender of the related Stock Option for cancellation.

8.	RESTRICTED STOCK GRANTS.

(a) IN GENERAL.  A Restricted Stock Grant is the issue of shares of Common Stock or Units in the name of an Employee or Director, which issuance is subject to such terms and conditions as the Committee shall deem appropriate, including, without limitation, restrictions on the sale, assignment, transfer or other disposition of such shares or Units and the requirement that the Employee or Director forfeit such shares or Units back to the Company (i) upon termination of employment for specified reasons within a specified period of time, (ii) if any specified Performance Goals are not achieved during a specified Performance Period, or (iii) if such other conditions as the Committee may specify are not satisfied.

(b) ELIGIBILITY AND LIMITATIONS.  Any Employee or Director may receive a Restricted Stock Grant. The Committee, in its sole discretion, shall determine whether a Restricted Stock Grant shall be made, the Employee or Director to receive the Restricted Stock Grant, whether the Restricted Stock Grant will consist of Restricted Stock or Restricted Stock Units, or both, and the conditions and restrictions imposed on the Restricted Stock Grant. The maximum aggregate number of shares of Common Stock which may be issued to any single Participant as Restricted Stock or Restricted Stock Units that are subject to the attainment of Performance Goals during any calendar year shall not exceed 100,000.

(c) RESTRICTION PERIOD.  Restricted Stock Grants shall provide that in order for a Participant to receive shares of Common Stock or Units free of restrictions, the Participant must remain an Employee or Director of the Company or its Subsidiaries for a period of time specified by the Committee (the “Restriction Period”). The Committee may also establish one or more Performance Goals that are required to be achieved during one or more Performance Periods within the Restriction Period as a condition to the lapse of the restrictions. Except for Substitute Awards, upon a Change in Control, and in certain limited situations (including the death, disability or retirement of the Participant), Restricted Stock Grants subject solely to the continued service of the Participant shall have a Restriction Period of not less than three (3) years from the Date of Grant. The Committee, in its sole discretion, may provide for the pro rata lapse of restrictions in installments during the Restriction Period. Restricted Stock Grants subject to the achievement of one or more Performance Goals shall have a minimum Restriction Period of one year.

(d) RESTRICTIONS.  The following restrictions and conditions shall apply to each Restricted Stock Grant during the Restriction Period: (i) the Participant may not sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of or realize on the shares of Common Stock or Units subject to the Restricted Stock Grant; and (ii) the shares of the Common Stock issued as Restricted Stock or the Restricted Stock Units shall be forfeited to the Company if the Participant for any reason ceases to be an Employee or Director prior to the end of the Restriction Period, except due to circumstances specified in the related grant agreement or otherwise approved by the Committee. Unless otherwise directed by the Committee, (i) all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares of Common Stock, or (ii) all uncertificated shares of Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock. The Committee may, in its sole discretion, include such other restrictions and conditions as it may deem appropriate.

(e) PAYMENT.  Upon expiration of the Restriction Period and if all conditions have been satisfied and any applicable Performance Goals attained, the shares of the Restricted Stock will be made available to the Participant or the Restricted Stock Units will be vested in the account of the Participant, free of all restrictions; provided, that the Committee may, in its discretion, require (i) the further deferral of any Restricted Stock Grant beyond the initially specified Restriction Period, (ii) that the Restricted Stock or Restricted Stock Units be retained by the Company, and (iii) that the Participant receive a cash payment in lieu of unrestricted shares of Common Stock or Units.

(f) RIGHTS AS A SHAREHOLDER.  A Participant shall have, with respect to shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and, unless otherwise determined by the Committee, receive any cash dividends paid thereon. A Participant shall not have, with respect to Restricted Stock Units, any voting or other rights of a shareholder of the Company, but unless otherwise determined by the

Committee shall have the right to receive Dividend Equivalents. Stock dividends distributed with respect to shares of Restricted Stock or Restricted Stock Units shall be treated as additional shares or Units, as the case may be, under the Restricted Stock Grant and shall be subject to the restrictions and other terms and conditions set forth therein.

9.	PERFORMANCE GRANTS AND AWARDS.

(a) ELIGIBILITY AND TERMS.  The Committee may grant to Employees the prospective contingent right, expressed in Units, to receive payments of shares of Common Stock, cash or any combination thereof, with each Unit equivalent in value to one share of Common Stock, or equivalent to such other value or monetary amount as may be designated or established by the Committee (“Performance Grants”), based upon Company performance over a specified Performance Period. The Committee shall, in its sole discretion, determine the Employees eligible to receive Performance Grants. At the time each Performance Grant is made, the Committee shall establish the Performance Period, the Performance Measures and the Performance Goals in respect of such Performance Grant. The number of shares of Common Stock and/or the amount of cash earned and payable in settlement of a Performance Grant shall be determined at the end of the Performance Period (a “Performance Award”).

(b) LIMITATIONS ON GRANTS AND AWARDS.  With respect to share-based Performance Grants, the maximum number of shares which may be the subject of Performance Grants made to any single Participant during any calendar year shall be 200,000. With respect to cash-based Performance Grants, the maximum amount any single Participant may receive during any calendar year as Performance Awards pursuant to Performance Grants shall not exceed $15 million ($15,000,000), determined using the maximum amount of cash that may be earned and payable as of the last day of the applicable Performance Period or Periods or as of the date or dates of payment thereof, whichever is higher.

(c) PERFORMANCE GOALS, PERFORMANCE MEASURES AND PERFORMANCE PERIODS.  Each Performance Grant shall provide that, in order for a Participant to receive an Award of all or a portion of the Units subject to such Performance Grant, the Company must achieve certain Performance Goals over a designated Performance Period having a minimum duration of one year, with attainment of one or more Performance Goals determined using one or more specific Performance Measures. The Performance Goals and Performance Period shall be established by the Committee in its sole discretion. The Committee shall establish one or more Performance Measures for each Performance Period for determining the portion of the Performance Grant which will be earned or forfeited based on the extent to which the Performance Goals are achieved or exceeded. The term Performance Measures includes one or more of the criteria established pursuant to the Plan for Participants who have received Performance Grants or, when so determined by the Committee, Restricted Stock, Restricted Stock Units, or other Stock-Based Grants. The Performance Measures applicable to any Qualified Performance-Based Award will be based on specified levels of or growth in one or more of the following criteria: (i) cumulative net income per share; (ii) cumulative net income; (iii) return on sales; (iv) total shareholder return; (v) return on assets; (vi) economic value added; (vii) cash flow; (viii) return on equity; (ix) cumulative operating income (which shall equal consolidated sales minus cost of goods sold and selling, administrative and general expense); (x) operating income; and (xi) return on invested capital. The Performance Measures may be calculated before or after taxes, interest, depreciation, amortization, discontinued operations, effect of accounting changes, acquisition expenses, restructuring expenses, extraordinary items, non-operating items or unusual charges, as determined by the Committee at the time the Performance Measures are established. Performance Goals may be established on a corporate-wide basis, with respect to one or more business units, divisions, subsidiaries or business segments and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. Performance Goals may include minimum, maximum and target levels of performance, with the size of Performance Award based on the level attained. Once established by the Committee and specified in the grant agreement, and if and to the extent provided in or required by the grant agreement, the Performance Goals and the Performance Measure in respect of any Qualified Performance-Based Award (including any Performance Grant, Restricted Stock Grant or Stock-Based Grant that requires the attainment of Performance Goals as a condition to the Award) shall not be changed. The Committee may, in its discretion, eliminate or reduce (but not increase) the amount of any Qualified Performance-Based Award that otherwise would be payable to a Participant upon attainment of the Performance Goals.

(d) FORM OF GRANTS.  Performance Grants may be made on such terms and conditions not inconsistent with the Plan, and in such form or forms, as the Committee may from time to time approve. Performance Grants may be made alone, in addition to, in tandem with, or independent of other grants and Awards under the Plan. Subject to the terms of the Plan, the Committee shall, in its discretion, determine the number of Units subject to each Performance Grant made to a Participant and the Committee may impose different terms and conditions on any particular Performance Grant made to any Participant. The Performance Goals, the Performance Period or Periods, and the Performance Measures applicable to a Performance Grant shall be set forth in the relevant grant agreement.

(e) PAYMENT OF AWARDS.  Each Participant shall be entitled to receive payment in an amount equal to the aggregate Fair Market Value (if the Unit is equivalent to a share of Common Stock), or such other value as the Committee shall specify, of the Units earned in respect of such Performance Award. Payment in settlement of a Performance Award may be made in shares of Common Stock, in cash, or in any combination of Common Stock and cash, and at such time or times, as the Committee, in its discretion, shall determine.

10.	OTHER STOCK-BASED GRANTS AND AWARDS.

(a) IN GENERAL.  The Committee may make other grants and Awards pursuant to which Common Stock is, or in the future may be, acquired by Participants, and other grants and Awards to Participants denominated in Common Stock Equivalents or other Units (“Stock-Based Grants”). Such Stock-Based Grants may be made alone, in addition to, in tandem with, or independent of other grants and Awards under the Plan.

(b) ELIGIBILITY AND TERMS.  The Committee may make Stock-Based Grants to Employees or Directors. Subject to the provisions of the Plan, the Committee shall have authority to determine the Employees and Directors to whom, and the time or times at which, Stock-Based Grants will be made, the number of shares of Common Stock, if any, to be subject to or covered by each Stock-Based Grant, and any and all other terms and conditions of each Stock-Based Grant.

(c) LIMITATIONS.  No single Participant shall receive more than 50,000 shares of Common Stock in settlement of Stock-Based Awards that are subject to the attainment of Performance Goals during any calendar year.

(d) FORM OF GRANTS; PAYMENT OF AWARDS.  Stock-Based Grants may be made in such form or forms and on such terms and conditions, including the attainment of specific Performance Goals, as the Committee, in its discretion, shall approve. Payment of Stock-Based Awards may be made in cash, in shares of Common Stock, or in any combination of cash and shares of Common Stock, and at such time or times, as the Committee, in its discretion, shall determine.

11.	DEFERRALS.

To the extent permitted by Section 409A of the Code, the Committee may, whether at the time of grant or at anytime thereafter prior to payment or settlement, require a Participant to defer, or permit (subject to such conditions as the Committee may from time to time establish) a Participant to elect to defer, receipt of all or any portion of any payment of cash or shares of Common Stock that would otherwise be due to such Participant in payment or settlement of any Award under the Plan. If any such deferral is required by the Committee (or is elected by the Participant with the permission of the Committee), the Committee shall establish rules and procedures for such payment deferrals. The Committee may provide for the payment or crediting of interest, at such rate or rates as it shall in its discretion deem appropriate, on such deferred amounts credited in cash and the payment or crediting of Dividend Equivalents in respect of deferred amounts credited in Common Stock Equivalents or Restricted Stock Units. Deferred amounts may be paid in a lump sum or in installments in the manner and to the extent permitted, and in accordance with rules and procedures established, by the Committee. This Section 11 shall not apply to any grant of Stock Options or Stock Appreciation Rights that are intended to be exempt from Section 409A of the Code.

12.	NON-TRANSFERABILITY OF GRANTS AND AWARDS.

No grant or Award under the Plan, and no right or interest therein, shall be (i) assignable, alienable or transferable by a Participant, except by will or the laws of descent and distribution, or (ii) subject to any obligation, or the lien or claims of any creditor, of any Participant, or (iii) subject to any lien, encumbrance or claim of any party made in respect of or through any Participant, however arising. During the lifetime of a Participant, Stock Options and Stock Appreciation Rights are exercisable only by, and shares of Common Stock issued upon the exercise of Stock Options and Stock Appreciation Rights or in settlement of other Awards will be issued only to, and other payments in settlement of any Award will be payable only to, the Participant or his or her legal representative. The Committee may, in its sole discretion, authorize written designations of beneficiaries and authorize Participants to designate beneficiaries with the authority to exercise Stock Options and Stock Appreciation Rights granted to a Participant in the event of his or her death. Notwithstanding the foregoing, the Committee may, in its sole discretion and on and subject to such terms and conditions as it shall deem appropriate, which terms and conditions shall be set forth in the related grant agreement: (i) authorize a Participant to transfer all or a portion of any Non-Qualified Stock Option or Stock Appreciation Right, as the case may be, granted to such Participant; provided, that in no event shall any transfer be made to any person or persons other than such Participant’s spouse, children or grandchildren, or a trust or partnership for the exclusive benefit of one or more such persons, which transfer must be made as a gift and without any consideration; and (ii) provide for the transferability of a particular grant or Award pursuant to a qualified domestic relations order. All other transfers and any retransfer by any permitted transferee are prohibited and any such purported transfer shall be null and void. Each Non-Qualified Stock Option or Stock Appreciation Right which becomes the subject of a permitted transfer (and the Participant to whom it was granted by the Company) shall continue to be subject to the same terms and conditions as were in effect immediately prior to such permitted transfer. The Participant shall remain responsible to the Company for the payment of all withholding taxes incurred as a result of any exercise of such Stock Option or Stock Appreciation Right. In no event shall any permitted transfer of a Stock Option, Stock Appreciation Right or other grant or Award create any right in any party in respect of any Stock Option, Stock Appreciation Right or other grant or Award, other than the rights of the qualified transferee in respect of such Stock Option, Stock Appreciation Right or other grant or Award specified in the related grant agreement.

13.	CHANGE IN CONTROL.

(a) EFFECT ON GRANTS.  In the event of a Severance (as defined below) of a Participant, and notwithstanding any other provision of the Plan or a grant agreement to the contrary: (i) all Stock Options and Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Severance, whether or not then exercisable; (ii) all restrictions and conditions in respect of all Restricted Stock Grants then outstanding shall be deemed satisfied as of the date of the Severance; and (iii) all Performance Grants and Stock-Based Grants shall be deemed to have been fully earned, at the target amount of the award opportunity specified in the grant agreement, as of the date of the Severance.

(b) DEFINITIONS.  As used in the Plan, the following terms shall have the following meanings (unless otherwise prescribed by the Committee in a grant agreement):

(1)	“Affiliate” shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act.

(2)	“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(3)	“Cause” means (1) the continued failure by the Participant to substantially perform the Participant’s duties with the Company or a Subsidiary (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness), (2) the engaging by the Participant in conduct which is demonstrably injurious to the Company, monetarily or otherwise, (3) the Participant committing any felony or any crime involving fraud, breach of trust or misappropriation or (4) any breach or violation of any agreement relating to the Participant’s employment with the Company or a Subsidiary where the Company or a Subsidiary, in its discretion, determines that such breach or violation materially and adversely affects the Company.

(4)	A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(i)	any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company other than securities acquired by virtue of the exercise of a conversion or similar privilege or right unless the security being so converted or pursuant to which such right was exercised was itself acquired directly from the Company) representing 20% or more of (A) the then outstanding shares of Common Stock of the Company or (B) the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or

(ii)	the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board of Directors (the “Incumbent Board”): individuals who, on the Effective Date, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, without limitation, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)	there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary of the Company with any other corporation, other than a merger or consolidation pursuant to which (A) the voting securities of the Company outstanding immediately prior to such merger or consolidation will continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, (B) no Person will become the Beneficial Owner, directly or indirectly, of securities of the Company or such surviving entity or any parent thereof representing 20% or more of the outstanding shares of common stock or the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to such merger or consolidation) and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation (or any parent thereof) resulting from such merger or consolidation; or

(iv)	the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, (A) more than 50% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of which (or of any parent of such entity) is owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, (B) in which (or in any parent of such entity) no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the outstanding shares of common stock resulting from such sale or disposition or the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to such sale or disposition) and (C) in which (or in any parent of such entity) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors.

(5)	“Effective Date” means the date set forth in Section 3(a) hereof.

(6)	“Good Reason” means the occurrence without the affected Participant’s written consent, of any of the following:

(i)	the assignment to the Participant of duties that are materially inconsistent with the Participant’s position (including, without limitation, offices or titles), authority, duties or responsibilities immediately prior to a Change in Control (other than pursuant to a transfer or promotion to a position of equal or enhanced responsibility or authority) or any other action by the Company or a Subsidiary which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or a Subsidiary promptly after receipt of notice thereof given by the Participant, provided, however, that any such assignment or diminution that is primarily a result of the Company or a Subsidiary no longer being a publicly traded entity or becoming a subsidiary or division of another entity shall not be deemed “Good Reason” for purposes of the Plan, except that a Participant shall have Good Reason if the Company is no longer a publicly traded entity and, immediately before the Change in Control that caused the Company no longer to be a publicly traded entity, substantially all of the Participant’s duties and responsibilities related to public investors or government agencies that regulate publicly traded entities;

(ii)	change in the location of such Participant’s principal place of business by more than 50 miles when compared to the Participant’s principal place of business immediately before a Change in Control;

(iii)	a reduction in the Participant’s annual base salary or annual incentive opportunity from that in effect immediately before a Change in Control;

(iv)	a material increase in the amount of business travel required of the Participant when compared to the amount of business travel required immediately before a Change in Control; and

(v)	the failure by any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform this Plan in the same manner and to the same extent that the Company would be required to perform it if no succession had taken place, or to otherwise convert or replace the Awards under the Plan.

(7)	“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(D) and 14(D) thereof, except that such term shall not include (1) the Company or any of its Affiliates, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (3) an underwriter temporarily holding securities pursuant to an offering of such securities or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(8)	“Severance” means from the date of a Change in Control until the second anniversary of the Change in Control, the termination of a Participant’s employment with the Company or a Subsidiary (A) by the Company or a Subsidiary, other than for Cause or pursuant to mandatory retirement policies of the Company or a Subsidiary that existed prior to the Change in Control or (B) by the Participant for Good Reason.

A Participant will not be considered to have incurred a Severance if his or her employment is discontinued by reason of the Participant’s death or a physical or mental condition causing such Participant’s inability to substantially perform his or her duties with the Company or a Subsidiary, including, without limitation, such condition entitling him or her to benefits under any sick pay or disability income policy or program of the Company or a Subsidiary.

A Participant who seeks to terminate employment for Good Reason must provide the Company or a Subsidiary with thirty days advanced written notice of his or her intention to terminate employment for Good Reason and shall only be entitled to terminate employment for Good Reason if the Company or a Subsidiary fails to cure the alleged Good Reason to the reasonable satisfaction of the Participant during such thirty-day period.

14.	AMENDMENT AND TERMINATION.

The Board of Directors may terminate the Plan at any time, except with respect to grants then outstanding. The Board of Directors may amend the Plan at any time and from time to time in such respects as the Board of Directors may deem necessary or appropriate without approval of the shareholders, unless such approval is necessary in order to comply with applicable laws, including the Exchange Act and the Code, or the rules and regulations of any securities exchange on which the Common Stock is listed. In no event may the Board of Directors amend the Plan without the approval of the shareholders to (i) increase the maximum number of shares of Common Stock which may be issued pursuant to the Plan, (ii) increase any limitation set forth in the Plan on the number of shares of Common Stock which may be issued, or the aggregate value of Awards which may be made, in respect of any type of grant to any single Participant during any specified period, (iii) reduce the minimum exercise price for Stock Options and Stock Appreciation Rights, (iv) change the restrictions on the repricing of Stock Options or Stock Appreciation Rights contained in the penultimate sentence of Sections 6(b) or 7(b) of the Plan, or (v) change the Performance Measure criteria applicable to any Qualified Performance-Based Award identified in Section 9(c) of the Plan.

Subject to Sections 6(b) and 7(b) hereof, the Committee may amend the terms of any Award granted under the Plan prospectively or retroactively, except in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of such Award under Section 162(m) of the Code. Subject to Section 4(c) above, no amendment shall materially impair the rights of any Participant without his or her consent.

15.	MISCELLANEOUS.

(a) WITHHOLDING TAXES.  All Awards under the Plan will be made subject to any applicable withholding for taxes of any kind. The Company shall have the right to deduct from any amount payable under the Plan, including delivery of shares of Common Stock to be made under the Plan, all federal, state, city, local or foreign taxes of any kind required by law to be withheld with respect to such payment and to take such other actions as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. If shares of Common Stock are used to satisfy withholding taxes, such shares shall be valued based on the Fair Market Value thereof on the date when the withholding for taxes is required to be made and shall be withheld only up to the minimum required tax withholding rates or such other rate that will not trigger a negative accounting impact on the

Company. The Company shall have the right to require a Participant to pay cash to satisfy withholding taxes as a condition to the payment of any amount (whether in cash or shares of Common Stock) under the Plan.

(b) SUBSTITUTE AWARDS FOR AWARDS GRANTED BY OTHER ENTITIES.  Substitute Awards may be granted under the Plan for grants or awards held by employees of a company or entity who become Employees as a result of the acquisition, merger or consolidation of the employer company by or with the Company or a Subsidiary. Except as otherwise provided by applicable law and notwithstanding anything in the Plan to the contrary, the terms, provisions and benefits of the Substitute Awards so granted may vary from those set forth in or required or authorized by this Plan to such extent as the Committee at the time of the grant may deem appropriate to conform, in whole or part, to the terms, provisions and benefits of the grants or awards in substitution for which they are granted.

(c) NO RIGHT TO EMPLOYMENT.  Neither the adoption of the Plan nor the making of any grant or Award shall confer upon any Employee any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Employee at any time, with or without cause.

(d) UNFUNDED PLAN.  The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan shall be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

(e) PAYMENTS TO TRUST.  The Committee is authorized to cause to be established a trust agreement or several trust agreements whereunder the Committee may make payments of amounts due or to become due to Participants in the Plan.

(f) ENGAGING IN COMPETITION WITH COMPANY.  In the event a Participant terminates his or her employment with the Company or a Subsidiary for any reason whatsoever, and within eighteen (18) months after the date thereof accepts employment with any competitor of, or otherwise engages in competition with, the Company, the Committee, in its sole discretion, may require such Participant to return, or (if not received) to forfeit, to the Company the economic value of any Award which is realized or obtained (measured at the date of exercise, vesting or payment) by such Participant (i) at any time after the date which is six months prior to the date of such Participant’s termination of employment with the Company or (ii) during such other period as the Committee may determine. The provisions of this Section 15(f) shall cease to have any force or effect whatsoever immediately upon the occurrence of any Change in Control described at Section 13 hereof.

(g) OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS.  Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of any termination indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any pension or other employee benefit plan or similar arrangement provided by the Company or any Subsidiary, unless (i) expressly so provided by such other plan or arrangement or (ii) the Committee expressly determines that an Award or a portion thereof should be included as recurring compensation. Nothing contained in the Plan shall prohibit the Company or any Subsidiary from establishing other special awards, incentive compensation plans, compensation programs and other similar arrangements providing for the payment of performance, incentive or other compensation to Employees or Directors. Payments and benefits provided to any Employee or Director under any other plan, including, without limitation, any stock option, stock award, restricted stock, deferred compensation, savings, retirement or other benefit plan or arrangement, shall be governed solely by the terms of such other plan.

(h) SECURITIES LAW RESTRICTIONS.  In no event shall the Company be obligated to issue or deliver any shares of Common Stock if such issuance or delivery shall constitute a violation of any provisions of any law or regulation of any governmental authority or securities exchange on which the Common Stock is listed. No shares of Common Stock shall be issued under the Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with all applicable federal and state securities laws and regulations and all requirements of any securities exchange on which the Common Stock is listed.

(i) GRANT AGREEMENTS.  Each grant of an Award under the Plan shall be evidenced by a grant agreement, in a form specified by the Committee, which shall set forth the terms and conditions of the grant and such related matters as the Committee shall, in its sole discretion, determine consistent with this Plan. A grant agreement may be in an electronic medium, may be limited to a notation on the books and records of the Company and, unless determined otherwise by the Committee, need not be signed by a representative of the Company or a Participant.

(j) SEVERABILITY.  In the event any provision of the Plan shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the remaining provisions of the Plan.

(k) GOVERNING LAW.  The Plan shall be governed by and construed in accordance with the laws of the State of Ohio.

(l) COMPLIANCE WITH SECTION 409A OF THE CODE.  Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the grant agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan or any grant agreement (unless the grant agreement provides otherwise with specific reference to this Section), an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. Neither the Company, its Subsidiaries, nor their respective directors, officers, employees or advisers shall be liable to any Participant (or any other individual claiming a benefit through the Participant) for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise or payment of any Award under the Plan.

EXHIBIT B

THE GOODYEAR TIRE & RUBBER COMPANY

MANAGEMENT INCENTIVE PLAN
Effective January 1, 2009

PREAMBLE

This Management Incentive Plan (the “Plan”) is adopted effective January 1, 2009, by the Board of Directors of The Goodyear Tire & Rubber Company (the “Company”). The purpose of the Plan is to advance the interests of the Company and its stockholders and assist the Company in motivating, attracting and retaining executive officers by providing incentives and financial rewards to such executive officers that are intended to be deductible to the maximum extent possible as “performance-based compensation” within the meaning of Section 162(m) of the Code.

ARTICLE I

Definitions

1.1	“Award” means an award of incentive compensation pursuant to the Plan.
1.2	“Code” means the Internal Revenue Code of 1986, as amended.
1.3	“Committee” means the Compensation Committee of the Board of Directors of the Company, or a subcommittee thereof consisting of members appointed from time to time by the Board of Directors of the Company, and shall comprise not less than such number of directors as shall be required to permit the Plan to satisfy the requirements of Section 162(m) of the Code. The Committee administering the Plan shall be composed solely of “outside directors” within the meaning of Section 162(m) of the Code.
1.4	“Company” means The Goodyear Tire & Rubber Company, an Ohio corporation.
1.5	“Disability” means a total and permanent disability that causes a Participant to be eligible to receive long term disability benefits from the Company’s long term disability plan, or any similar plan or program sponsored by a subsidiary of the Company.
1.6	“EBIT” has the meaning set forth in Section 3.1 hereof.
1.7	“Executive Officers” mean Board-appointed officers of the Company who are designated by the Board as “Section 16 officers.”
1.8	“Participant” means an Executive Officer who is selected by the Committee to participate in the Plan.
1.9	“Performance Period” means the time period during which the achievement of the performance goals is to be measured.
1.10	“Plan” means this Management Incentive Plan.
1.11	“Retirement” means termination of employment with the Company or an affiliated entity when a Participant is age 55 or older.

ARTICLE II

Eligibility and Participation

2.1	Eligibility and Participation. The Committee shall select Executive Officers of the Company who are eligible to receive Awards under the Plan, and who shall be Participants in the Plan during any Performance Period in which they may earn an Award.

ARTICLE III

Terms of Awards

3.1	Calculation of Awards. The Award payable under the Plan for a Performance Period (proportionately adjusted for any portion of the Performance Period that is less than a full calendar year) is equal to 0.75% of EBIT for the Chief Executive Officer for the Performance Period and 0.5% of EBIT for each of the other Participants for the Performance Period.
“EBIT” means the Company’s net sales, less cost of goods sold, and selling, administrative and general expense, as reported in the Company’s consolidated statement of operations for the applicable Performance Period, prior to accrual of any amounts for payment under the Plan for the Performance Period, adjusted to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items, other unusual or non-recurring items, and the cumulative effect of tax or accounting changes, each as defined by generally accepted accounting principles or identified in the Company’s consolidated financial statements, notes to the consolidated financial statements or management’s discussion and analysis of financial condition and results of operations.

3.2	Discretionary Adjustment. The Committee may not increase the amount payable under the Plan or with respect to an Award pursuant to Section 3.1, but retains the discretionary authority to reduce the amount. The Committee may establish factors to take into consideration in implementing its discretion, including, but not limited to, corporate and/or business unit performance against achievement of financial goals (e.g., operating income or cash flow) or non-financial goals, economic and relative performance considerations, and assessments of individual performance.
3.3	Form of Payment. Each Award under the Plan shall be paid in cash or its equivalent. The Committee in its discretion may determine that all or a portion of an Award shall be paid in shares of common stock, restricted stock, stock options, or other stock-based or stock-denominated units, which shall be issued pursuant to the Company’s equity compensation plans in existence at the time of the grant.
3.4	Timing of Payment. Payment of Awards will be made as soon as practicable following the end of the Performance Period and after determination of and certification of the Award, but in no event more than two and a half months after the end of the calendar year with respect to which such Award was earned, unless the a Participant has, prior to the grant of an Award, submitted an election to defer receipt of the Award in accordance with a deferred compensation plan approved by the Committee.
3.5	Performance Period. Within 90 days after the commencement of each fiscal year or, if earlier, by the expiration of 25% of a Performance Period, the Committee will designate one or more Performance Periods, determine the Participants for the Performance Periods and affirm the applicability of the Plan’s formula for determining the Award for each Participant for the Performance Periods. The time period during which the achievement of the performance goals is to be measured shall be determined by the Committee, but may be no longer than five years and no less than six months.
3.6	Certification. Following the close of each Performance Period and prior to payment of any amount to any Participant under the Plan, the Committee will certify in writing as to the attainment of the performance goals and the amount of the Award.

ARTICLE IV

New Hires, Promotions and Terminations

4.1	New Participants During the Performance Period. If an individual is newly hired or promoted during a calendar year into a position eligible for participation in the Plan, he or she shall be eligible for an Award under the Plan for the Performance Period, prorated for the portion of the Performance Period following the date of eligibility for the Plan, subject to Section 3.2 hereof and the other terms and conditions of the Plan.
4.2	Retirement, Disability or Death. A Participant who terminates employment with the Company during a Performance Period due to Retirement, Disability or death shall be eligible, unless otherwise determined by the Committee, to receive an Award prorated for the portion of the Performance Period prior to termination of employment. Awards payable in the event of death shall be paid to the Participant’s estate.
4.3	Termination of Employment. If a Participant terminates employment with the Company for a reason other than Retirement, Disability or death, unless otherwise determined by the Committee, no Award shall be payable with respect to the Performance Period in which such termination occurs.

ARTICLE V

Miscellaneous

5.1	Withholding Taxes. The Company shall have the right to make payment of Awards net of any applicable federal, state, local or foreign taxes required to be withheld, or to require the Participant to pay such withholding taxes. If the Participant fails to make such tax payments as required, the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations.
5.2	Nontransferability. No Award may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, including assignment pursuant to a domestic relations order, during the time in which the requirement of continued employment or attainment of performance goals has not been achieved. Each Award shall be paid during the Participant’s lifetime only to the Participant, or, if permissible under applicable law, to the Participant’s legal representatives. No Award shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities or torts of the Participant.

5.3	Administration. The Committee shall administer the Plan, interpret the terms of the Plan, amend and rescind rules relating to the Plan, and determine the rights and obligations of Participants under the Plan. The Committee may delegate any of its authority as it solely determines, consistent with applicable law and the rules and regulations of the New York Stock Exchange. In administering the Plan, the Committee may at its option employ compensation consultants, accountants and counsel and other persons to assist or render advice to the Committee, all at the expense of the Company. All decisions of the Committee shall be final and binding upon all parties including the Company, its stockholders, and the Participants. The provisions of this Plan are intended to ensure that all Awards granted hereunder qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code, and this Plan shall be interpreted and operated consistent with that intention.
5.4	Severability. If any provisions of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision will be stricken as to such jurisdiction, and the remainder of the Plan or Award shall remain in full force and effect.
5.5	No Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.
5.6	Employment at Will. Neither the adoption of the Plan, eligibility of any person to participate, nor payment of an Award to a Participant shall be construed to confer upon any person a right to be continued in the employ of the Company. The Company expressly reserves the right to discharge any Participant whenever in the sole discretion of the Company its interest may so require.
5.7	Amendment or Termination of the Plan. The Board of Directors of the Company reserves the right to amend or terminate the Plan at any time with respect to future Awards to Participants. Amendments to the Plan will require stockholder approval to the extent required to comply with applicable law, including the exemption under Section 162(m) of the Code.
5.8	Non-Exclusivity of Plan. Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, cash or equity-based compensation arrangements, either tied to performance or otherwise.
5.9	Governing Law. The Plan and any agreements hereunder shall be interpreted in accordance with the laws of the State of Ohio, without reference to principles of conflict of laws that might result in the application of the laws of another jurisdiction, and applicable federal law.

C/O COMPUTERSHARE TRUST COMPANY, N.A. P.O. BOX 43069 PROVIDENCE, RI 02940-3069
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 7, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by The Goodyear Tire & Rubber Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 7, 2008. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Goodyear Tire & Rubber Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote via the Internet or by phone, please do not mail your card. Your vote is important. Please vote immediately.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	GOODY1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE GOODYEAR TIRE & RUBBER COMPANY The Board of Directors Recommends a Vote FOR Election of All Nominees and FOR Items 2, 3 and 4.
	Vote on Directors	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

ITEM 1. Election of Directors
NOMINEES:	01) James C. Boland 07) Rodney O’Neal	☐	☐	☐
02) James A. Firestone 08) Shirley D. Peterson
03) Robert J. Keegan          09) G. Craig Sullivan
04) W. Alan McCollough     10) Thomas H. Weidemeyer
05) Steven A. Minter           11) Michael R. Wessel
06) Denise M. Morrison

Vote on Proposals		For	Against	Abstain

ITEM 2.	Approval of the adoption of the 2008 Performance Plan.	☐	☐	☐
ITEM 3.	Approval of the adoption of the Management Incentive Plan.	☐	☐	☐
ITEM 4.	Ratification of appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm.	☐	☐	☐
Please sign name exactly as it appears above. Each joint owner should sign. Please indicate title if you are signing as executor, administrator, trustee, custodian, guardian or corporate officer.

The undersigned hereby acknowledges receipt of Notice of 2008 Annual Meeting of Shareholders and Proxy Statement.

YES NO
MATERIALS ELECTION
As of July 1, 2007, SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. Check the box to the right if you want to receive a complete set of future proxy materials by mail, at no cost to you. If you do not take action you may receive only a Notice.
☐	Please indicate if you plan to attend this meeting	☐ ☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Annual Meeting of Shareholders

The Goodyear Tire & Rubber Company
April 8, 2008
9:00 A.M.
Offices Of The Company
Goodyear Theater
1201 East Market Street
Akron, Ohio
PLEASE VOTE — YOUR VOTE IS IMPORTANT
Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The 2008 Notice and Proxy Statement and 2007 Annual Report are available at www.proxyvote.com.

THE GOODYEAR TIRE & RUBBER COMPANY
PROXY FOR 2008 ANNUAL MEETING OF SHAREHOLDERS
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a holder (or designated proxy) of shares of the Common Stock of The Goodyear Tire & Rubber Company, hereby appoints C. Thomas Harvie, W. Mark Schmitz and Bertram Bell and each or any of them, the proxies or proxy of the undersigned, with full power of substitution, to represent the undersigned, and to vote all of the shares of Common Stock that the undersigned is entitled to vote, at the Annual Meeting of Shareholders of the Company to be held at its offices in Akron, Ohio, on Tuesday, April 8, 2008, at 9:00 A.M., Akron time, and at any and all adjournments thereof; with the power to vote said shares for the election of eleven Directors of the Company (with discretionary authority to cumulate votes), upon the other matters listed on the reverse side hereof and upon all other matters as may properly come before the meeting or any adjournment thereof. This Proxy is given and is to be construed according to the laws of the State of Ohio.
If you sign and return this card without marking, this proxy card will be treated as being FOR the election of Directors (with discretionary authority to cumulate votes), and FOR Items 2, 3 and 4.
If you plan to attend the 2008 ANNUAL MEETING, please mark the box indicated on the reverse side.
THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

C/O COMPUTERSHARE TRUST COMPANY, N.A. P.O. BOX 43069 PROVIDENCE, RI 02940-3069
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 3, 2008. Have your voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER
COMMUNICATIONS
If you would like to reduce the costs incurred by The Goodyear Tire & Rubber Company in mailing proxy materials, you can consent to receiving all future proxy statements, voting instruction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 3, 2008. Have your voting instruction card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your voting instruction card and return it in the postage-paid envelope we have provided or return it to The Goodyear Tire & Rubber Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
If you vote via the Internet or by phone,
please do not mail your card.
Your vote is important. Please vote immediately.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	GOODY3	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE GOODYEAR TIRE & RUBBER COMPANY The Board of Directors Recommends a Vote FOR Election of All Nominees and FOR Items 2, 3 and 4.
	Vote on Directors	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

ITEM 1. Election of Directors
NOMINEES:	01) James C. Boland 07) Rodney O’Neal	☐	☐	☐
02) James A. Firestone 08) Shirley D. Peterson
03) Robert J. Keegan          09) G. Craig Sullivan
04) W. Alan McCollough      10) Thomas H. Weidemeyer
05) Steven A. Minter           11) Michael R. Wessel
06) Denise M. Morrison

Vote on Proposals		For	Against	Abstain

ITEM 2.	Approval of the adoption of the 2008 Performance Plan.	☐	☐	☐
ITEM 3.	Approval of the adoption of the Management Incentive Plan.	☐	☐	☐
ITEM 4.	Ratification of appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm.	☐	☐	☐
Authorization: I acknowledge receipt of the Notice of 2008 Annual Meeting of Shareholders and Proxy Statement. I hereby instruct the trustee to vote by proxy, in the form solicited by the Board of Directors, the number of full shares in this Plan account(s) as specified above, or, if not specified above, as recommended by the Board of Directors.
YES NO
MATERIALS ELECTION
As of July 1, 2007, SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. Check the box to the right if you want to receive a complete set of future proxy materials by mail, at no cost to you. If you do not take action you may receive only a Notice.
☐	Please indicate if you plan to attend this meeting	☐ ☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Annual Meeting of Shareholders

The Goodyear Tire & Rubber Company
April 8, 2008
9:00 A.M.
Offices Of The Company
Goodyear Theater
1201 East Market Street
Akron, Ohio
PLEASE VOTE — YOUR VOTE IS IMPORTANT
Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The 2008 Notice and Proxy Statement and 2007 Annual Report are available at www.proxyvote.com.

CONFIDENTIAL VOTING INSTRUCTIONS 2008 ANNUAL MEETING OF SHAREHOLDERS
FOR EMPLOYEE SAVINGS AND OTHER PLANS
Solicited on Behalf of the Board of Directors

April 8, 2008

The proxy soliciting materials furnished by the Board of Directors of The Goodyear Tire & Rubber Company in connection with the Annual Meeting of Shareholders to be held on Tuesday, April 8, 2008, are delivered herewith.
Under each employee savings or similar plan in which you participate, you have the right to give written instructions to the trustee for such plan to vote as you specify the number of full shares of Common Stock of The Goodyear Tire & Rubber Company representing your proportionate interest in each such plan on February 15, 2008.
As a participant in and a named fiduciary (i.e. the responsible party identified in the voting section of each Plan Document) under an employee savings plan or other similar plan, you have the right to direct The Northern Trust Company or JPMorgan Chase Bank, N.A., as trustee, how to vote the shares of Common Stock of The Goodyear Tire & Rubber Company allocated to this account under such plan as well as a portion of any shares for which no timely voting instructions are received from other participants .. Each savings plan provides that the trustee will vote the shares for which voting instructions have not been received in the same proportion as it votes the shares for which it has received such instructions unless to do so would be inconsistent with the trustee’s duties. If you wish to have the shares allocated to this account under the plan as well as a portion of any shares for which no timely voting instructions are received from other participants voted by the trustee in accordance with your instructions, please sign the authorization on the reverse side of this card and return it in the enclosed envelope or give your instructions by telephone or via the Internet.
I hereby instruct the trustee to vote (or cause to be voted) all shares of Common Stock of The Goodyear Tire & Rubber Company credited to this account under each plan at February 15, 2008 at the Annual Meeting of Shareholders to be held on April 8, 2008 and at any adjournment thereof as indicated on the reverse side hereof and upon all other matters as may properly come before the meeting or any adjournment thereof.
Unless otherwise specified on the reverse side, if you give your instructions by signing and returning this card, or by telephone or via the Internet, the Trustee will vote FOR the election of Directors (with discretionary authority to cumulate votes), and FOR Items 2, 3 and 4.
If you plan to attend the 2008 ANNUAL MEETING, please mark the box indicated on the reverse side.
THIS CONFIDENTIAL VOTING INSTRUCTIONS CARD IS CONTINUED ON THE REVERSE SIDE.
PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.